UNITED STATES
SECURITY AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

INVESTOOLS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock of the Company, par value $0.01 per share

(2)	Aggregate number of securities to which transaction applies:

19,104,762

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee is determined based upon the sum of (i) product of (a) 19,104,762 shares of Common Stock and (b) $11.26, which was the average of the high and low price of the Common Stock on The NASDAQ Global Market on November 2, 2006, and (ii) $170,000,000. In accordance with the Exchange Act Rule 0-11(c), the filing fee was determined by multiplying 0.000107 by the aggregate merger consideration of

$385,119,620.12

(4)	Proposed maximum aggregate value of transaction:

$385,119,620.12

(5)	Total fee paid:

$41,207.80

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION, NOVEMBER 2, 2006

INVESTOOLS INC.
13947 South Minuteman Drive
DRAPER, UTAH 84020

          ,
Dear INVESTools Stockholder,

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of INVESTools Inc. (the “Company”) to be held on          , 200, at   a.m. (local time) at          . A notice of the meeting, a proxy card and a proxy statement containing information about the matters to be acted upon are enclosed.

As you may know, we have agreed to acquire thinkorswim Group, Inc., which will create a unique business model with the ability to offer differentiated product offerings for retail and institutional investors.

All holders of record at the close of business on          , of the outstanding shares of common stock of the Company will be entitled to vote at the Special Meeting, at which you will be asked to:

1. Approve the issuance of shares of our common stock in connection with the proposed merger of thinkorswim Group, Inc. and a wholly-owned subsidiary of the Company, and grants of options to purchase our common stock to the employees of thinkorswim Group, Inc. (the “Issuance Proposal”);

2. Approve the amendment to our Certificate of Incorporation to increase the authorized common stock to 100 million shares (the “Charter Amendment”);

3. Approve an amendment to the Company’s 2001 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder from 8 million to 12 million shares (the “Option Plan Amendment”);

4. Approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the meeting to approve the proposals; and

5. Act upon other business as may properly come before the meeting or any adjournment thereof.

The rules of The NASDAQ Global Market require stockholder approval of the issuance of our common stock in the proposed transaction.

Approval of the Issuance Proposal and the Option Plan Amendment requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Special Meeting and entitled to vote thereon, provided that a quorum consisting of a majority of the shares of common stock entitled to vote is present. Approval of the Charter Amendment requires the affirmative vote of a majority of the shares of our common stock entitled to vote thereon.

The accompanying proxy statement provides important information about the proposals — please read it carefully.

It is important that your shares be represented at the meeting. Accordingly, we request that you promptly sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.

Regards,

Lee K. Barba
Chief Executive Officer

This proxy statement is dated          ,
and is first being mailed to stockholders on or about          ,

INVESTOOLS INC.
13947 South Minuteman Drive
DRAPER, UTAH 84020

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
          , 200

To the Stockholders of INVESTools Inc.:

A special meeting of stockholders (the “Special Meeting”) of INVESTools Inc. (the “Company”) will be held on          , 200, at   a.m. (local time) at          , for the following purposes:

1. To approve the issuance of shares of our common stock in connection with the proposed merger of thinkorswim Group, Inc. and a wholly-owned subsidiary of the Company, and grants of options to purchase our common stock to the employees of thinkorswim Group, Inc. (the “Issuance Proposal”);

2. To approve the amendment to our Certificate of Incorporation to increase the authorized common stock to 100 million shares (the “Charter Amendment”);

3. To approve an amendment to the Company’s 2001 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder from 8 million to 12 million shares (the “Option Plan Amendment”);

4. To approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the meeting to approve the proposals described above; and

5. To act upon other business as may properly come before the meeting or any adjournment thereof.

Further information regarding the Special Meeting and the proposals described above is set forth in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on          , as the record date for the meeting, and only holders of common stock of record at such time will be entitled to vote at the Special Meeting or any adjournments thereof. You are cordially invited to attend the Special Meeting in person. Even if you plan to attend the Special Meeting, we urge you to vote your shares at your earliest convenience in order to ensure that your shares will be represented at the meeting. You can vote by signing, dating and returning the enclosed proxy card, or by submitting your proxy voting instructions by telephone or through the Internet. If you hold your shares through a broker or other nominee you should contact your broker to determine whether you may submit your proxy by telephone or Internet.

The Board of Directors has unanimously approved the proposals described above. Accordingly, the Board of Directors unanimously recommends that you vote “FOR” approval of the Issuance Proposal, the Option Plan Amendment and the Charter Amendment.

By Order of the Board of Directors

Lee K. Barba
Chairman of the Board

          ,

INVESTOOLS INC.
13947 South Minuteman Drive
DRAPER, UTAH 84020

PROXY STATEMENT
Special Meeting of Stockholders

This Proxy Statement and accompanying Proxy Card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of INVESTools Inc., a Delaware corporation (“INVESTools” or the “Company”), for use at the special meeting of stockholders of the Company to be held at          , at   a.m. (local time) on          , and at any adjournments thereof (such meeting or adjournment(s) thereof referred to as the “Special Meeting”), for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Special Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy card are first being mailed to stockholders on or about          .

The close of business on          , 2006, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. As of the record date, there were           shares of our common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding. Each share is entitled to one vote on all issues requiring a stockholder vote at the Special Meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

To approve the first proposal, the issuance of shares of Common Stock in connection with the proposed merger of thinkorswim Group, Inc., a Delaware corporation (“thinkorswim”) and a wholly-owned subsidiary of the Company, and the granting of options to purchase Common Stock to the employees of thinkorswim, will require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting and entitled to vote thereon.

To approve the second proposal, the amendment to INVESTools’ Certificate of Incorporation, will require the affirmative vote of a majority of the shares of our common stock entitled to vote thereon.

To approve the third proposal, the amendment to the Company’s 2001 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 8 million to 12 million shares, will require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting and entitled to vote thereon.

Any person who signs and mails the enclosed proxy, even though executed and returned, may revoke the proxy at any time prior to the voting of the proxy (i) by the execution and submission of a revised proxy, (ii) by written notice to the Corporate Secretary of the Company or (iii) by voting in person at the Special Meeting. However, a proxy will not be revoked simply by attending the Special Meeting and not voting. To revoke a proxy previously submitted by telephone or the Internet, a stockholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked.

QUESTIONS AND ANSWERS

Q.	Why is INVESTools asking you to approve the issuance of shares of Common Stock?

A.	On September 18, 2006, INVESTools and thinkorswim entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which thinkorswim will merge with a wholly-owned subsidiary of INVESTools.

Under the terms of the Merger Agreement, which was approved unanimously by the Boards of Directors of INVESTools and thinkorswim, thinkorswim will become a wholly-owed subsidiary of INVESTools (the “Merger”) and thinkorswim stockholders will receive 50% of the merger consideration in cash and 50% in stock, representing approximately $170 million in cash and 19.1 million shares of Common Stock. Employees of thinkorswim will also receive retention bonus opportunities equaling, in the aggregate, $20 million, which would be paid in equal annual installments over the three-year period following the closing of the Merger.

The NASDAQ Global Market rules require the approval of the Company’s stockholders prior to the issuance of additional shares of Common Stock in any transaction if the common stock to be issued as merger consideration (i) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such common stock or (ii) is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. The number of shares to be issued to thinkorswim stockholders is equal to approximately 42.3% of the shares outstanding before the Merger (29.7% after the Merger). Therefore, your approval is required.

Delaware law requires the approval of the Company’s stockholders prior to amending INVESTools’ Certificate of Incorporation. Immediately prior to the Merger, subject to the receipt of stockholder approval, INVESTools’ Certificate of Incorporation will be amended to increase the number of authorized shares of Common Stock to 100 million.

In connection with the Merger, the Company will grant to the employees of thinkorswim options to purchase 2,255,563 shares of Common Stock under the Company’s 2001 Stock Option Plan, half with an exercise price equal to the fair market value of the underlying Common Stock at the time of grant, and half with an exercise price equal to 150% of such fair market value. The Company intends to amend its 2001 Stock Option Plan to maintain the approximate number of shares of Common Stock eligible for future awards under the plan, by increasing the number of shares of Common Stock available for issuance thereunder from 8 million to 12 million shares. The Company must obtain stockholder approval to amend its 2001 Stock Option Plan.

You are not being asked to approve the proposed transaction itself, although if INVESTools stockholders do not approve the issuance of shares or the amendment to the Certificate of Incorporation, the proposed transaction cannot occur on its current terms.

Q.	Who is thinkorswim?

A.	thinkorswim is a leading retail online brokerage firm, specializing in options and also offering customers a broad range of products including equities, futures, mutual funds, and bonds. thinkorswim supports retail and institutional traders through its own trading platforms and is widely recognized as the premier option software for order entry, professional analytical tools and real-time position management. thinkorswim has revolutionized the option industry by teaching and executing complex, multi-leg option strategies with single-click functionality. thinkorswim recently received Barron’s top rating in their 2006 Annual Survey of Best Online Brokers for their software platform. thinkorswim’s platform surpassed its peer group as Barron’s choice for options traders and was the only firm to finish #1 and #2, respectively, in software and browser-based ratings.

Q.	Why is the Company merging with thinkorswim?

A.	In reaching its decision to pursue a combination of INVESTools and thinkorswim, the Board of Directors consulted with senior management and the Company’s financial and legal advisors and considered a number of factors. The Company believes that a combination of INVESTools and thinkorswim represents a compelling opportunity to improve value for stockholders by creating a market leader in the investor education and online brokerage industries and establishing a foundation for long-term growth. For a detailed discussion of the Company’s reasons for merging its wholly-owned subsidiary with thinkorswim, see “Issuance of Common Stock in Connection with the Proposed Merger — INVESTools’ Reasons for the Merger.”

Q.	Is the Board of Directors recommending that I vote for the issuance of Common Stock, the charter amendment, and the amendment to the 2001 Stock Option Plan?

A.	Yes. The Board of Directors has unanimously approved the Merger, the issuance of shares of Common Stock in connection with the Merger, the amendment to INVESTools’ Certificate of Incorporation and the amendment to the 2001 Stock Option Plan. Accordingly, the Board of Directors unanimously recommends that you vote “FOR” such proposals.

Q.	How much INVESTools stock will the current owners of thinkorswim own upon consummation of the Merger?

A.	In connection with the Merger, current thinkorswim stockholders will represent approximately 29.7% of the ownership of INVESTools, and thinkorswim will designate two seats on an expanded eight-member INVESTools’ Board of Directors. Employees of thinkorswim will also receive INVESTools stock options to purchase 2,255,563 shares of Common Stock under the Company’s 2001 Stock Option Plan, half with an exercise price equal to the fair market value of the underlying Common Stock at the time of grant and half with an exercise price equal to 150% of such fair market value. These options will vest over a four-year term.

Q.	Am I entitled to dissenters’ rights?

A.	No, you will not be entitled to dissenters’ rights under Delaware law as a result of the Merger.

Q.	What do I need to do now?

A.	After carefully reading and considering the information contained in this Proxy Statement, you may either complete, sign and date your proxy card and voting instructions and return them in the enclosed postage- paid envelope or vote in person at the Special Meeting. Alternatively, you can simplify your voting and save the Company expense by either voting via the Internet (by visiting the website established for that purpose at [ ] and following the instructions listed there) or calling the toll-free number listed on the proxy card. Please vote your shares as soon as possible so that your shares will be represented at the Special Meeting.

Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A.	Your broker will vote your shares only if you provide instructions on how to vote. Your broker will contact you regarding the procedures necessary for him or her to vote your shares. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your shares will not be voted by your broker.

Q.	Can I change my vote after I have delivered my proxy?

A.	Yes. You may revoke your proxy at any time before it is voted at the meeting by (i) delivering a written notice of revocation to the Secretary of INVESTools, (ii) delivering a later-dated proxy, including by telephone or internet vote or (iii) attending the meeting and voting in person. Attendance at the Special Meeting, in and of itself, will not constitute a revocation of a proxy. If your shares are held in an account at a brokerage firm or a bank, you should contact your brokerage firm or bank to change your vote.

Q.	Who may vote at the Special Meeting?

A.	Holders of shares of Common Stock at the close of business on , 2006 may vote at the Special Meeting.

Q.	How many votes are required to approve the issuance of the additional shares of Common Stock?

A.	The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting is required in order to approve the issuance of the additional shares in connection with the Merger. As of , 2006, there were shares of Common Stock outstanding and, therefore, assuming that all outstanding shares of Common Stock are present in person or represented by proxy at the Special Meeting, the approval of shares of Common Stock is required to approve the amendment to INVESTools’ Certificate of Incorporation and the issuance of additional shares in connection with the Merger.

Q.	What if I don’t vote?

A.	If your proxy card is signed and returned without specifying a vote or an abstention on the proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown “FOR” the proposals on the proxy card. To the extent shares are not voted, such “non-votes” will not be counted for purposes of determining whether the proposals have been approved.

Q.	When do you expect the transaction to be completed?

A.	The closing of the transaction is expected to occur in the first quarter of 2007.

Q.	Where and when is the Special Meeting?

A.	The Special Meeting will take place at , on , at a.m. local time.

Q.	Who can help answer my questions?

A.	If you have any questions about the matters addressed in this Proxy Statement or if you need additional copies of this Proxy Statement, you should contact:

FORWARD-LOOKING STATEMENTS

All statements in this Proxy Statement that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. Because these statements reflect the Company’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this Proxy Statement, including, without limitation, the ability to successfully integrate acquired companies; the success of brand development efforts and strategic alliances; demand for the Company’s products and services; the ability to compete effectively and adjust to changing market conditions; inability to protect the Company’s proprietary technology; difficulties or delays in developing improved products when expected or desired and with the additional features contemplated or desired; the potential for intellectual property infringement, warranty, product liability, and other claims; the uncertainties associated with governmental regulation; and other factors detailed from time to time in INVESTools’ SEC filings. The forward-looking statements are made only as of the date hereof and the Company assumes no obligation to publicly update or revise the forward-looking statements whether as a result of new information, future events, or otherwise.

SUMMARY

The Special Meeting (Page 19)

The Special Meeting will be held on          , at   a.m. (local time) at          . At the Special Meeting, stockholders will consider and vote upon:

•	the issuance of 19,104,762 shares of Common Stock to be issued in connection with the Company’s proposed Merger with thinkorswim, and grants of options to the employees of thinkorswim to purchase 2,255,563 shares of Common Stock under the Company’s 2001 Stock Option Plan, half with an exercise price equal to the fair market value of the underlying Common Stock at the time of grant, and half with an exercise price equal to 150% of such fair market value (the “Issuance Proposal”);

•	the amendment to INVESTools’ Certificate of Incorporation to increase the authorized Common Stock to 100 million shares (the “Charter Amendment”); and

•	the amendment to the Company’s 2001 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 8 million to 12 million shares (the “Option Plan Amendment”).

Record Date; Voting Power; and Vote Required (Page 19)

All holders of Common Stock are entitled to notice, but only stockholders of record holding Common Stock as of the close of business on          , 2006, the record date for the Special Meeting, are entitled to vote at the Special Meeting. As of the record date, there were approximately           shares of Common Stock outstanding. Approximately           holders of record held such shares. Every holder of Common Stock is entitled to one vote for each such share the stockholder held as of the record date.

The Issuance Proposal and the Option Plan Amendment will require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting and entitled to vote thereon. The Charter Amendment will require the affirmative vote of a majority of the shares of Common Stock issued and outstanding.

Revocability of Proxies (Page 20)

You have the right to revoke your proxy at any time before the vote taken at the Special Meeting: if you hold your shares in your name as a stockholder of record, by notifying          ; by attending the Special Meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting); by submitting a later-dated proxy card; or, if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Solicitation of Proxies (Page 20)

The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of INVESTools may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. INVESTools will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. The Company has retained          , a proxy solicitation firm, to assist it in the solicitation of proxies for the Special Meeting and will pay           a customary fee plus reimbursement of out-of-pocket expenses.

Proposed Merger (Page 21)

On September 18, 2006, INVESTools entered into the Merger Agreement with thinkorswim, pursuant to which thinkorswim will become a wholly-owned subsidiary of INVESTools in the Merger. Under the terms of the Merger Agreement, which was approved unanimously by the Boards of Directors of INVESTools and thinkorswim, thinkorswim stockholders will receive approximately $170 million in cash and 19.1 million shares of Common Stock. Employees of thinkorswim will also receive retention bonus opportunities equaling, in the aggregate,

$20 million, which would be paid in equal annual installments over the three-year period following the closing of the Merger. For a detailed description of the conditions to the Merger, please see “Issuance of Common Stock in Connection with the Proposed Merger — Merger Agreement.” For a detailed description of our reasons for the Merger, please see “Issuance of Common Stock in Connection with the Proposed Merger — INVESTools’ Reasons for the Transaction.”

Upon the consummation of the transaction, the combined company will be subject to certain risks. In deciding whether to approve the Issuance Proposal and the Charter Amendment, you should carefully read and consider the risk factors contained in “thinkorswim-thinkorswim Qualitative and Quantitative Disclosure About Market Risk” and in INVESTools’ Annual Report on Form 10-K for the year ended December 31, 2005.

Board of Directors Recommendation to Stockholders (Page 33)

The Board of Directors has unanimously approved the proposals described above. Accordingly, the Board of Directors unanimously recommends that you vote “FOR” approval of the Issuance Proposal, the Option Plan Amendment and the Charter Amendment.

INVESTools’ Board after the Merger (Page 29)

Subject to the satisfaction or waiver of all conditions precedent to the Merger, the Company has agreed, effective immediately following the Merger, that current thinkorswim directors Tom Sosnoff and Scott Sheridan shall become members of the Board of Directors and they, or their designees, will be nominated at any annual meeting of our stockholders held within the next three years. The size of the Board of Directors shall concurrently be increased to eight members.

Management Ownership (Page 47)

At the close of business on the record date, our directors and executive officers were entitled to vote 2,253,425 shares of Common Stock, or approximately 5% of the shares outstanding on that date. These individuals have indicated that they intend to vote in favor of the Issuance Proposal and the Charter Amendment. For more information about the security ownership of our directors and executive officers, please see “Security Ownership of Certain Beneficial Owners.”

Opinion of INVESTools’ Financial Advisor (Page 23)

In connection with the Merger, one of the Company’s financial advisors, Updata Securities, Inc. (“Updata”), delivered a written opinion to the Board of Directors as to the fairness to INVESTools, from a financial point of view, of the consideration to be paid to the thinkorswim stockholders in connection with the Merger. The full text of Updata’s written opinion, dated September 15, 2006, is attached to this Proxy Statement as Annex A. The Company encourages you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. The opinion is addressed to the Board of Directors and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the issuance of the additional shares of Common Stock. INVESTools has agreed to pay Updata a fee for the delivery of this opinion.

Indebtedness and the Financing of the Merger (Page 31)

In connection with the Merger, the Company will issue approximately 19.1 million shares of Common Stock and will pay approximately $170 million in cash to thinkorswim’s securityholders. An additional $15.2 million in cash will be used to pay customary fees and expenses in connection with the Merger, the financing arrangements and the related transactions. The cash payments are expected to be funded by a combination of the following:

•	new senior secured credit facilities in the amount of $150 million, consisting of a $125 million senior secured term loan facility and a $25 million senior secured revolving credit facility. The revolving credit facility is not expected to be utilized at the closing; and

•	cash and marketable securities on hand in an amount of approximately $60.2 million.

Rights of Appraisal

Under Delaware law and INVESTools’ Certificate of Incorporation, holders of shares of Common Stock are not entitled to any dissenters’ rights to seek appraisal of their shares, or to any preemptive rights, in connection with the proposed transaction.

Material U.S. Federal Income Tax Consequences (Page 31)

There are no material U.S. federal income tax consequences to the Company’s current stockholders that will result from our issuance of additional shares of Common Stock in the Merger.

Accounting Treatment (Page 31)

The Merger with thinkorswim will be accounted for under the purchase method of accounting under accounting principles generally accepted in the United States of America (“US GAAP”). For a detailed discussion of accounting treatment, please see “Issuance of Common Stock in Connection with the Proposed Merger — Accounting Treatment.”

Regulatory Matters (Page 30)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act” or “HSR Act”), and the rules promulgated thereunder by the Federal Trade Commission (“FTC”), the Merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the Department of Justice (“DOJ”) and the applicable waiting period has expired or been terminated. INVESTools and thinkorswim filed notification and report forms under the HSR Act with the FTC and the Antitrust Division of the DOJ on October 13, 2006, and received early termination of the waiting period on October 23, 2006.

Additionally, prior to the completion of the Merger, thinkorswim, as a U.S.-registered broker-dealer, is required under the rules of the National Association of Securities Dealers (the “NASD”) to make certain filings in respect of the change in control of thinkorswim.

Except as noted above with respect to the required filings under the Hart-Scott-Rodino Act, the filings with the NASD, and the filing of a Certificate of Merger in Delaware at or before the effective date of the Merger, the Company is unaware of any material federal, state or foreign regulatory requirements or approvals required for the completion of the Merger.

The Companies

INVESTools Inc.

INVESTools is a global leader in investor education. INVESTools offers a full range of investor education products and services that provide lifelong learning in a variety of delivery formats, including instructor-led workshops, “at home” study programs, personal training sessions and through the Internet. More than 250,000 investors around the world have graduated from INVESTools investor education programs. Visit INVESTools’ corporate website at http://www.investools.com for more information regarding the INVESTools Methodtm.  INVESTools’ principal executive offices are located at 13947 South Minuteman Drive, Draper, Utah 84020.

thinkorswim Group, Inc.

As a leading retail online brokerage firm, thinkorswim specializes in options and also offers customers a broad range of products including equities, futures, mutual funds and bonds. The company supports retail and institutional traders through its own trading platforms and is widely recognized as the premier option software for order entry, professional analytical tools and real-time position management. thinkorswim has revolutionized the option industry by teaching and executing complex, multi-leg option strategies with single-click functionality. thinkorswim’s principal executive offices are located at 600 West Chicago Avenue, Suite 100, Chicago, Illinois 60610.

thinkorswim recently received Barron’s top rating in their 2006 Annual Survey of Best Online Brokers. thinkorswim’s platform surpassed its peer group as Barron’s choice for options traders and was the only firm to finish #1 and #2 in software and browser-based ratings.

COMPARATIVE UNAUDITED PER SHARE DATA

The table below depicts the earnings (loss) per common share, pro forma earnings (loss) per common share, book value per common share and cash dividends declared per common share for (i) each of INVESTools and thinkorswim on a historical basis and (ii) the combination of INVESTools and thinkorswim on a pro forma combined basis. The pro forma data of the combined company assumes that 19.1 million shares of Common Stock will be issued in the Merger. The pro forma data of the combined company was derived by combining the historical consolidated financial information of INVESTools and thinkorswim using the purchase method of accounting for business combinations as described elsewhere in this Proxy Statement. For a discussion of the assumptions and adjustments made in the preparation of the pro forma financial information presented in this Proxy Statement, see “Unaudited Pro Forma Condensed Combined Financial Statements.”

You should read the information presented in this table below together with the selected historical consolidated financial data, historical consolidated financial statements and the related notes of INVESTools incorporated herein by reference, the separate historical consolidated financial statements and related notes of thinkorswim appearing elsewhere in this Proxy Statement, and the Unaudited Pro Forma Condensed Combined Financial Statements appearing elsewhere in this Proxy Statement. The pro forma data is unaudited and for illustrative purposes only. The companies may have performed differently had they been combined for the periods presented. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies been combined for the periods illustrated or the future results that the combined company will achieve after the consummation of the Merger.

	As of, or for the	As of, or for the
	Year Ended December 31,	Six-Months Ended June 30,
	2005	2006

INVESTools
Per Share Data:
Loss Per Share — Basic and Diluted	$(0.35)	$(0.67)
Book value per share	$(0.53)	$(1.21)
Dividends declared per share	—	—
thinkorswim
Per Share Data:
Earnings Per Share:
Basic	$3.61	$7.96
Diluted	$2.05	$4.51
Book value per share	$36.77	$42.38
Dividends declared per share	—	—
Pro Forma Combined
Per Share Data:
Loss Per Share — Basic and Diluted	$(1.11)	$(0.79)
Book value per share		$1.76
Dividends declared per share	—	—

SELECTED HISTORICAL FINANCIAL DATA OF INVESTOOLS

The following table sets forth a summary of selected historical financial data of INVESTools for each of the fiscal years in the five-year period ended December 31, 2005 and for the six-month periods ended June 30, 2005 and 2006. The information is derived from, and should be read in conjunction with, the consolidated financial statements and the notes related to those financial statements, of INVESTools. See “Where you can find Additional Information.” In the opinion of INVESTools’s management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. The information set forth below is not necessarily indicative of the results of future operations.

	As of, or for the Years					As of, or for the
	Ended December 31,					Six-Months Ended June 30,
	2005	2004	2003	2002	2001	2006	2005
	(Dollars in thousands, except per share data)

Revenue	$138,621	$97,169	$69,802	$53,923	$51,560	$77,177	$64,786
Operating loss	(16,131)	(11,910)	(5,849)	(5,340)	(9,111)	(31,103)	(15,752)
Net loss attributable to common stockholders	(15,742)	(11,727)	(7,301)	(33,669)	(9,044)	(30,166)	(15,563)
Loss per share — Basic and diluted	(0.35)	(0.26)	(0.17)	(0.80)	(0.27)	(0.67)	(0.35)
Dividends per share	—	—	—	—	—	—	—
Total assets	72,699	49,778	26,551	25,305	55,174	102,357	56,334
Long-term debt(1)	9,814	8,505	639	—	—	20,577	10,319

(1)	Includes deferred revenue in the amounts of $9,301, $8,421, $476, $19,732, and $9,726 as of December 31, 2005, 2004, 2003, and as of June 30, 2006 and 2005, respectively

SELECTED HISTORICAL FINANCIAL DATA OF THINKORSWIM

The following table sets forth a summary of selected historical financial data of thinkorswim for each of the fiscal years in the three-year period ended December 31, 2005 and the six-month periods ended June 30, 2006 and 2005. This information is derived from, and should be read in conjunction with, the audited consolidated financial statements and the notes related to those financial statements of thinkorswim, which are included elsewhere in this Proxy Statement. See “Index to thinkorswim Financial Statements.” In the opinion of thinkorswim’s management, all material adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. The information set forth below is not necessarily indicative of the results of future operations.

	As of, or for the Years			As of, or for the Six
	Ended December 31,			Months Ended June 30,
	2005	2004	2003	2006	2005
	(Dollars in thousands, except per share data)

Revenue	$26,359	$17,064	$13,097	$28,147	$9,174
Operating income	4,245	1,078	2,106	9,546	1,980
Net income	2,684	712	3,142	5,892	1,079
Earnings per share:
Basic	$3.61	$1.06	$5.22	$7.96	$1.44
Diluted	$2.05	$0.60	$3.20	$4.51	$0.82
Dividends per share	—	—	—	—	—
Total assets	39,422	35,365	11,148	47,766	37,724
Long-term debt	375	—	—	375	—

SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following table sets forth a summary of selected unaudited pro forma condensed combined operating financial data and is designed to show how the Merger of thinkorswim and a wholly-owned subsidiary of INVESTools might have affected historical financial statements if the Merger had been completed at an earlier time. This information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements of INVESTools and thinkorswim which are included elsewhere in this Proxy Statement. See “Unaudited Pro Forma Condensed Combined Financial Statements.”

The unaudited pro forma balance sheet assumes that the Merger took place on June 30, 2006, and combines INVESTools’ June 30, 2006 condensed consolidated balance sheet with thinkorswim’s June 30, 2006 condensed consolidated balance sheet. The unaudited pro forma statements of operations for the six months ended June 30, 2006 and for the year ended December 31, 2005 give effect to the Merger as if it occurred on January 1, 2005.

The summary unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single entity during these periods.

		As of or for the
	Fiscal Year	Six-Months Ended
	Ended December 31, 2005	June 30, 2006
	(Dollars in thousands, except per share data)

Revenue	$164,980	$105,324
Operating loss	(62,028)	(46,557)
Net loss	(71,055)	(50,351)
Loss per share — basic and diluted(1)	(1.11)	(0.79)
Dividends per share	—	—
Balance Sheet Data:	—	—
Total assets		452,851
Long-term debt		164,286

(1)	As the effects of including the incremental shares associated with stock options are antidilutive for both the year ended December 31, 2005 and six months ended June 30, 2006, they are not included in the weighted average common shares outstanding, and both diluted and basic earnings per share reflect the same calculation.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements contained herein have been derived by combining INVESTools’ historical consolidated balance sheet and statements of operations with that of thinkorswim’s for the periods presented. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005, and for the six months ended June 30, 2006, give pro forma effect as if the transaction had occurred on January 1, 2005. The unaudited pro forma condensed combined balance sheet gives pro forma effect as if the transaction had occurred on June 30, 2006. The historical combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. Pro forma adjustments are based on preliminary estimates and assumptions.

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, with INVESTools as the acquiring entity. Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and identifiable intangible assets of thinkorswim, based on their respective estimated fair values. The unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates of fair values. The Company is in the process of obtaining valuation experts to assist in determining the fair values of intangible assets, and the preliminary estimated fair values in these unaudited pro forma condensed combined financial statements have been determined based upon management’s best estimates. Therefore, the actual amounts recorded as of the completion of the Merger could differ materially from the information presented in the unaudited pro forma condensed combined financial statements.

INVESTools expects to incur certain costs over the next few years associated with integrating the technologies of INVESTools and thinkorswim. Management’s development of these integration plans is underway. The impact of these plans, assuming they are in place at the consummation date of the Merger, could increase or decrease the amount of goodwill and intangible assets recognized in accordance with EITF No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.

As part of the Merger Agreement, INVESTools agreed to issue up to a maximum of 728,608 additional shares of common stock to thinkorswim shareholders in the event the stock’s average trading price fell below $8.75 per share during the twenty-day period prior to certain dates subsequent to the Merger (with an $8.00 floor on such share price). The various dates are those on which specific groups of thinkorswim shareholders are first permitted to sell INVESTools shares, or portions thereof, that they received as merger consideration. The potential dates specified fall between six months and three years after the Merger closes. At the time the Merger was announced, the fair market value of INVESTool’s stock was $8.59. Because the additional shares are contingently issuable if the price falls below $8.75 per share, the value of the portion of the purchase price attributable to the issuance of common stock has been increased to $8.75 per share in accordance with EITF No. 97-15, Accounting for Contingency Arrangements Based on Security Prices in a Purchase Business Combination.

INVESTOOLS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
June 30, 2006

	INVESTools	thinkorswim	Pro Forma		Pro Forma
	Inc.	Group, Inc.	Adjustments		Combined
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$20,969	$12,961	$(17,444	)c
			(5,333	)h	$11,153
Receivable from clearing broker	—	4,927	—		4,927
Marketable securities	37,662	17,246	(54,908	)h	—
Accounts receivable	2,927	1,498	—		4,425
Deferred tax asset	—	—	3,331	b	3,331
Other current assets	4,800	1,614	—		6,414

Total current assets	66,358	38,246	(74,354)		30,250
Long-term restricted cash	371	—	—		371
Goodwill	18,085	105	201,922	a
			(105	)g	220,007
Intangible assets	3,949	1,472	177,700	a
			(1,472	)g	181,649
Furniture, equipment, & software development	12,365	4,702	—		17,067
Other long-term assets	1,229	3,241	(963	)b	3,507

Total assets	$102,357	$47,766	$302,728		$452,851

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Note payable	$—	$—	$25,000	e	$25,000
Current portion of deferred revenue	112,268	—	—		112,268
Accounts payable	4,458	2,975	—		7,433
Accrued payroll	3,850	996	10,521	d	15,367
Securities sold, not yet purchased	—	54	—		54
Accrued tax liabilities	9,384	—	(1,133	)b	8,251
Other current liabilities	5,891	1,205	—		7,096
Current portion of capital leases	171	—	—		171

Total current liabilities	136,022	5,230	34,388		175,640
Long-term portion of deferred revenue	19,732	—	—		19,732
Long-term portion of capital lease obligations	580	—	—		580
Long-term portion of note payable	—	—	100,000	e	100,000
Deferred tax liability	—	—	69,300	b
			(25,966	)b	43,334
Other long-term accrued liabilities	265	375	—		640

Total liabilities	156,599	5,605	177,722		339,926

Stockholders’ equity (deficit)
Preferred stock	—	—	—		—
Common stock	450	1	(1	)f
			191	f	641
Additional paid-in capital	127,220	32,425	(32,425	)f
			166,976	f	294,196
Accumulated other comprehensive loss	(256)	—	256	m	—
Retained earnings (accumulated deficit)	(181,656)	10,296	(10,521	)d
			225	f
			(256	)m	(181,912)
Treasury stock	—	(561)	561	f	—

Total stockholders’ equity (deficit)	(54,242)	42,161	125,006		112,925

Total liabilities and stockholders’ equity (deficit)	$102,357	$47,766	$302,728		$452,851

INVESTOOLS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2006

	INVESTools	thinkorswim	Pro Forma		Pro Forma
	Inc.	Group, Inc.	Adjustments		Combined
	(In thousands, except per share amounts)

Revenue	$77,177	$28,147	$—		$105,324
Costs and expenses:
Cost of revenue	64,550	8,246	2,000	l	74,796
Selling expense	24,054	937	6,770	l	31,761
General and administrative expense	16,686	9,343	3,333	j
			1,302	k
			11,670	l	42,334
Special charges	2,990	—	—		2,990

Total costs and expenses	108,280	18,526	25,075		151,881

Net income (loss) from operations	(31,103)	9,621	(25,075)		(46,557)

Other income (expense):
Gain (loss) on the sale of assets	10	(75)	—		(65)
Interest expense	—	—	(3,673	)i	(3,673)
Interest income and other expense, net	935	—	(935	)m	—

Total other income (expense)	945	(75)	(4,608)		(3,738)

Income (loss) from continuing operations before taxes	(30,158)	9,546	(29,683)		(50,295)
Income tax expense	56	3,654	(3,654	)n	56

Income (loss) from continuing operations	$(30,214)	$5,892	$(26,029)		$(50,351)

Loss from continuing operations per common share — basic and diluted	$(0.67)				$(0.79)

Basic and diluted weighted average shares outstanding	44,943		19,105	f	64,048

INVESTOOLS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Year Ended December 31, 2005

	INVESTools	thinkorswim	Pro Forma		Pro Forma
	Inc.	Group, Inc.	Adjustments		Combined
	(In thousands, except per share amounts)

Revenue	$138,621	$26,359	$—		$164,980
Costs and expenses:
Cost of revenue	92,161	6,556	4,000	l	102,717
Selling expense	37,332	1,181	13,540	l	52,053
General and administrative expense	24,182	14,377	6,667	j
			2,605	k
			23,330	l	71,161
Special charges	1,077	—	—		1,077

Total costs and expenses	154,752	22,114	50,142		227,008

Net income (loss) from operations	(16,131)	4,245	(50,142)		(62,028)

Other income (expense):
Loss on the sale of assets	(93)	—	—		(93)
Interest expense	—	—	(8,788	)i	(8,788)
Interest income and other expense, net	596	—	(596	)m
	—	—	(32	)m	(32)

Total other income (expense)	503	—	(9,416)		(8,913)

Net income (loss) before taxes	(15,628)	4,245	(59,558)		(70,941)
Income tax expense	114	1,561	(1,561	)n	114

Net income (loss)	$(15,742)	$2,684	$(57,997)		$(71,055)

Net loss per common share — basic and diluted	$(0.35)				$(1.11)

Basic and diluted weighted average shares outstanding	44,933		19,105	f	64,038

Pro Forma Adjustments

Pro forma adjustments for the unaudited pro forma condensed combined financial statements are as follows:

a. To reflect the excess of acquisition cost over the estimated fair value of tangible and intangible net assets acquired. These preliminary allocations are subject to change based on finalization of the fair values of the tangible and intangible assets acquired and liabilities assumed as described above. The purchase price, purchase-price allocation, and financing of the transaction are summarized as follows (in thousands):

Purchase price paid as:
Cash:
Proceeds from term note		$125,000
Cash-on-hand paid to thinksorswim shareholders		45,000
Direct estimated transaction costs paid to third parties		15,241
Additional cash-on-hand paid to thinkorswim shareholders as a distribution of thinksorswim working capital (see “c.” below)		17,444

Total cash		202,685
Common stock		191
Additional paid-in capital		166,976

Total purchase consideration		369,852
Allocated to:
Historical book value of thinkorswim’s net assets and liabilities	$42,161
Adjustments to assets and liabilities:
Elimination of existing intangible assets and goodwill	(1,577)
Assumed thinkorswim change-in-control compensation obligations payable to certain individuals	(10,521)

Estimated fair value of tangible net assets acquired		30,063
Identifiable intangible assets (see “l.” below)	177,700
Deferred tax liability arising from value allocated to intangibles	(69,300)

Net identifiable intangible assets		108,400
Change in INVESTools’ valuation allowance on its deferred tax assets, based on future reversals of deferred tax liabilities attributable to the Merger		29,467

Excess purchase price over allocation to identifiable assets and liabilities (goodwill)		$201,922

b. To reflect the estimated deferred tax liability arising from the purchase, and the change in INVESTools’ valuation allowance on its deferred tax assets based on future reversals of the deferred tax liabilities attributable to the Merger. The change in the valuation allowance also results in a reclassification of existing deferred tax asset and liability accounts.

c. To reflect as of June 30, 2006 the working capital adjustment whereby INVESTools will add to the merger consideration paid to thinkorswim shareholders an amount by which working capital (as calculated pursuant to the Merger Agreement) in the aggregate exceeds $5 million. The working capital adjustment is to be determined based upon the net working capital as of September 18, 2006, and the final determination of this additional consideration will occur 90 days from such date. However, if based on similar working capital amounts recorded as of June 30, 2006, the amount would have been approximately $17.4 million.

d. To reflect as of June 30, 2006 the thinkorswim assumed change-in-control compensation obligations payable to certain individuals as of the date the Merger Agreement was signed.

e. To reflect the issuance of a term note to partially finance the cash portion of the purchase price.

f. To reflect the elimination of the shareholders’ equity accounts of thinkorswim, and to reflect the issuance of 19.1 million shares of INVESTools common stock valued at $167.2 million as partial consideration for the purchase. The per share fair value of the stock on the date the Merger was announced ($8.59), was adjusted to also give effect to the contingent additional consideration mentioned above, which reflects a minimum per share valuation of $8.75.

g. To reflect the elimination of thinkorswim’s existing intangible assets and goodwill.

h. To reflect the additional cash paid to thinkorswim shareholders and approximately $15.2 million in transaction costs paid to third parties. However, these transaction costs have been estimated and are subject to change at closing. A portion of the cash is assumed at June 30, 2006 to be derived from the liquidation of marketable securities held by both companies.

i. To reflect the increase in interest expense resulting from the issuance of debt to finance part of the cash portion of the purchase price. The interest rate on new debt of $125 million is assumed to be 7.5%. However, this is an estimate, and is subject to change at closing. A change of 1% in the interest rate would result in a change in both interest expense and net loss for the six months ended June 30, 2006 and the year ended December 31, 2005 of $0.5 million and $1.2 million, respectively.

j. To reflect the accrual of $6.7 million annually in retention bonuses INVESTools has agreed to pay annually to a group of thinkorswim employees. The bonuses are to be paid over a period of three years from the date of the Merger.

k. To reflect the additional share-based compensation expense related to unvested stock options for the purchase of 2.3 million shares of INVESTools common stock to be granted to employees of thinkorswim. The options were valued using the Black-Scholes option pricing model. Variables assumed were a volatility factor of 56 percent, a risk-free interest factor of 4.6 percent, and an expected life of 6.3 years. The fair market value per common share used ($8.59) was the same as that for INVESTools’ common stock at the time the Merger was announced. The exercise price for half the options equaled this fair market value, and the other half was 150% of the fair market value, both as specified in the Merger Agreement. The total value of the options is being amortized on a straight-line basis over a four-year vesting period. The actual value of the options will change upon their final issuance (expected to occur immediately following closing).

l. To reflect the increase in amortization expense due to the amortization of those identifiable assets which have definite lives, i.e., covenants-not-to-compete, core technology, and customer lists, using the straight-line method over periods of 3 to 5 years.

m. To eliminate net interest income previously earned on marketable securities, net of unrealized losses included in accumulated other comprehensive loss recorded on INVESTools’ balance sheets as of the beginning of the respective pro forma periods. The securities are presumed to be liquidated by the time the transaction is closed in order to pay a portion of the cash consideration to thinkorswim shareholders.

n. To eliminate thinkorswim’s provision for income taxes due to the effect of the pro forma adjustments on the operating results of the combined companies.

Pro Forma Net Loss Per Share

The net loss and shares used in computing the net loss per share for the year ended December 31, 2005 and six months ended June 30, 2006 are based on INVESTools’s historical weighted average common shares outstanding during the respective periods. The effect of the additional shares of INVESTools common stock assumed issued as part of the Merger transaction has been included for purposes of presenting pro forma net loss per share. However, the effect of any common stock issuable upon the exercise of INVESTools’ stock options has been excluded from the historical and pro forma computation of net loss per share as the effect would be anti-dilutive. Accordingly, both basic and diluted pro forma loss per common share reflect the same calculation.

THE SPECIAL MEETING

Place, Date and Time

The Special Meeting will be held on          , at      a.m. local time at          .

Purpose of the Special Meeting

At the Special Meeting, stockholders will consider and vote upon:

•	the issuance of shares of Common Stock in connection with the Company’s proposed Merger with thinkorswim and grants to the employees of thinkorswim of options to purchase Common Stock;

•	the amendment to INVESTools’ Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100 million; and

•	the amendment to the Company’s 2001 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 8 million to 12 million shares (the “Option Plan Amendment”).

Stockholders Entitled to Vote

All holders of Common Stock are entitled to notice, but only stockholders of record holding Common Stock as of the close of business on          , 2006, the record date for the Special Meeting, are entitled to vote at the Special Meeting. As of the record date, there were approximately           shares of Common Stock outstanding. Approximately          holders of record held such shares. Every holder of Common Stock is entitled to one vote for each share held as of the record date.

Required Vote

The Issuance Proposal and the Option Plan Amendment will require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting and entitled to vote thereon. The Charter Amendment will require the affirmative vote of a majority of the shares of Common Stock issued and outstanding.

Proxies and Voting

If you are a stockholder of record and submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted at the Special Meeting as you indicate on your proxy card or by such other method. If no instructions are indicated on your proxy card, your shares of Common Stock will be voted “FOR” the approval of the proposals described above and “FOR” any postponement or adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies.

If your shares are held in “street name” by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker and he or she can give you directions on how to vote your shares. Under the rules of The NASDAQ Global Market (“NASDAQ”), brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to non-routine matters such as the proposals described above and thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the proposals (i.e., “broker non-votes”). Shares of Common Stock held by persons attending the Special Meeting but not voting, or shares for which the Company has received proxies with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum exists and will have the same effect as a vote “AGAINST” the Charter Amendment, Option Plan Amendment and Issuance Proposal.

INVESTools does not expect that any matter other than the proposals described above (and to approve the adjournment of the meeting, if necessary or appropriate to solicit additional proxies) will be brought before the Special Meeting. If, however, any such other matter is properly presented at the Special Meeting or any adjournment or postponement, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Submitting Proxies Via the Internet or by Telephone

Stockholders of record will have the option to submit their proxies or voting instructions via the Internet or by telephone. If your shares are held in “street name,” you should check the voting instruction card provided by your broker to see which options are available and the procedures to be followed.

In addition to submitting the enclosed proxy card by mail, INVESTools stockholders of record may submit their proxies:

•	via the Internet by visiting a website established for that purpose at and following the instructions on the website; or

•	by telephone by calling and following the recorded instructions.

Revocability of Proxies

You have the right to revoke your proxy at any time before the vote taken at the Special Meeting: if you hold your shares in your name as a stockholder of record, by notifying          ; by attending the Special Meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting); by submitting a later-dated proxy card; or, if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Adjournments and Postponements

Although it is not currently expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice (if the adjournment is not for more than thirty days), other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting. Whether or not a quorum exists, holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereat may adjourn the Special Meeting. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Costs of Proxy Solicitation

The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of INVESTools may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. INVESTools will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. The Company has retained          , a proxy solicitation firm, to assist it in the solicitation of proxies for the Special Meeting and will pay          , a customary fee plus reimbursement of out-of-pocket expenses.

Voting by INVESTools’ Directors and Executive Officers

At the close of business on the record date, INVESTools’ directors and executive officers were entitled to vote 2,253,425 shares of Common Stock, or approximately 5% of the shares outstanding on that date. These individuals have indicated that they intend to vote in favor of the Issuance Proposal, the Option Plan Amendment and the Charter Amendment.

ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE PROPOSED MERGER
(ISSUANCE PROPOSAL)

General

On September 18, 2006, INVESTools entered into the Merger Agreement with thinkorswim, pursuant to which thinkorswim will become a wholly-owned subsidiary of INVESTools following the Merger. For a detailed description of the conditions to the Merger, please see “— Merger Agreement” below. For a detailed description of our reasons for the Merger, please see “— INVESTools’ Reasons for the Transaction” below.

In connection with, and subject to, the Merger, the Company will issue 19,104,762 shares of Common Stock to current thinkorswim stockholders and grant options to the employees of thinkorswim to purchase 2,255,563 shares of Common Stock under the Company’s 2001 Stock Option Plan, half with an exercise price equal to the fair market value of the underlying Common Stock at the time of grant and half with an exercise price equal to 150% of such fair market value. Employees of thinkorswim will also receive retention bonus opportunities equaling, in the aggregate, $20 million, which would be paid in equal annual installments over the three-year period following the closing of the Merger.

NASDAQ rules require the approval of the Company’s stockholders prior to the issuance of additional shares of Common Stock in any transaction if the common stock to be issued as merger consideration (i) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such common stock or (ii) is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. The number of shares to be issued to thinkorswim stockholders in the Merger is equal to approximately 42.3% of the shares outstanding before the Merger (29.7% after the Merger). Therefore, your approval is required.

The adoption of this Proposal is conditioned on the approval of the Charter Amendment by the Company’s stockholders. The adoption of this Proposal is not conditioned on the approval of the Option Plan Amendment by the Company’s stockholders.

Background of the Merger

INVESTools’ strategic objective is to offer its students the highest quality investor education possible as well as those ancillary services which INVESTools believes its students are seeking. As a result of market research undertaken during 2002-2004, INVESTools realized its students were seeking some guidance from INVESTools in their selection of a brokerage firm. As a result, INVESTools contacted several brokerage firms during 2004 to identify the firms with the most suitable product offering for its students. In 2004 and 2005, INVESTools entered into advertising agreements with optionXpress Holdings Inc. and CyberTrader Inc., a wholly-owned subsidiary of the Charles Schwab Corporation.

During 2005 and 2006, these agreements resulted in a significant number of INVESTools’ students opening accounts with either optionsXpress or CyberTrader. In February 2006, at a regularly scheduled Board of Directors meeting, the Board discussed the relative merits of continuing or enhancing INVESTools’ advertising agreements, as well as building or acquiring a brokerage platform. During the Spring of 2006, management identified several executives that might be suitable to help build a brokerage platform and met with several clearing firms.

In March 2006, several students of INVESTools met with Tom Sosnoff, Chief Executive Officer of thinkorswim Group Inc., to learn more about thinkorswim and the benefits of its online trading platform. This discussion was facilitated via a Webex presentation, during which Lee Barba, Chief Executive Officer of INVESTools, was in attendance. After discussion with a number of INVESTools employees about thinkorswim’s positioning in the marketplace and the strength of its software and browser-based platforms, Mr. Barba concluded that thinkorswim could be an ideal platform to offer to INVESTools’ student population.

In late April 2006, Mr. Barba, Mr. Sosnoff and a representative of Paragon Capital Partners (“Paragon”), INVESTools’ financial advisor, met at thinkorswim’s offices in Chicago, at which they discussed the possibility of the two parties entering into an advertising agreement, as well as the possibility of INVESTools acquiring a minority stake in thinkorswim. In this connection, they signed a mutual confidentiality agreement. Following this initial meeting, Mr. Barba and Mr. Sosnoff had several meetings and telephone conversations to discuss potential various partnership alternatives in greater detail.

In early May 2006, Mr. Barba raised the possibility of a merger between INVESTools and thinkorswim. At this point, Mr. Sosnoff disclosed high-level financial results for thinkorswim but did not share any detailed financial or operating information. In late May 2006, the Board of Directors met to discuss the benefits of a possible transaction with thinkorswim. In mid-June 2006, at another Board of Directors meeting, the Board discussed the preliminary financial terms being negotiated.

After the June Board meeting, with the assistance of its legal and financial advisors, INVESTools began extensive due diligence of thinkorswim. Simultaneous with this due diligence process, INVESTools began to meet with potential financing sources. From early July 2006 until mid-September 2006, INVESTools and thinkorswim negotiated the key aspects of the Merger Agreement. The Board of Directors had regular updates of the due diligence process, as well as the negotiation of the key terms of the Merger Agreement and related documents.

On September 15, 2006, the Board of Directors held a meeting with members of management, Paragon and Simpson Thacher & Bartlett LLP, INVESTools’ legal advisors, to discuss the status of negotiations of the proposed transaction. Members of INVESTools’ senior management and INVESTools’ financial and legal advisors reviewed the history of the negotiations and the terms and conditions of the Merger Agreement that had been negotiated. Updata reviewed with the Board of Directors its financial analysis of the transaction and informed the Board of Directors that, in its opinion, the proposed merger consideration was fair, from a financial point of view, to holders of INVESTools common stock. Complete drafts of the Merger Agreement and related agreements, which had been distributed to each director prior to the meeting, were reviewed. Updata’s written opinion was subsequently delivered to the Board of Directors on September 18, 2006 when the Merger Agreement was executed. The Board of Directors and legal and financial advisors engaged in extensive discussion relating to, and consideration of, the proposed transaction, the potential alternatives to the transaction and the benefits and risks of entering into the Merger Agreement, including the possible effect on INVESTools’ existing business, compared to continuing as a stand alone entity.

After full deliberation, the Board of Directors resolved (i) that it was advisable and fair to and in the best interests of INVESTools and INVESTools’ stockholders, for INVESTools to enter into the Merger Agreement with thinkorswim, (ii) to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, (iii) to approve and adopt the ancillary agreements, and (iv) to recommend that INVESTools’ stockholders approve and adopt the Issuance Proposal and the Charter Amendment.

On the evening of September 18, 2006, INVESTools and thinkorswim signed the Merger Agreement and related agreements. Thereafter, INVESTools issued a press release announcing the transaction.

INVESTools’ Reasons for the Merger

In reaching its decision to pursue a combination of INVESTools and thinkorswim, the Board of Directors consulted with senior management and the Company’s financial and legal advisors and considered a number of factors, including those set forth below.

The Company believes that a combination of INVESTools and thinkorswim represents a compelling opportunity to improve value for stockholders by creating a market leader in the investor education and online brokerage industries and establishing a foundation for long-term growth. The Company believes that there are a number of potential benefits of the proposed Merger with thinkorswim, including, among others:

•	The combination of INVESTools’ education capabilities with thinkorswim’s best-in-class trading platform creates a unique business model with the ability to offer differentiated product offerings for the retail investor;

•	INVESTools’ continuing education offerings, which represent more than 80% of its sales, are principally based on options, complementing thinkorswim’s award-winning options-oriented trading platform;

•	The combination of two leading technology-based companies will create operating leverage in product innovation resulting in increased lifetime value and recurring revenue from each student;

•	Significant incremental revenues and profitability are expected from INVESTools’ students utilizing thinkorswim’s trading platform rather than other third-party brokerage platforms

The Board of Directors also considered potential adverse consequences and negative factors, primarily consisting of the following:

•	The significant amount of debt INVESTools will incur in connection with completing the Merger;

•	The significant degree of difficulty and management distraction that is inherent in the process of integrating INVESTools and thinkorswim, and the risk that operational synergies sought in the proposed Merger might not be fully achieved or that achieving these benefits may take longer than expected;

•	The risk that the Merger might not be consummated despite INVESTools’ efforts, even if the issuance of shares of Common Stock in connection with the Merger is approved by INVESTools’ stockholders; and

•	Other risks described in “thinkorswim — thinkorswim Qualitative and Quantitative Disclosure About Market Risk” and in INVESTools’ Annual Report on Form 10-K for the year ended December 31, 2005.

The Board of Directors concluded, however, that these risks are outweighed by the substantial benefits of the Merger with thinkorswim.

thinkorswim’s Reasons for the Merger

In reaching its decision to approve the Merger of thinkorswim and a wholly-owned subsidiary of INVESTools, the Board of Directors of thinkorswim, most of whom represent major stockholders of thinkorswim, analyzed a number of factors, including the merger consideration in the Merger, the synergies between the businesses of thinkorswim and INVESTools, and the growth prospects for both businesses. The Board of Directors of thinkorswim determined the following:

•	The businesses of the two companies are complementary and their customer bases are similar;

•	The business combination of a brokerage firm specializing in options with a customer base consisting primarily of self-directed active traders, and an investor education company that focuses on active investors will strengthen both companies;

•	The companies have the same goal of enabling the individual investors to better understand and participate in the investment world through education and the use of analytical tools created through the creative application of technology;

•	INVESTools, with its reputation as a premier investor education company, and thinkorswim with its reputation as a top-rated online options brokerage firm, should enable both companies to achieve economies of scale in their efforts to attract additional customers; and

•	The strategic alliance of INVESTools and thinkorswim will permit both companies to more fully develop investor education programs, financial technology and trade facilitation processes.

Opinion of INVESTools’ Financial Advisor

Updata focuses on providing merger and acquisition and strategic advisory services to information technology companies including software, consulting, financial technology and other information technology companies. In this capacity, Updata is continually engaged in valuing technology businesses. INVESTools engaged Updata to act as its financial advisor in connection with the Merger. On September 15, 2006, Updata delivered to the Board of Directors its oral and written opinions that, as of that date, and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be paid to the thinkorswim stockholders in connection with the Merger was fair, from a financial point of view, to INVESTools.

THE FULL TEXT OF THE OPINION DELIVERED BY UPDATA TO THE BOARD OF DIRECTORS, DATED SEPTEMBER 15, 2006, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY UPDATA IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX A TO THIS

PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. UPDATA HAS CONSENTED IN WRITING TO THE INCLUSION OF THE OPINION IN THIS PROXY STATEMENT. THE OPINION SPEAKS ONLY AS OF THE DAY UPDATA DELIVERED ITS OPINION. UPDATA DELIVERED THE OPINION SOLELY FOR THE INFORMATION OF THE BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE TRANSACTION AND IT DOES NOT CONSTITUTE A RECOMMENDATION TO ANY INVESTOOLS STOCKHOLDER AS TO WHETHER OR HOW TO VOTE ITS, HIS OR HER SHARES OF COMMON STOCK. THE SUMMARY OF THE UPDATA OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION ATTACHED TO THIS PROXY STATEMENT AS ANNEX A. INVESTOOLS SHAREHOLDERS ARE ENCOURAGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

In rendering its opinion, Updata, among other things:

•	reviewed a draft of the Merger Agreement dated September 13, 2006 and related documents, and based its opinion on the understanding that the terms and conditions of the Merger Agreement would not materially change;

•	reviewed certain publicly-available financial statements and other business and financial information of INVESTools and thinkorswim;

•	reviewed certain internal financial statements and other financial and operating data concerning INVESTools and thinkorswim prepared by the managements of INVESTools and thinkorswim, respectively;

•	reviewed certain financial projections prepared by the managements of INVESTools and thinkorswim;

•	discussed the past and current operations and financial condition and the prospects of INVESTools and thinkorswim with senior executives of INVESTools and thinkorswim, respectively;

•	reviewed the pro forma impact of the Merger on various INVESTools financial metrics;

•	reviewed information relating to certain strategic, financial and operational benefits (the “Projected Benefits”) anticipated from the Merger prepared by the managements of INVESTools and thinkorswim, with senior executives of INVESTools and thinkorswim, respectively;

•	discussed the strategic rationale for the Merger with senior executives of INVESTools and thinkorswim;

•	reviewed the reported prices and trading activity for the Common Stock;

•	compared the financial performance of INVESTools and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

•	analyzed available information concerning certain other mergers and acquisitions believed to be comparable in whole or in part to the Merger; and

•	conducted other financial studies, analyses and investigations as deemed appropriate for purposes of this opinion.

Updata relied on, without independent verification of, the accuracy and completeness of all the financial and other information (including, without limitation, the representations and warranties contained in the Merger Agreement) that was publicly available or furnished to Updata by INVESTools or thinkorswim. Updata did not assume responsibility to verify, and did not independently verify, the accuracy or completeness of such information. Updata further relied upon the assurances of management of INVESTools that they were unaware of any facts that would make the information provided incomplete or misleading in any respect. With respect to the financial projections examined by Updata, it assumed that such financial projections were reasonably prepared and reflect the best available estimates and good faith judgments of INVESTools and thinkorswim, and did not assume any responsibility for or express any view as to the financial forecasts or the assumptions on which they were based. Updata has assumed that the amount and timing of the Projected Benefits are reasonable and that the Projected Benefits will be realized substantially in accordance with such estimates. The forecasts and projections, including the Projected Benefits, were based on numerous variables and assumptions that are inherently uncertain, including, without limitations, facts related to general economic and market conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections. Updata has neither made nor obtained an independent appraisal or valuation of any of the assets of INVESTools or thinkorswim, nor has it conducted an inspection of the respective properties and facilities of INVESTools or thinkorswim.

Updata did not opine on, nor did its opinion consider:

•	the tax consequences of the Merger, including tax consequences to any holder of INVESTools common stock;

•	the relative merits of the Merger as compared to any alternative business strategies that might exist for INVESTools;

•	the effect of any other transaction in which INVESTools might engage;

•	the form or terms of the Merger Agreement; or

•	the prices at which INVESTools common stock may trade following the date of its opinion or following the consummation of the Merger.

Updata’s opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the opinion, and any subsequent change in such conditions would require a reevaluation of such opinion. Although subsequent developments may affect its opinion, Updata has assumed no obligation to update, revise or reaffirm it.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to summary description. The summary of Updata’s analyses set forth below summarizes the material analyses presented to the Board of Directors, but is not a complete description of the presentation by Updata to the Board of Directors or the analysis performed by Updata in connection with preparing its opinion. In arriving at its opinion, Updata did not attribute any particular weight to any analyses or factors considered by it, but rather made subjective, qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Updata believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the following summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Updata presentation to the Board of Directors and Updata’s opinion.

The terms of the proposed Merger, including the type and amount of merger consideration, were determined through negotiations between INVESTools and thinkorswim and were approved by the Board of Directors. The decision to enter into the Merger was solely that of the Board of Directors. As described above, the opinion of Updata as to the fairness of the merger consideration from a financial point of view was only one of a number of factors taken into consideration by the Board of Directors in making its determination to approve the proposed Merger.

The following is a brief summary of the material financial analyses performed by Updata in connection with providing its opinion to the Board of Directors on September 15, 2006.

Analysis of Implied Multiples of the Merger Consideration

Updata analyzed certain transaction multiples implied by the merger consideration. Specifically, Updata calculated the following implied transaction multiples using the equity value and enterprise value of the transaction derived from the merger consideration:

Implied Transaction Multiple

Enterprise Value / 2006 thinkorswim forecasted revenue	5.0x
Enterprise Value / 2006 thinkorswim forecasted EBITDA	11.4x
Equity Value / 2006 thinkorswim forecasted Net Income	20.8x
Equity Value / 2007 thinkorswim forecasted Net Income	16.6x

These implied transaction multiples were then compared to the corresponding multiples observed in its analysis of (i) publicly traded companies deemed to be comparable to thinkorswim, and (ii) select precedent acquisitions deemed to be comparable to thinkorswim.

Analysis of Publicly Traded Companies Comparable to thinkorswim

This analysis reviews a business’ operating performance and outlook relative to a group of peer companies and then compares the Implied Transaction Multiples to the trading multiples of the peer group. Updata chose firms that it believed to be comparable to thinkorswim in terms of online brokerage focus and business models, including optionsXpress, Charles Schwab Corp., TD Ameritrade Holding Corp., E*Trade Financial Corp., and TradeStation Group Inc. Using published Wall Street estimates for the peer group, Updata analyzed revenue, EBITDA, and P/E multiples when making its comparisons, because valuations based on these multiples are generally accepted in the analysis of online brokerage firms. Revenue and EBITDA multiples were based on enterprise value, and P/E multiples were based on market value of equity. Enterprise value represents a company’s current stock price multiplied by its fully diluted common shares, plus debt and preferred stock, minus cash and cash equivalents on the most recent publicly available balance sheet. EBITDA means a company’s earnings before interest, taxes, depreciation and amortization, and it excludes all one-time charges and expenses. Updata used closing per share prices of the peer group companies as of September 13, 2006 in its calculations.

The following table lists the low, median and high data for a selected group of the comparable companies compared to the Implied Transaction Multiples. Based on the comparison to the peer group, Updata noted that the Implied Transaction Multiples were within the range of trading multiples.

	Range of Multiples						Implied thinkorswim
	Low		Median		High		Transaction Multiples

Online Broker Dealers
Enterprise Value / 2006 Revenue	4.0	x	4.7	x	6.1	x	5.0x
Enterprise Value / 2006 EBITDA	9.2	x	11.4	x	16.7	x	11.4x
Market Cap / 2006 Net Income	16.0	x	20.6	x	23.2	x	20.8x
Market Cap / 2007 Net Income	13.6	x	16.3	x	19.8	x	16.6x

Analysis of Selected Transactions

This analysis provides a valuation range based on financial information of selected public and privately held companies which have been acquired and are in similar industries as the business being evaluated. Using publicly available historical financial data of the acquisition targets and publicly available transaction values for these acquisitions, Updata compared the Merger with 17 selected mergers and acquisitions transactions involving online brokerage firms. These transactions included (target/acquirer):

•	TD Waterhouse / Ameritrade Holding Corp

•	Harrisdirect LLC / E*Trade Financial Corp.

•	BrownCo / E*Trade Financial Corp

•	JB Oxford & Co. / Ameritrade Holding Corp

•	Wit Capital Group, Inc. / Charles Schwab Corp

•	Tradescape.com / E*Trade Financial Corp

•	Datek Online Holding Corp. / Ameritrade Holding Corp

•	DLJ Direct / Toronto Dominion Bank,

•	CSFB Direct / Bank of Montreal,

•	CSFB Direct / Credit Suisse Group,

•	TradeCast Ltd. / Ameritrade Holding Corp

•	CyBerCorp Inc. / Charles Schwab Corp.,

•	VERSUS Technologies / E*Trade Financial Corp

•	Electronic Share Info / E*Trade Financial Corp

•	TIR Holdings Ltd. / E*Trade Financial Corp.,

•	Onlinetradinginc.com Corp. / TradeStation Group, Inc.,

•	TeleBanc Financial Corp. / E*Trade Financial Corp

For each selected acquisition, Updata calculated multiples based on the enterprise value to the target company’s LTM revenue and EBITDA wherever such information was publicly available. The following chart lists the low, median and high data for the selected transactions and the Implied Transaction Multiples. Updata noted that the Implied Transaction Multiples were within the range of the selected acquisitions.

	Range of Multiples			Implied thinkorswim
	Low	Median	High	Transaction Multiples

Enterprise Value / LTM Revenue	0.9x	2.6x	19.7x	5.0x
Enterprise Value / LTM EBITDA	4.6x	8.1x	12.3x	11.4x

Updata also observed that no company or transaction used in the above analyses is identical to thinkorswim or the Merger, and the reasons for and circumstances surrounding each of the analyzed transactions are inherently different. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex, qualitative considerations and judgments, reflected in Updata’s opinion, concerning differences in the financial and operating characteristics of the compared companies, the characteristics of the selected transactions and other factors that could affect the public trading values (or other valuation) of the comparable companies, INVESTools and thinkorswim.

Discounted Cash Flow Analysis

Updata calculated a range of theoretical values for thinkorswim based upon projected discounted cash flows from 2007-2011, and a terminal value based upon a range of multiples of 2011 EBITDA. Results were based on financial estimates, approved by thinkorswim’s management through 2011, Updata’s analysis of after-tax, unlevered free cash flows, and discount rates between 13% and 17%. Changes in these estimated ranges, or in management’s estimates of business performance, would change the implied theoretical values. The discounted cash flow analysis produced a range of theoretical values, depending on the assumptions utilized, from an enterprise value of $444 million to $527 million. See the following table for details. Updata noted that this range of derived enterprise values was greater than the enterprise value implied by the merger consideration.

	Enterprise Value
	Multiple of 2011 EBITDA
Weighed Average Cost of Capital	7.5x	8.0x	8.5x	9.0x	9.5x

13.0%	$476	$500	$525	$549	$573
14.0%	458	481	504	527	550
15.0%	440	462	484	506	528
16.0%	423	444	465	486	507
17.0%	407	427	447	467	487

Pro Forma Accretion/Dilution Analysis

Updata analyzed the financial impact of the Merger on INVESTools financial results as compared to INVESTools standalone projected financial results. Accretion/dilution was calculated for INVESTools projected free cash flow per share and projected Adjusted EBITDA (defined as earnings before interest, taxes, depreciation and amortization and adjusted to add back 90% of the change in deferred revenue and other non-cash charges for the relevant period) per share for the projected fiscal years ended December 31, 2007 and December 31, 2008. The effect on free cash flow per share and Adjusted EBITDA per share was calculated using various assumptions, including but not limited to the following: (i) the transaction closes on December 31, 2006, (ii) consideration paid to thinkorswim shareholders consisted of $170 million in cash (of which $125 million was new borrowings and $45 million was from available cash on INVESTools’ balance sheet) and 19.1 million shares of newly issues IEDU common stock, and (iii) the financial projections and Projected Benefits used in the analysis for thinkorswim and INVESTools were provided by and/or approved by the respective companies, subject to certain assumptions made by Updata.

Based on Updata’s analysis, the Merger, on a Free Cash Flow per Share basis, is dilutive in 2007 and accretive in 2008. On the basis of Adjusted EBITDA per Share, the Merger is accretive in 2007 and 2008. The following table sets forth the results of this analysis.

	2007E	2008E
	Accretion/(Dilution)	Accretion/(Dilution)

Free Cash Flow per Share	(4.3)%	7.9%
Adjusted EBITDA per Share	8.6%	17.2%

Updata, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and other investment banking activity. Updata may in the future provide investment banking or other financial advisory services to INVESTools or thinkorswim or their affiliates and may receive fees for the rendering of such services.

Pursuant to an engagement letter dated August 17, 2006, INVESTools had agreed to pay Updata, upon delivery of the opinion, a customary fee of $425,000. The letter also provides that INVESTools will reimburse Updata for its out-of-pocket expenses (regardless of whether or not the opinion was delivered) and will indemnify Updata and certain related persons against certain liabilities arising out of its engagement. In addition, Updata’s engagement letter stipulates that Updata will bring down the fairness opinion to the closing of the Merger if requested by the Board of Directors.

The Merger Agreement

On September 18, 2006, INVESTools entered into the Merger Agreement with thinkorswim. The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which has been filed as Exhibit 2.1 to INVESTools’ Current Report on Form 8-K filed on September 20, 2006. See “Where You Can Find Additional Information.”

Under the terms of the Merger Agreement, which was approved unanimously by the Boards of Directors of INVESTools and thinkorswim, thinkorswim will become a wholly-owed subsidiary of INVESTools following the Merger and thinkorswim stockholders will receive half of the merger consideration in cash and half in stock, representing approximately $170 million in cash and 19.1 million shares of Common Stock.

Following the Merger, current thinkorswim securityholders will generally not be allowed to transfer the Common Stock to be received in the Merger until six months following the Merger, and Mr. Sosnoff and Mr. Sheridan are subject to a longer restrictive period while employed by the Company. After the expiration of such periods, the Company will provide a shelf registration statement to effectuate sales of Common Stock held by current thinkorswim securityholders or their permitted transferees. In addition, up to 728,608 additional shares of Common Stock may be issued to current thinkorswim securityholders on the date such periods expire if, at such time, the Common Stock is trading for less than $8.75 per share (with an $8.00 floor on such price for purposes of the calculation of this additional consideration).

The parties to the Merger Agreement have made customary representations, warranties and covenants therein. INVESTools has also agreed to call a meeting of INVESTools stockholders to consider approval of the Issuance Proposal and the Charter Amendment. The Merger Agreement also provides for customary covenants providing for the parties to use their commercially reasonable efforts to take actions necessary for the closing of the Merger.

Consummation of the Merger is subject to various customary conditions, including, among others:

•	Approval by the INVESTools stockholders of the Issuance Proposal and the Charter Amendment;

•	Adoption of the Merger Agreement by the thinkorswim stockholders;

•	The expiration or termination of the waiting period under the Hart-Scott-Rodino Act (the waiting period was terminated on October 23, 2006);

•	The approval of the NASD;

•	No temporary restraining order, preliminary or permanent injunction or other order shall be in effect prohibiting the Merger;

•	There shall not be any pending or threatened proceeding asserted by a governmental authority challenging or seeking to enjoin the Merger;

•	The receipt by INVESTools of the debt financing necessary to consummate the Merger;

•	There shall not have occurred a Material Adverse Effect (as defined in the Merger Agreement) in respect of INVESTools or thinkorswim; and

•	The Company and DevExperts LLC and its affiliates shall have entered into an arrangement for the provision of ongoing consulting services. DevExperts LLC is a software development company based in St. Petersburg, Russia, that developed and maintains the thinkorswim platform.

Under the Merger Agreement, thinkorswim has agreed not to, directly or indirectly, solicit, facilitate, initiate, entertain or encourage any inquiries or communications regarding, or the making of any proposal or offer that constitutes or may constitute, an Acquisition Proposal (as defined in the Merger Agreement).

thinkorswim and its subsidiaries have agreed to conduct their business in all material respects in the ordinary course of business and in a manner consistent with past practice and in compliance with all applicable laws and to use their commercially reasonable efforts to (i) preserve intact their business organization and their assets, rights and properties, (ii) operate according to plans and budgets provided to INVESTools, (iii) retain the services of their present officers, key employees and software development consultants, (iv) maintain in effect their material contracts and (v) preserve their present relationships with customers and other persons with whom they have business relations.

The Merger Agreement contains certain termination rights for both INVESTools and thinkorswim. In the event of a termination by either INVESTools or thinkorswim, substantially all of the provisions of the Merger Agreement will cease to have any effect.

The Merger Agreement is subject to and governed by the laws of the State of Delaware.

The Marketing Agreement

INVESTools and thinkorswim, Inc., a wholly-owned subsidiary of thinkorswim, entered into a Marketing Agreement on September 18, 2006 pursuant to which INVESTools has agreed to display the thinkorswim logo prominently in its Investors Toolbox and thinkorswim, Inc. has agreed to give INVESTools’ students a preferred rate for thinkorswim’s services. INVESTools and thinkorswim, Inc. will work together to develop an interface to allow INVESTools’ students to access thinkorswim, Inc.’s brokerage platform. thinkorswim, Inc. has agreed to pay INVESTools a monthly fee of $175,000, with a semi-annual review of the pricing. The Marketing Agreement expires on December 31, 2007 unless renewed by mutual agreement. INVESTools has agreed to only enter into similar marketing arrangements with one other brokerage firm during the term of the Marketing Agreement.

INVESTools Board of Directors and Management after the Merger

Subject to the satisfaction or waiver of all conditions precedent to the Merger, the Company has agreed, effective immediately following the Merger, that current thinkorswim directors Messrs. Sosnoff and Sheridan shall become members of the Board of Directors and that they, or their designees, will be nominated at each annual meeting of the Company’s stockholders held within the next three years following the closing of the Merger. The size of the Board of Directors shall concurrently be increased to eight members, to allow for the addition of the two nominees set forth above.

The management of INVESTools will not change as a result of the Merger. Mr. Sosnoff shall be the President of thinkorswim, Mr. Sheridan shall be the Executive Vice President of thinkorswim and Kristine Ross shall be the Chief Financial Officer of thinkorswim.

Employment Agreements for Messrs. Sosnoff and Sheridan

The Company will enter into substantially identical employment agreements, each having three-year terms, with Messrs. Sosnoff and Sheridan (the “Executives”) effective upon the closing of the Merger. Pursuant to these agreements, Messrs. Sosnoff and Sheridan will serve as President and Executive Vice President of thinkorswim, respectively, and will each be entitled to a base salary of $120,000 per year and eligible to earn an annual bonus award in an amount determined in the sole discretion of the compensation committee of the Board of Directors, but in no event less than $225,000 (which will be considered earned ratably on a monthly basis throughout the applicable fiscal year). The employment agreements will also provide for grants of non-qualified stock options, one-half of which will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and one-half of which will have an exercise price per share equal to 150% of the fair market value of the Common Stock on the date of grant. These options will become vested and exercisable as to 25% of the shares subject thereto on each of the first, second, third, and fourth anniversaries of their grant date, subject to the Executive’s continued service with the Company. Additionally, if a change in control of the Company occurs during the employment term, the options will become 100% vested and exercisable on an accelerated basis immediately prior to a change in control of the Company. In the event of a termination of the Executive’s employment due to the Executive’s death or disability, the Executive will be entitled to payment of earned and unpaid salary and bonus and continued payment of base salary for three months following termination of employment. In the event of a termination of an Executive’s employment by the Company without cause or by the Executive due to a resignation for constructive termination (which would include diminution in status, titles or duties), the Executive will be entitled to payment of earned and unpaid salary and bonus and continued payment of base salary for the longer of (i) twelve months or (ii) the scheduled expiration of the term of his employment agreement. The employment agreements also contain non-competition and non-solicitation covenants that apply during the employment term and following termination of employment for any reason until the later of the scheduled expiration of the employment term or the one-year anniversary of such termination of employment.

If the Executive’s employment is terminated by the Company without cause or by the Executive due to resignation for constructive termination, and at the time of such termination the Company is actively engaged in substantive negotiations with respect to a transaction that, if consummated, would result in a change in control of the Company, then the Executive agrees to continue to serve the Company and its subsidiaries and affiliates as a consultant for a period of up to 12 months following such termination of employment. Executive’s stock options will continue to vest during such consulting period in accordance with their normal vesting schedule (and will be vested on an accelerated basis if the change in control occurs during such consulting period), and Executive will be paid a per diem amount for his consulting services.

Regulatory Matters

Under the Hart-Scott-Rodino Act, and the rules promulgated thereunder by the FTC, the Merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the DOJ, and the applicable waiting period has expired or been terminated. INVESTools and thinkorswim filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on October 13, 2006, and received early termination of the waiting period on October 23, 2006.

Additionally, prior to the completion of the Merger, thinkorswim, as a U.S.-registered broker-dealer, is required under the rules of the NASD to make certain filings in respect of the change in control of thinkorswim.

Except as noted above with respect to the required filings under the Hart-Scott-Rodino Act, the filings with the NASD and the filing of a Certificate of Merger in Delaware at or before the effective date of the Merger, the Company is unaware of any material federal, state or foreign regulatory requirements or approvals required for the completion of the Merger.

Interests of Certain Persons in the Merger

To the knowledge of the Board of Directors, none of the directors or executive officers of the Company will receive benefits as a result of the Merger that will be in addition to or different from the benefits received by the Company’s stockholders generally.

Accounting Treatment

The Merger with thinkorswim will be accounted for under the purchase method of accounting under U.S. GAAP, which means that thinkorswim’s results of operations will effectively be included with ours from the effective time of the Merger and its consolidated identifiable assets (both tangible and intangible) and liabilities will be recorded at their fair values at the same time with the excess, if any, allocated to goodwill.

Material U.S. Federal Income Tax Consequences

There are no material U.S. federal income tax consequences to the Company’s current stockholders that will result from the issuance of additional shares of Common Stock in the Merger.

Indebtedness and the Financing of the Merger

In connection with the Merger, the Company will issue approximately 19.1 million shares of Common Stock and pay approximately $170 million in cash to thinkorswim’s securityholders. An additional $15.2 in cash will be used to pay customary fees and expenses in connection with the Merger, the financing arrangements and the related transactions. The cash payments are expected to be funded by a combination of the following:

•	new senior secured credit facilities in the amount of $150 million, consisting of a $125 million senior secured term loan facility and a $25 million senior secured revolving credit facility. The revolving credit facility is not expected to be utilized at the closing; and

•	cash and marketable securities on hand in an amount of approximately $60.2 million.

Senior Secured Credit Facilities

Commitment Letter

The Company has received a fully executed debt commitment letter, dated as of September 18, 2006, from JPMorgan Chase Bank, N.A. (“JPMCB”) and J.P. Morgan Securities Inc. (“JPMorgan”). Pursuant to the debt commitment letter, subject to the conditions set forth therein, JPMCB has committed to provide the Company up to $150 million of senior secured credit facilities in the form of a $125 million senior secured term loan facility and a $25 million senior secured revolving credit facility. The proceeds of the senior secured term loan facility will be used to finance in part the Merger. The proceeds of the senior secured revolving credit facility will be used for general corporate purposes, including permitted acquisitions.

The debt commitments expire on January 31, 2007. The documentation governing the senior secured credit facilities has not been finalized and, accordingly, the actual terms of such facilities may differ slightly from those described in this Proxy Statement.

Conditions Precedent

The availability of the senior secured credit facilities is subject to, among other things, there not having occurred since December 31, 2005 any change or condition that would constitute a “Company Material Adverse Effect” or “Parent Material Adverse Effect”, as each term defined in the Merger Agreement, the accuracy in all material respects at the closing date of specified representations of the Company in the Merger Agreement, consummation of the Merger in accordance with the Merger Agreement (and no provision thereof being waived or amended in a manner materially adverse to the lenders without the consent of JPMorgan) and the negotiation, execution and delivery of definitive documentation.

General Provisions

The senior secured credit facilities will consist of a $125 million senior secured term loan facility and a $25 million senior secured revolving credit facility, both with terms of five years. The revolving credit facility will include provisions for the issuance of letters of credit and swingline loans. The senior secured credit facilities will permit the borrower to increase the amount of the revolving facility up to an aggregate of $50 million. No alternative financing arrangements or alternative financing plans have been made in the event that the senior secured credit facilities are not available as anticipated.

Interest Rate and Fees

Loans under the senior secured credit facilities are expected to bear interest, at the borrower’s option, initially, at (1) a rate equal to the London interbank offered rate (with adjustments for statutory reserve requirements), or LIBOR, plus an applicable margin, or (2) a rate equal to the higher of (a) the prime rate of JPMCB and (b) the federal funds effective rate plus 0.50%, plus an applicable margin. After delivery of the borrower’s financial statements for the second full fiscal quarter completed after the closing date, the applicable margins for borrowings under the term loan facility and the revolving credit facility may be reduced subject to a leverage-based pricing grid.

In addition, the borrower will pay to the lenders customary commitment fees under the revolving credit facility in respect of the unutilized commitments thereunder and a ticking fee on the aggregate amount of the revolving and term facilities from November 1, 2006 to the closing date.

Prepayments and Amortization

The borrower will be permitted to make voluntary prepayments at any time, without premium or penalty (other than LIBOR breakage costs, if applicable), and will be required to make mandatory prepayments of term loans with (1) net cash proceeds of non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (2) issuances of debt (other than permitted debt) and (3) 50% of the surviving corporation’s excess cash flow (to be defined) subject to a leverage-ratio test. The term loan will amortize in equal quarterly installments in aggregate annual amounts equal to 5% of the original principal amount of the term loan, with the balance payable at the final maturity date.

Guarantors

All obligations under the new senior secured credit facilities will be unconditionally guaranteed by each existing and future direct or indirect wholly-owned material domestic subsidiary.

Collateral

The obligations of the borrower under the senior secured credit facilities will be secured on a first priority basis, subject to permitted liens and other agreed-upon exceptions, by (i) a first-priority pledge of all the capital stock of each wholly-owned restricted subsidiary of the Company and (ii) by security interests in, and mortgages on, substantially all tangible and intangible assets of the Company and each subsidiary.

Other Terms

The senior secured credit facilities will contain customary representations, warranties and covenants, including, among other things, restrictions on indebtedness, liens, fundamental changes, investments and acquisitions, sales of assets, sale leasebacks, mergers and consolidations, dividends and other distributions, redemptions, prepayments of certain subordinated indebtedness and certain existing indebtedness, and a maximum total leverage ratio. The senior secured credit facilities will also include customary events of default, including a change of control (to be defined).

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the Merger, the issuance of shares of Common Stock in connection with the Merger, the amendment to the Company’s 2001 Stock Option Plan, and the amendment to INVESTools’ Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN CONNECTION WITH THE COMPANY’S PROPOSED MERGER OF ITS WHOLLY-OWNED SUBSIDIARY WITH THINKORSWIM, AND GRANTS TO THE EMPLOYEES OF THINKORSWIM OF OPTIONS TO PURCHASE COMMON STOCK.

AMENDMENT OF INVESTOOLS’ CERTIFICATE OF INCORPORATION
(CHARTER AMENDMENT)

General

The Board of Directors has approved the amendment and restatement of INVESTools’ Certificate of Incorporation to authorize additional shares of Common Stock to permit the issuance of Common Stock to the stockholders of thinkorswim in connection with the Merger and the grants to employees of thinkorswim of options to purchase shares of Common Stock. See “Issuance of Common Stock in Connection with the Proposed Merger — Background of the Merger,” “— INVESTools’ Reasons for the Merger” and “— thinkorswim’s Reasons for the Merger” for a discussion of the background and reasons for the amendment of INVESTools’ Certificate of Incorporation.

The amendment to INVESTools’ Certificate of Incorporation will increase the number of authorized shares of capital stock of the Company from “61,000,000” to “101,000,000,” and will increase the number of authorized shares of Common Stock from “60,000,000” to “100,000,000.”

Under Delaware law and the provisions of INVESTools’ current Certificate of Incorporation, the adoption of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock.

If the Company’s stockholders approve the amendment to INVESTools’ Certificate of Incorporation and the issuances of Common Stock to thinkorswim stockholders in connection with the Merger and the grants to the employees of thinkorswim of options to purchase Common Stock, the Company intends to file the amended Certificate of Incorporation with the Delaware Secretary of State immediately prior to the consummation of the proposed Merger. The amended Certificate of Incorporation will become effective on the date the filing is accepted by the Delaware Secretary of State. Please note, however, that the proposed amendment of INVESTools’ Certificate of Incorporation may be abandoned by the Board of Directors, without further action by the Company’s stockholders, at any time before or after the Special Meeting if for any reason the Board of Directors deems it advisable.

The adoption of this Proposal is conditioned on the approval of the Issuance Proposal by the Company’s stockholders. The adoption of this Proposal is not conditioned on the approval of the Option Plan Amendment by the Company’s stockholders.

Material U.S. Federal Income Tax Consequences

There are no material U.S. federal income tax consequences to the Company’s current stockholders that will result from the amendment to INVESTools’ Certificate of Incorporation.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the Merger, the issuance of shares of Common Stock in connection with the Merger, the amendment to the Company’s 2001 Stock Option Plan, and the amendment to INVESTools’ Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO INVESTOOLS’ CERTIFICATE OF INCORPORATION.

AMENDMENT OF THE 2001 STOCK OPTION PLAN
(OPTION PLAN AMENDMENT)

General

On October 31, 2006, the Compensation Committee recommended to the Board of Directors that the stockholders approve an amendment to the Company’s 2001 Stock Option Plan (the “Plan”) to increase the number of shares of Common Stock available for issuance thereunder from 8 million to 12 million shares. Attached to this Proxy Statement as Annex B is a copy of the Plan, as amended and approved by the Board of Directors, and as submitted to the stockholders for their approval.

Approval of the Option Plan Amendment requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to a vote at the Special Meeting.

The Board of Directors believes that approval of the Option Plan Amendment will allow the Company to continue to provide key employees and directors with a proprietary interest in the growth and performance of the Company while aligning the interests of management with those of the Company’s stockholders. Approval of the Option Plan Amendment will also allow the Company to continue to have flexibility in structuring compensation arrangements to attract and retain key employees and directors for the Company.

The Board of Directors believes that the growth of the Company depends significantly upon the efforts of its key employees and directors and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, in December 2001, the Board of Directors adopted, and the stockholders approved, the Plan. The purpose of the Plan is to further the interests of the Company, its subsidiaries and its stockholders by providing incentives in the form of stock options to key employees and directors who contribute to the success and profitability of the Company and its subsidiaries.

The Plan provides for the grant to employees and directors of the Company (or its subsidiaries) of options to purchase shares of Common Stock. The Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”), which has complete discretion to select the optionees and to establish the terms and condition of each option, subject to the provision of the Plan. Options granted under the Plan may be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options.

The adoption of this Proposal is conditioned on the approval of the Issuance Proposal and the Charter Amendment by the Company’s stockholders.

Shares Subject to the Plan

As of November 2, 2006, the Company has reserved a total of 12 million shares of Common Stock (including the 4 million additional shares subject to stockholder approval at the Special Meeting) for issuance under the Plan. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants. As of November 2, 2006, options to acquire 5,570,868 shares of Common Stock had been granted under the Plan at exercises prices ranging from $0.18 to $11.01 per share, or a weighted average per share exercise price of $1.80 per share.

Proportionate adjustments may be made to the number, class and/or kind of shares for which options are authorized to be granted under the Plan, the number, class or kind of shares then subject to options previously granted under the Plan, the price per share payable upon exercise of each option outstanding under the Plan and/or any other affected term of an option, in the discretion of the Board of Directors, in the event of any reclassification, recapitalization, stock dividend, stock split, combination or exchange of shares, rights offering, or other similar transaction or event. To the extent deemed equitable and appropriate by the Board of Directors, and subject to any required stockholder action, any option granted under the Plan will pertain to the securities and other property to which a holder of the number of shares of stock covered by the option would have been entitled to receive in connection with such event.

Stock Option Terms

Options granted under the Plan may not be exercised more than 10 years after the date of grant and the Compensation Committee may set a shorter option period. Options may be granted under the Plan only until December 3, 2011.

If an optionee ceases continuous service for the Company for cause, all options held by the optionee shall lapse immediately following the last day that the optionee is employed by the Company or the effective date of the termination of his services to the Company. If an optionee ceases continuous service for the Company for any reason other than cause, death, disability, or retirement on or after the age of 65 of the optionee, all options held by the optionee will lapse at the earlier of the end of the option period or ten days following the last day that the optionee is employed by the Company or the effective date of the termination of his services to the Company; provided, however, the options may be exercised only as to those shares that have vested as of the termination date. In the case of death of the optionee, the beneficiaries designated by the optionee shall have one year from the optionee’s demise or to the end of the option period, whichever is earlier, to exercise the option; provided, however, the option may be exercised only as to those shares that have vested at the time the optionee died. If the optionee retires on or after attaining age 65, the option shall lapse at the earlier of the end of the option period or three months after the date of retirement; provided, however, the option may be exercised only as to those shares that have vested on the retirement date. In the event of termination of continuous service due to total and permanent disability (within the meaning of Section 422 of the Code), the option shall lapse at the earlier of the end of the option period or twelve months after the date of such termination; provided, however, the option may be exercised only as to those shares that have vested at the time the optionee became disabled. Notwithstanding the foregoing, with respect to option grants to thinkorswim employees in connection with the Merger, in the event that the optionee’s employment is terminated by the Company without “cause” during the 12 month period following the occurrence of a “change of control” (as defined in the Plan), then such optionee’s then outstanding unvested options will become fully vested upon such termination of employment.

The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock for which incentive stock options may first become exercisable in any calendar year under the Plan or any other option plan adopted by the Company. Nonstatutory stock options may be granted under the Plan at an exercise price of not less than the par value of the Common Stock on the date of grant. The maximum number of shares with respect to which options (incentive or nonstatutory) may be granted each calendar year to an optionee is 2 million. On November 2, 2006, the closing price for the Common Stock on NASDAQ was $11.52 per share.

Unless otherwise provided by the Compensation Committee, an option granted under the Plan vests as to 1/4 of the total number of shares covered by the option during each 12-month period commencing 12 months after the date of grant of the option. The Board of Directors may, in its discretion and subject to applicable law, provide for the exercise of options either as to an increased percentage of shares per year or as to all remaining shares.

Transferability

An option granted under the Plan is not transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and may be exercised during the lifetime of an optionee only by him. The Compensation Committee may grant options that are transferable, without payment of consideration, to immediate family members of an optionee or to trusts or partnerships for such family members. The Compensation Committee may also amend outstanding options to provide for such transferability.

Amendment of the Plan

The Compensation Committee may amend the Plan or condition or modify options awarded under the Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations applicable to the Plan or to comply with stock exchange rules or requirements without approval of the stockholders. The

Compensation Committee may, from time to time, terminate or modify the Plan in any respect; provided, however, that, any amendment, whether with or without the approval of the stockholders, that alters the terms or provisions of an option granted before the amendment (unless the alteration is expressly permitted under the Plan) will be effective only with the consent of the optionee to whom the option was granted.

Awards to be Granted

As of November 2, 2006, approximately 500 employees were eligible to be considered for the grant of options under the Plan. Following the consummating of the Merger, the Company expects that approximately 590 employees will be eligible to be considered for the grant of options under the Plan. The grant of options to key employees and directors under the Plan is entirely in the discretion of the Compensation Committee. The Compensation Committee has no outstanding grants of options to purchase Common Stock and no grants are under consideration at the present time.

Federal Income Tax Consequences

Under existing federal income tax provisions, a participant who receives stock options that are subject to restrictions that create a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such option is granted.

When a nonstatutory stock option granted pursuant to the Plan is exercised, the optionee will realize ordinary income measured by the difference between the aggregate fair market value of the shares of Common Stock on the exercise date and the aggregate purchase price of the shares of Common Stock as to which the option is exercised, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the optionee is required to treat as ordinary income.

An optionee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the optionee, subject the optionee to the alternative minimum tax imposed by Section 55 of the Code. An optionee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the optionee does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the “required holding periods”). An optionee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the optionee disposes of the Common Stock received upon exercise before the expiration of the required holding periods.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee’s death.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the Merger, the issuance of shares of Common Stock in connection with the Merger, the amendment to the Company’s 2001 Stock Option Plan and the amendment to INVESTools’ Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2001 STOCK OPTION PLAN.

THINKORSWIM

Business Description

Overview

Founded in 1999, thinkorswim is a leading online brokerage and technology company focused on providing services to self-directed options traders with more than 16,000 self-directed retail customers and several hundred institutional users. thinkorswim offers customers a broad range of products including equities, exchange traded options, futures, mutual funds, and bonds. thinkorswim provides a unique front end trading platform that allows its customers to trade electronically at national securities exchanges and provides sophisticated trading tools and analytics, including tools for implementing complex, multi-leg options strategies. The thinkorswim platform pioneered single click trading functionality for complex option spreads.

thinkorswim Group, Inc. (collectively with its subsidiaries, “thinkorswim”) was founded in 2002 as a holding company for thinkorswim, Inc., an NASD member broker-dealer, and thinkorswim Advisors, Inc. (“Advisors”), an SEC-registered investment adviser. thinkorswim’s additional operating subsidiaries are thinkorswim Technologies, Inc. (“Technologies”), which owns the institutional equity order management technology “thinklink,“and tos Services, Inc. (“tos Services”), which owns the “thinkpipes” technology used by thinkorswim’s institutional customers.

Brokerage Platforms

thinkorswim has developed highly-interactive, feature rich, user-friendly platforms that benefit all traders, from the novice to the expert. The vast array of analytical tools available for order management, trade monitoring, and position analysis, in addition to the efficient and powerful order execution system provided, distinguish the thinkorswim brokerage platform from its competitors. The platform utilizes extensive real-time data streaming that allows a customer to use the tools with the most up-to-date information available. The thinkorswim platform’s capabilities include:

•	Spread hackertm, an advanced and innovative way to find defined-risk option trades quickly and efficiently. Displaying six different strategies grouped by symbol, price, implied volatility, and probability of success, Spread Hackertm allows the customers to find trades that meet their criteria with a simple click.

•	Conditional and contingent order management, which permits customers to enter orders with their specified parameters. Customers do not, therefore, have to constantly monitor the market to execute these orders.

•	Papermoney, a paper trading, or virtual trading, function, allows customers to access two virtual accounts each funded with $100,000 of ‘notional money’’. The customer may use the same features as the “live” platform, except that the trades are not real and the customer can start over anytime he or she likes. PaperMoney lets customers trade stocks, options and futures 24/7 with all of the best tools thinkorswim offers.

•	An automated trading service, offered to subscribers of participating advisory firms, by which customers may authorize thinkorswim to execute trades in his or her account, based on the strategy and allocation chosen from the selected advisory newsletter. Advisors, under the name Red Option, publishes a number of newsletters, each with a different strategy, all of which are available for thinkorswim’s autotrade service.

thinkorswim’s platform ranked “best” for options traders in 2006 in Barrons’s 11th Annual Survey of Best Online Brokerage Firms. It was the only brokerage firm to finish #1 and #2 in software and web-based ratings, respectively.

Overall, the thinkorswim platform is a state-of-the-art system for monitoring, analyzing and trading equities and option derivatives that is efficient, feature-packed and powerful. As part of thinkorswim’s strategic vision, the firm continues to evolve by developing additional cutting edge retail and institutional software products for hedging, speculating and enhancing returns, in order to benefit customers at all trading levels.

In November 2004, thinkorswim launched thinkpipes, a powerful and flexible trading and risk management software platform designed to create greater market efficiencies for the professional trader. thinkorswim has also created mobile technology software, thinkanywhere and thinkmobile, which permit customers to trade from pocket PC’s and mini-browsers.

In addition to thinkorswim’s in-house software developers, thinkorswim uses a third party technology development firm to assist it in the development, testing and support if its various software and browser-based platforms. thinkorswim is in preliminary discussions with this firm to enter into a longer-term arrangement than the current software development agreement, although no assurance can be made that such an arrangement will be entered into before or after the Merger.

Customer Service

thinkorswim does not generally utilize the traditional commissioned representative model where a customer has a dedicated relationship with a broker at the firm. All thinkorswim customers have access to the entire thinkorswim service desk, which is staffed with experienced traders and other trading experts who are able to field all levels of questions via telephone or email. The service desk gives customers the ability to interact with, and have their questions answered by the experienced thinkorswim salaried staff, rather than limiting contact to a single commissioned “broker” or salesperson. Customers also have access to user-friendly libraries, FAQ’s, and online chats.

In addition to service desk and online support, thinkorswim provides extensive support for its customers through its options trading classes and seminars. To strengthen thinkorswim’s focus on education, the firm created Option Planet, a separate division of Advisors that offers approximately 200 free seminars and moderately-priced option education all over the world.

Operations and Regulation

thinkorswim’s customers are generally self-directed. They enter their own orders and utilize the array of analytical tools available as part of thinkorswim’s software, and can at any time seek personal support from the service desk. thinkorswim customer accounts are cleared on a fully-disclosed basis by a clearing broker-dealer. thinkorswim is responsible for all customer contact, including opening customer accounts, responding to customer inquiries and placing customer orders with the executing and clearing brokers. The clearing agents provide back office functions such as the possession, control and safeguarding of funds and securities in client accounts, extending credit in a margin account to the customer, settling and administering securities transactions, settling commissions and clearing fees, and preparing client trade confirmations and statements.

thinkorswim’s eligible customers can obtain margin credit and leverage with its clearing firm. Because thinkorswim is the introducing broker, and does not hold customer funds and securities, it is not subject to the segregation requirements of the customer protection rule. Margin credit and leverage requirements are regulated by the SEC and self-regulating organizations (“SRO’s”), such as the NASD. thinkorswim monitors customer accounts and their margin positions to identify customer accounts that may need additional collateral.

The securities industry is subject to extensive regulation under federal and state law. In general, broker-dealers are required to register with the SEC and to be members of NASD or the New York Stock Exchange. As a member of the NASD, thinkorswim is subject to the requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder relating to broker-dealers and to the Conduct Rules of the NASD. These regulations establish, among other things, minimum net capital requirements. These laws, rules and regulations affect all facets of thinkorswim’s securities business, including trading practices, safekeeping of funds, marketing activities and record-keeping practices. thinkorswim is also subject to regulation under various state laws, including registration requirements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Business Overview

thinkorswim currently has over 16,000 customer funded brokerage accounts. The majority of thinkorswim’s revenue consists of commissions from customer transactions in options, stock, futures, mutual funds and fixed-income products, net interest income, and payment for order flow. For the six-month periods ended June 30, 2006 and 2005, option trading commission revenue represented over 80 percent of total commissions revenue.

Critical Accounting Policies

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon thinkorswim’s Consolidated Financial Statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of these financial statements requires thinkorswim to make judgments, assumptions and estimates that may have a significant impact upon its financial results. thinkorswim believes the following critical accounting policies reflect its more significant estimates and assumptions used in the preparation of its Consolidated Financial Statements.

Software and Website Development.  Costs associated with software and website development provided or acquired from third parties are capitalized and are stated at cost, net of accumulated amortization. These assets are amortized on a straight-line basis over a three-year useful life.

Goodwill and Other Intangible Assets.  Intangible assets relate to a customer list acquired in 2004, and customer relationships acquired during 2005. The customer list and customer relationships are being amortized on a straight-line basis over their expected useful lives of three and eight years, respectively. Goodwill results from allocating the excess acquisition cost over the estimated fair values of tangible and intangible net assets acquired, and is tested at least annually to determine if any impairment should be recognized. In thinkorswim management’s opinion, no impairment exists as of June 30, 2006 or December 31, 2005.

Income Taxes.  thinkorswim files a consolidated U.S. federal income tax return. thinkorswim uses the asset and liability method required by Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes to provide income taxes on all transactions recorded in the consolidated financial statements. This requires that income taxes reflect the expected future tax consequences of temporary differences between the carrying amounts of assets or liabilities for book and tax purposes. Accordingly, a deferred tax liability or asset for each temporary difference is determined based on the tax rates thinkorswim expects to be in effect when the underlying items of income and expense are realized. thinkorswim’s expense for income taxes includes the current and deferred portions of that expense.

Stock Options.  Effective January 1, 2006, thinkorswim accounts for stock-based compensation in accordance with the fair value method prescribed by SFAS No. 123(R), Share-Based Payment (“SFAS 123R”), a revision to SFAS No. 123, Accounting for Stock Based Compensation (“SFAS 123”). Under this method, compensation expense is recognized over the relevant service period based on the fair value of stock options. thinkorswim uses the Black-Scholes valuation model to estimate the fair value of stock options at the time of each grant. Stock options are recorded as expense with an offsetting credit to stockholders’ equity in accordance with SFAS No. 123R over the corresponding service period.

Results of Operations

thinkorswim’s results of operations are significantly impacted by activity in the U.S. equity markets, particularly market volatility. Generally, increased market volatility results in a greater level of customer activity, and decreased market volatility results in a reduced level of customer activity. If customer trading activity were to increase, thinkorswim expects that would result in a positive impact on its results of operations. If customer trading activity were to decline, thinkorswim expects that it would have a negative impact on its results of operations. Changes in interest rates, customer margin balances, and customer cash balances also impact thinkorswim’s results of operations. thinkorswim’s interest and dividend income includes its portion of the income generated by charges to customers on margin balances and customer cash held and invested by its clearing firms, offset by interest paid to customers on their credit balances. Accordingly, results of operations are sensitive to interest rate fluctuations. As an introducing broker, all of thinkorswim’s customer balances are held by its clearing firms on a fully disclosed basis. thinkorswim started accepting payment for order flow at the end of 2005 from some of the execution firms to which customers’ orders are routed. Most of these are oral arrangements and can be changed or eliminated at any time. thinkorswim includes payment for order flow in Other Brokerage Related Revenue.

Six Months Ended June 30, 2006 Compared to Six Months Ended June 30, 2005

Revenue.  Revenue increased by $19 million or 207 percent during the six months ended June 30, 2006, as compared to the same period in 2005 principally as a result of the following four changes:

•	thinkorswim’s volume of trades increased significantly, attributable to an ongoing focus on active trading customers. This increase accounted for revenue included in Commissions and Other Brokerage Related Revenue of $8.1 million during the first half of 2006, as compared to $0.2 million during the same period in the prior year.

•	Customer assets held at thinkorswim’s clearing broker-dealer increased, as did net interest income earned by thinkorswim, in part due to the rising interest rate environment . As a result, interest income generated by charges to customers on margin balances and customer cash held and invested by thinkorswim’s clearing firms, offset by interest paid to customers on their credit balances, increased by $3 million, or 366 percent for the six months ended June 30, 2006, as compared to the six months ended June 30, 2005.

•	At the end of 2005, thinkorswim started accepting payment for order flow, which accounted for an additional $1.7 million of revenue during the six months ended June 30, 2006, and which is included in Other Brokerage Related Revenue.

•	In addition, at the end of 2005, thinkorswim purchased the assets of Arrowhead Solutions, Inc. (“Arrowhead”), which resulted in additional revenue of $1.4 million for the six months ended June 30, 2006.

Clearing and Brokerage Fees.  Clearing and brokerage fees increased $6 million, or 455 percent during the six months ended June 30, 2006, as compared to the same period of the previous year. The difference was due to the increase in brokerage volume.

Employee Compensation and Benefits.  Compensation and benefits increased $1.9 million , or 65 percent, during the first half of 2006 in comparison to the first half of 2005, primarily due to a 61 percent increase in the number of employees. Included in the new employees were those hired as a result of the Arrowhead acquisition which occurred at the end of 2005.

Technology, Communication, Market Data.  Technology, Communication, Market Data expenses increased $1.6 million, or 271 percent, during the six months ended June 30, 2006 as compared to the six months ended June 30, 2005. The increase primarily resulted from the increase in users of thinkorswim’s trading systems, as well as from additional enhancements to its capacity and communication lines. The increase was also due to additional trading systems and tools for active traders that thinkorswim brought online after June 30, 2005, as well as connectivity associated with the asset acquisition of Arrowhead at the end of 2005.

Occupancy.  Occupancy increased by $0.3 million, or 242 percent, during the first half of 2006 as compared to the same period in 2005 primarily due to leasing new office space.

Other.  Other expenses include general and administrative costs which increased by $0.8 million, or 105 percent, during the first six months of 2006 compared to the same period in 2005, primarily due to the increase in operations attributable to the asset acquisition of Arrowhead at the end of 2005.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Revenue.  Revenue increased $9.3 million, or 55 percent, during 2005 as compared to 2004 as a result of two changes. Trade volume increased significantly, attributable to additional active trading customers. This increased activity accounted for an additional $4.8 million. There were also increases in customer asset balances, interest rates, and interest revenue as a result of renegotiating thinkorswim’s clearing agreement with its clearing broker-

dealer. As a result of these changes, interest revenue increased to approximately 12 percent of total revenue for 2005, while interest revenue was less than 4 percent of total revenue for the year ended December 31, 2004.

Clearing and Brokerage Fees.  The largest variable expense item is Brokerage, Clearing and other related expenses, which primarily include executing and clearing customer trade costs. These expenses increased $2.4 million, or 74 percent during 2005 as compared to 2004, primarily due to the increase in brokerage volume.

Employee Compensation and Benefits.  Compensation and benefits increased 15 percent during the year ended December 31, 2005 as compared to the previous year, primarily due to a 62 percent increase in the number of employees. Additional employee benefit programs were also added during fiscal year 2005.

Professional Fees and Provision for Legal Settlements.  Professional Legal Fees and Provision for Legal Settlements increased by $2.9 million, or 257 percent, during 2005 as compared to 2004. A portion of the increase was attributable to a settlement reached during 2005 in connection with litigation involving a third party vendor. In addition, thinkorswim incurred $2.1 million in expense related to an unfunded customer debit balance arising from trading activity, for which thinkorswim is vigorously pursuing reimbursement.

Technology, Communication, Market Data.  Technology, Communication, and Market Data expenses increased 126 percent during the year ended December 31, 2005 compared to the prior year due to the increase in trading system users, along with increased capacity and communication lines needed for data and functionality. The increase was also due to new trading systems and tools for active traders brought online during 2005.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Revenue.  Revenue increased 30 percent during the year ended December 31, 2004, as compared to the year ended December 31, 2003. The increase resulted from two factors. thinkorswim acquired additional customer accounts through marketing efforts with a third party vendor. This resulted in a 19 percent increase in commission revenue during 2004 compared with 2003, along with a 114 percent increase in interest income earned on customer accounts. thinkorswim also earned Software and Maintenance Fees of $0.8 million during 2004 as a result of thinkorswim’s institutional trading platform which was launched in November 2004.

Employee Compensation and Benefits.  Compensation and benefits increased 56 percent during 2004 compared to 2003 as a result of a 44 percent increase in the number of employees, from 27 to 39.

Professional Fees and Provision for Legal Settlements.  Professional Legal Fees and Provision for Legal Settlements increased by $1 million, or 752 percent, during 2004 as compared to 2003 as a result of legal expenses and a $0.4 million settlement provision incurred in connection with ongoing litigation with a third party vendor. The matter was settled during 2005.

Liquidity and Capital Resources

thinkorswim has historically financed its capital needs primarily through the use of funds generated from operations, and plans to rely on operating earnings for capital needs in the future. Operations during the six months ended June 30, 2006 were financed primarily through profitable operations, and during the year ended December 31, 2005 by cash on hand. In 2004, thinkorswim received an investment of $22.5 million from a venture capital firm.

thinkorswim is subject to the Securities and Exchange Commission (“SEC”) Uniform Net Capital Rule (Rule 15c3-1) under the Securities Exchange Act of 1934, administered by the SEC and the NASD, which requires the maintenance of minimum net capital. thinkorswim is required to maintain net capital of the greater of 6 2/3% of aggregate indebtedness, or $250,000. At June 30, 2006 and December 31, 2005, thinkorswim’s net capital requirement was $364,396 and $250,000, respectively. At June 30, 2006, thinkorswim had net capital of approximately $11.7 million, and at December 31, 2005 had net capital of approximately $8.9 million. The ratio of aggregate indebtedness to net capital at June 30, 2006 and at December 31, 2005 was .47 to 1 and .32 to 1, respectively. thinkorswim is also subject to the Commodity Futures Trading Commission (“CFTC”) Regulation 1.17 (Reg 1.17) under the Commodity Exchange Act, administered by the CFTC and the National Futures Association, which also requires the maintenance of minimum net capital to be the greater of its net capital requirement under Rule 15c3-1 or $30,000.

Cash Flows

thinkorswim’s net decrease in cash and cash equivalents for the six month period ended June 30, 2006 was $0.7 million, from $13.6 million to $12.9 million. thinkorswim’s primary source of cash was net income, which served to substantially offset the investment of $5 million in fixed income debt instruments and $2.2 million in new software and website development, computer equipment and leasehold improvements associated with new office space. The investment in fixed income debt securities was made to allow thinkorswim to earn a better yield when compared to cash and cash equivalents. The increases in software and website development and computer equipment were needed to accommodate ongoing growth in trade volume. thinkorswim’s cash and cash equivalent activity for the six month period ended June 30, 2005 was a net decrease of $9.6 million, from $25.2 million to $15.6 million. thinkorswim’s primary source of cash was net income, which served to partially offset the investment of $12 million in fixed income debt instruments and $0.7 million in new software and website development and computer equipment.

thinkorswim’s net decrease in cash and cash equivalents for the year ended December 31, 2005 was $11.5 million, from $25.2 million to $13.7 million. thinkorswim’s primary source of cash was net income, which served to partially offset the investment of $10 million in fixed income debt instruments and $2.9 million for software development and equipment, $1.5 million for acquisition of intangibles including the Arrowhead asset acquisition and $0.5 million for the repurchase of common stock. thinkorswim’s net increase in cash and cash equivalents for the year ended December 31, 2004 was $19 million, from $6.2 million to $25.2 million. thinkorswim’s primary source of cash was net $21.8 million received in equity capital from a venture capital firm, which was partially offset by the $0.7 million paid primarily for software development and equipment and $2 million invested in a certificate of deposit, which is included in securities owned. thinkorswim’s net increase in cash and cash equivalents for the year ended December 31, 2003 was $3.9 million, from $2.3 million to $6.2 million. thinkorswim’s primary source of cash was net income, offset by $1.1 million in equipment and furniture acquisitions, and software and website development activities, all attributable to increasing needs required to service customers’ higher trading volume.

Capital Expenditures

The majority of capital expenditures is attributable to the acquisition of computer hardware, along with the development of software for internal use. Capital expenditures were $2.2 million for the six months ended June 30, 2006, which also included leasehold improvements and furniture for the new office space. Capital expenditures were $0.8 million for the six months ended June 30, 2005, primarily attributable to software development. During the year ended December 31, 2005, capital expenditures were $4.4 million, which included a $2 million acquisition of customers and software. During 2004, capital expenditures were $0.7 million, which consisted of software development and computer equipment, and in 2003, thinkorswim’s capital expenditures were $1.1 million, which consisted of website development and computer equipment.

Acquisition of Arrowhead Solutions

In December 2005, thinkorswim acquired the assets of Arrowhead with a fixed purchase price of $2 million, of which $1.3 million was paid at closing and $750,000 is payable in two equal installments due on each of the first and second anniversaries of the transaction. In addition, the agreement provides for additional consideration of $1.3 million subject to certain performance goals being met. thinkorswim acquired Arrowhead to add sell-side equity order management and direct market access technology and institutional expertise to thinkorswim’s option technology and retail expertise.

Off-Balance-Sheet Arrangements

In the ordinary course of business, there are certain customer-related loss contingencies that may not be reflected in the consolidated financial statements. For example, customer activities may expose thinkorswim to off-balance-sheet risk if a customer is unable to fulfill contractual obligations. The clearing broker makes margin loans to thinkorswim customers to purchase securities. The clearing broker is exposed to the risk that a market decline could reduce the value of a customer’s collateral below the amount of the customer’s indebtedness, resulting in possible losses to the clearing broker. thinkorswim’s agreement with the clearing broker requires thinkorswim to reimburse the clearing broker for any losses the broker incurs related to customers introduced by thinkorswim. thinkorswim seeks to control the risk associated with customer activities by making credit inquiries when establishing customer relationships, carefully monitoring customer trading activity on a real time basis, and by monitoring customer margin calls.

Contractual Obligations

The following table sets forth contractual obligations at June 30, 2006:

		Less Than	1-3	3-5	More Than
	Total	1 Year	Years	Years	5 Years
	(In thousands)

Operating lease obligations	$1,944	$364	$612	$638	$330
Purchase obligations for development and consulting services	1,066	1,066	—	—	—
Other long-term liabilities reflected on the balance sheet	875	500	375	—	—

Total	$3,885	$1,930	$987	$638	$330

Operating lease obligations primarily consist of three leases for office facilities. Purchase obligations include ongoing arrangements with thinkorswim’s third party developers for both development and consulting services. Other long-term liabilities reflected on the balance sheet include $0.4 million related to thinkorswim’s asset acquisition of Arrowhead in 2005, which is due December 1, 2007, and $0.5 million related to a division of thinkorswim where the repayment is dependent on cash flows from that division. In the normal course of business, thinkorswim enters into contracts that contain indemnification provisions where thinkorswim may indemnify counterparties to the contracts for certain aspects of thinkorswim’s past conduct if other parties fail to perform, or if certain events occur. These indemnification provisions vary based upon the contract. thinkorswim may, in turn, obtain indemnifications from other parties in certain contracts.

Contingent Contractual Obligations

On January 30, 2006, thinkorswim established a change in control bonus plan. Should a change in control (such as the Merger) occur on or before December 31, 2008, thinkorswim would recognize up to $3 million in compensation expense to employees under the plan, and would owe $8.3 million pursuant to a 2006 agreement with an independent contractor.

On March 27, 2006, thinkorswim also entered into a marketing agreement with another company whereby institutional services will be marketed to new customers. In connection with that agreement, the other company loaned $0.5 million to thinkorswim to be used solely for the new operation. The loan is included in Other liabilities on the Balance Sheet, and repayment is limited to available cash flow from the operation.

Qualitative and Quantitative Disclosure About Market Risk

Market risk generally represents the risk of loss that may result from the potential change in the value of a financial instrument as a result of fluctuations in interest rates and market prices. thinkorswim has established policies, procedures and internal processes governing its management of market risks in the ordinary course of business operations. thinkorswim does not generally trade securities for its own account or maintain inventories of securities for sale, except when it is necessary to manage small to moderate positions in the ordinary course of business. As a result, thinkorswim may be subject to market risk from time to time. thinkorswim does hold corporate funds in government, municipal or other fixed income products, as well as commercial paper, overnight repurchase agreements, and money market funds. The interest rates applicable to those instruments may fluctuate.

thinkorswim seeks to control the risks associated with its customer activities by monitoring required margin levels daily and, pursuant to established guidelines, may require customers to deposit additional collateral or reduce positions when necessary.

In the ordinary course of thinkorswim’s brokerage business, customer assets are held at thinkorswim’s clearing firm. thinkorswim earns interest revenue that is equal to a portion of the income resulting from amounts charged to its customers by its clearing broker-dealers on their margin balances, less amounts paid to its customers by its clearing broker-dealers on their credit balances and interest earned on customer cash invested and held by thinkorswim’s clearing broker-dealers. Because thinkorswim establishes the rate paid on customer credit balances and the rate charged on customer margin balances, a portion of its interest rate risk is under its direct management.

thinkorswim has no borrowings outstanding under a credit arrangement with a financial institution. thinkorswim has received a $0.5 million loan from a service provider who is engaged in marketing thinkorswim’s services to institutional customers. The corresponding cash is restricted for use by a specific operating unit, and repayment terms of the loan are limited to available cash flow from the that operating unit.

Information Concerning Members of thinkorswim Management Who Will Serve as Directors of INVESTools

Tom Sosnoff, age 49, co-founded thinkorswim in 1999 with Scott Sheridan, and since such time Mr. Sosnoff has served as its Chief Executive Officer and a director. As Chief Executive Officer of thinkorswim, Mr. Sosnoff focuses on corporate strategy and is specifically dedicated to systems development and trading innovations. Mr. Sosnoff was a market maker for the Chicago Board of Options Exchange from 1980 through 2001, where he was one of the original market makers in the S&P 100 Index pit. Mr. Sosnoff earned his B.A. in Political Science from the State University of New York at Albany.

Scott Sheridan, age 43, co-founded thinkorswim in 1999 with Tom Sosnoff, and since such time Mr. Sheridan has served as its President, Secretary and a director. As President of thinkorswim, Mr. Sheridan focuses on the operational growth of thinkorswim and its subsidiaries and leads the thinkorswim trading/service desk. Mr. Sheridan began his career on the Chicago Board of Options Exchange in 1987, where he acted as a market maker until 2003. While there, he worked as a market maker in the S&P 100 Index pit for over 15 years. Mr. Sheridan received his B.A. in Finance and Economics from Miami University, Oxford, Ohio.

OTHER MATTERS

Management does not know of any business to be transacted at the Special Meeting other than as indicated herein. Should any such matter properly come before the Special Meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

You are urged to promptly sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.

MARKET PRICE OF THE COMPANY’S STOCK

The Common Stock has been listed on NASDAQ under the symbol “IEDU” since it began trading on May 23, 2006. The following table sets forth the high and low sales prices, and dividends, per share of Common Stock on NASDAQ since May 23, 2006, and over-the-counter for the prior periods indicated.

	High	Low
	Price	Price	Dividends

Fiscal Year Ended December 31, 2004
1st Quarter (ended March 31, 2004)	$2.90	$1.51	$0.00
2nd Quarter (ended June 30, 2004)	$2.50	$1.71	$0.00
3rd Quarter (ended September 30, 2004)	$2.27	$1.58	$0.00
4th Quarter (ended December 31, 2004)	$3.50	$2.10	$0.00
Fiscal Year Ended December 31, 2005
1st Quarter (ended March 31, 2005)	$5.36	$3.35	$0.00
2nd Quarter (ended June 30, 2005)	$5.74	$3.30	$0.00
3rd Quarter (ended September 30, 2005)	$4.65	$3.25	$0.00
4th Quarter (ended December 31, 2005)	$5.50	$4.05	$0.00
Fiscal Year Ended December 31, 2006
1st Quarter (ended March 31, 2006)	$8.80	$5.30	$0.00
2nd Quarter (ended June 30, 2006)	$9.88	$7.47	$0.00
3rd Quarter (ended September 30, 2006)	$10.71	$6.99	$0.00
4th Quarter (through November 2, 2006)	$12.80	$10.56	$0.00

The closing price of Common Stock on NASDAQ on September 18, 2006, which was the last trading day before the Company announced the Merger, was $9.46 per share. On November 2, 2006, the date of this Proxy Statement, the closing price for Common Stock on NASDAQ was $11.52 per share. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares.

As of November 2, 2006, the date of this Proxy Statement, there were approximately 8,000 record holders of Common Stock.

The Company intends to make applications as necessary to list the shares of Common Stock issued as merger consideration in the Merger on NASDAQ.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information, as of November 2, 2006, with respect to the number of shares of Common Stock beneficially owned by (1) each director and/or the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers individually, (2) all executives and directors of the Company as a group and (3) each stockholder known by the Company to be the beneficial owner of more than 5% of the Common Stock. Except as noted below, each stockholder has sole voting and investment power with respect to the shares shown.

	Number of
	Shares		Percent of Class
	Beneficially		Before	After
Owners	Owned(1)		Merger	Merger(2)

Common Stock
Lee K. Barba	3,111,156	(3)	6.7%	4.7%
Ida K. Kane	63,000		*	*
Paul A. Helbling	473,361		1.0%	0.7%
Ainslie J. Simmonds	25,000		*	*
Dale C. Ainge	22,500		*	*
Douglas T. Tansill	152,375		*	*
Stephen C. Wood	58,254	(4)	*	*
Hans von Meiss	291,153	(5)	1.0%	*
Michael H. Goldsmith	66,042		*	*
F. Warren McFarlan	24,375		*	*
Tom Sosnoff(6)	—		*	6.9%
Scott D. Sheridan(6)	—		*	6.9%
All executive officers and directors as a group (12 persons)	4,287,216		9.1%	19.8%
Springhouse Capital, LP (7) 520 Madison Avenue, 35th Floor New York, New York, 10022	4,260,266		9.4%	6.6%
Gilder, Gagnon, Howe & Co. LLC (8) 1775 Broadway, 26th Floor, New York, New York 10019	2,266,001		5.0%	3.5%
TCV V, L.P. and TCV Member Fund, L.P. (6) 100 Field Drive, Suite 160, Lake Forest, IL 60045	—		*	6.8%
Momentum Media, Inc.(9) 69-12 Gutierrez Street Sunset Valley Mansion Angeles City 2009 Pampanga, Philippines	2,299,980		5.1%	3.6%

*	Less than 1%

(1)	Each of the share amounts for the directors and officers includes options to purchase additional shares, which are exercisable within the next 60 days, as follows: Lee K. Barba, 1,615,627; Paul A. Helbling, 229,627; Ida K. Kane, 55,000; Dale C. Ainge, 22,500; Michael H. Goldsmith, 29,375; Hans von Meiss, 29,375; Stephen C. Wood, 16,037; F. Warren McFarlan, 9,375, Douglas T. Tansill, 1,875, and Ainslie J. Simmonds, 25,000.

(2)	After the Merger, Mr. Sosnoff and Mr. Sheridan will each own 4,404,538 shares of Common Stock (6.9%), and TCV V, L.P. and TCV Member Fund, L.P., collectively, will own 4,349,954 shares of Common Stock (6.8%).

(3)	Includes 469,999 shares, as to which beneficial ownership is disclaimed, held for the benefit of family members and 700,000 shares held in a Grantor Retained Annuity Trust.

(4)	Includes 111 shares, as to which beneficial ownership is disclaimed, held for the benefit of family members.

(5)	Includes 226,333 shares, as to which beneficial ownership is disclaimed, held for the benefit of family members.

(6)	Currently a stockholder of thinkorswim.

(7)	Based on information submitted to the Company by Brian Gaines. Mr. Gaines is the Managing Member of Springhouse Asset Management, LLC, which is the General Partner of Springhouse Capital, LP.

(8)	Based on information submitted to the Company by Walter Weadock. Mr. Weadock is a Member of Gilder, Gagnon, Howe & Co. LLC.

(9)	Based on stockholder list dated April 17, 2006, provided by U.S. Stock Transfer Corporation, the Company’s Transfer Agent.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Securities Exchange Act of 1934, as amended, one proxy statement will be delivered to two or more stockholders who share an address, unless INVESTools has received contrary instructions from one or more of the stockholders. INVESTools will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to INVESTools’ transfer agent, U.S. Stock Transfer Corporation, at 1745 Gardena Avenue, Second Floor, Glendale, CA 91204, or by calling Richard Brown at (818) 502-1404. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting Richard Brown at the address and phone number set forth in the prior sentence.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that the Company files with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at INVESTools Inc., 13947 South Minuteman Drive, Draper, Utah 84020, attention: Ida K. Kane, telephone: (801) 816-6918. If you would like to request documents, please do so by          , in order to receive them before the Special Meeting.

The SEC allows us to “incorporate by reference” into this Proxy Statement documents the Company files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement. The Company incorporates by reference the documents listed below:

Company Filings	Periods

Annual Report on Form 10-K	Year ended December 31, 2005
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2006 and June 30, 2006.
Current Reports on Form 8-K	Filed March 1, 2006, May 10, 2006, May 11, 2006, July 28, 2006 and September 20, 2006.

No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This Proxy Statement is dated          , 2006. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

thinkorswim Group, Inc.

Consolidated Financial Statements
December 31, 2005

thinkorswim Group, Inc.

Index
December 31, 2005

Report of Independent Auditors

To the Board of Directors and Stockholders of thinkorswim Group, Inc.:

In our opinion, the accompanying consolidated statement of financial condition and the related consolidated statements of income, of changes in stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of thinkorswim Group, Inc. and its subsidiaries (collectively, the “Company”) at December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/  PricewaterhouseCoopers LLP
Chicago, Illinois
July 11, 2006

1

thinkorswim Group, Inc.

Consolidated Statement of Financial Condition
December 31, 2005

ASSETS
Cash and cash equivalents	$13,650,094
Receivable from clearing broker	3,623,496
Securities owned, at market value	12,226,118
Software and website development, at cost net of accumulated amortization of $2,134,737	2,458,692
Furniture, equipment and leasehold improvements, at cost net of accumulated depreciation and amortization of $985,778	1,008,260
Goodwill and other intangibles, at cost net of accumulated amortization of $16,000	1,514,046
Income taxes receivable	53,483
Deferred tax asset	3,176,534
Accounts receivable	311,747
Prepaid expenses and other assets	1,399,234

Total assets	$39,421,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued compensation and related benefits	$104,903
Securities sold, not yet purchased, at market value	207,168
Accounts payable and accrued expenses	1,691,261
Other liabilities	1,150,000

Total liabilities	3,153,332

Convertible preferred stock, $0.001 par value, authorized 243,830 shares 238,068 issued and outstanding	238
Common stock, $0.001 par value, authorized 1,397,821 shares, 749,914 issued and outstanding	749
Additional paid-in capital	32,363,128
Retained earnings	4,404,266
Treasury stock, at cost (11,585 shares at December 31, 2005)	(500,009)

Total stockholders’ equity	36,268,372

Total liabilities and stockholders’ equity	$39,421,704

The accompanying notes are an integral part of these consolidated financial statements.

2

thinkorswim Group, Inc.

Consolidated Statement of Income
Year Ended December 31, 2005

Revenues
Commissions	$19,528,732
Software and maintenance fees	1,314,302
Management and subscription fees	859,863
Interest and dividends	3,704,275
Other	951,920

Total revenues	26,359,092

Expenses
Employee compensation and benefits	6,286,239
Clearing and brokerage fees	5,736,089
Professional fees and provision for legal settlements	4,064,838
Technology, communications and market data	2,444,925
Advertising and promotion	1,181,558
Depreciation and amortization	986,792
Occupancy	297,523
Other	1,115,825

Total expenses	22,113,789

Income before provision for income taxes	4,245,303
Provision for income taxes	(1,560,808)

Net income	$2,684,495

The accompanying notes are an integral part of these consolidated financial statements.

3

thinkorswim Group, Inc.

Consolidated Statement of Changes in Stockholders’ Equity
Year Ended December 31, 2005

	Capital Stock						Additional		Total
	Preferred		Common		Treasury		Paid-in	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance, December 31, 2004	238,068	$238	749,914	$749	—	$—	$32,395,343	$1,719,771	$34,116,101
Net income	—	—	—	—	—	—	—	2,684,495	2,684,495
Treasury stock purchase	—	—	—	—	11,585	(500,009)	—	—	(500,009)
Stock transactions (see Note 6)	—	—	—	—	—	—	(32,215)	—	(32,215)

Balance, December 31, 2005	238,068	$238	749,914	$749	11,585	$(500,009)	$32,363,128	$4,404,266	$36,268,372

The accompanying notes are an integral part of these financial statements.

4

thinkorswim Group, Inc.

Consolidated Statement of Cash Flows
Year Ended December 31, 2005

Cash flows from operating activities
Net income	$2,684,495
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	986,792
Stock option expense	(32,215)
Deferred income taxes	(823,770)
(Increase)/decrease in operating assets
Receivable from clearing broker	(1,602,846)
Securities owned	(10,132,764)
Income taxes receivable	441,301
Accounts receivable, prepaid expenses and other assets	(15,304)
Increase/(decrease) in operating liabilities
Accrued compensation and related benefits	(14,690)
Securities sold, not yet purchased	141,472
Accounts payable and accrued expenses	1,070,936
Other liabilities	707,200

Net cash used in operating activities	(6,589,393)

Cash flows from investing activities
Acquisition of intangibles	(1,530,046)
Purchase of furniture, equipment and leasehold improvements	(735,532)
Website development costs	(1,469,327)
Purchase of software	(679,393)

Net cash used in investing activities	(4,414,298)

Cash flows from financing activities
Purchase of treasury stock	(500,009)

Net cash used in financing activities	(500,009)

Net decrease in cash and cash equivalents	(11,503,700)
Cash and cash equivalents
Beginning of year	25,153,794

End of year	$13,650,094

Supplemental disclosure of cash flow information
Cash paid for interest	$—
Cash paid for income taxes	$1,495,000

The accompanying notes are an integral part of these financial statements.

5

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements
December 31, 2005

1.	Nature of Operations

Organization and Basis of Presentation

These consolidated financial statements include thinkorswim Group, Inc. and its wholly owned subsidiaries, thinkorswim, Inc. (“Inc.”), thinkorswim Technologies, Inc. (“Tech”), thinkorswim Advisors, Inc. (“Advisors”), TOS Services, Inc. and TOS Red, Inc. (collectively, the “Company”). Inc. is the primary operating subsidiary and is a registered broker-dealer subject to regulation by the Securities and Exchange Commission (“SEC”), National Association of Securities Dealers, Inc. and the National Futures Association. Inc. is in the business of providing brokerage services for index and equity options and the related equity securities to retail and institutional customers, primarily through online systems. In addition, Inc. provides its clients with news, quotes, charts and other tools. Pursuant to a clearing agreement between Inc. and its primary clearing broker, Penson Financial Services, all securities transactions are cleared on a fully disclosed basis. Advisors is registered with the SEC as an investment adviser and offers a wide variety of investment advisory services to individual and institutional clients. In addition, Tech developed and TOS Services maintains an electronic institutional trading platform which is utilized by Inc. and two other unaffiliated broker-dealers.

On December 1, 2005, the Company acquired certain fixed assets, software and customer relationships from Arrowhead Solutions Inc on behalf of Tech. The fixed purchase price was $2,000,000, of which $1,250,000 was paid and $750,000 is included in other liabilities and is payable in two equal installments due on each of the first and second anniversaries of the transaction. In addition, the agreement provides for additional consideration of up to $1,250,000, subject to certain conditions being met. The Company has recorded $75,000, $500,000 and $1,425,000 related to fixed assets, software and customer relationships, respectively.

2.	Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of the Company’s financial statements.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents includes cash, money market funds and highly liquid securities with original maturities at the date of purchase of three months or less. The carrying amount of such cash equivalents approximates their fair value due to the short-term nature of these investments. Included in cash and cash equivalents at December 31, 2005 are investments in an overnight repurchase agreement and commercial paper with balances of $1,050,000 and $1,458,481, respectively.

Receivable from Clearing Broker

Receivable from clearing broker consists of cash deposits and receivables from revenues earned, net of expenses incurred, from customer transactions conducted through the clearing broker.

Securities Owned and Securities Sold, Not Yet Purchased

Securities owned and securities sold, not yet purchased, are carried at market value and recorded on a trade date basis. The Company does not actively trade securities for its own benefit. Equities and options included in

6

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

securities and securities sold, not yet purchased result from trade corrections, while certificates of deposit, municipal bonds and U.S. treasury securities are investments of the Company.

Estimated Fair Value of Financial Instruments

Market value of securities owned and securities sold, not yet purchased, is determined using market quotations. Management estimates the aggregate fair value of other financial instruments recognized on the consolidated statement of financial condition (including receivables, payables and accrued expenses) approximates their fair value, as such financial instruments are short-term in nature, bear interest at current market rates or are subject to frequent repricing.

Software and Website Development

Costs associated with software and website development provided by third parties, or acquired, are capitalized and are stated at cost, net of accumulated amortization. These assets are being amortized on a straight-line basis over a three-year useful life.

Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements are carried at cost and are depreciated on an accelerated basis over the estimated useful lives of the related assets ranging from five to seven years. Leasehold improvements are amortized on a straight-line basis over the lesser of the useful life of the improvement or the term of the lease.

Goodwill and Other Intangible Assets

Intangible assets relate to cash paid for a customer list acquired during 2004 for $289,345 and customer relationships acquired during 2005 for $1,425,000. The customer list and customer relationships are being amortized on a straight-line basis over their expected useful lives of three and 8.33 years, respectively. Total amortization expense related to intangible assets for the year ended December 31, 2005 was $81,486. Goodwill consists of $105,046 resultant from the acquisition of certain assets from Arrowhead, and is carried at cost adjusted for any other than temporary impairment. In management’s opinion, no impairment exists as of December 31, 2005.

Income Taxes

The Company and its eligible subsidiaries file a consolidated U.S. federal income tax return. The Company uses the asset and liability method required by Statement of Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes to provide income taxes on all transactions recorded in the consolidated financial statements. This requires that income taxes reflect the expected future tax consequences of temporary differences between the carrying amounts of assets or liabilities for book and tax purposes. Accordingly, a deferred tax liability or asset for each temporary difference is determined based on the tax rates the Company expects to be in effect when the underlying items of income and expense are to be realized. The Company’s expense for income taxes includes the current and deferred portions of that expense.

Recognition of Revenues and Expenses

Commissions revenues and clearing and brokerage fees are recorded on a trade date basis. Management fees are typically asset based and are recorded when earned. Subscription fees and software fees are recognized ratably over the associated subscription period. Interest income is recorded when earned.

Development and Maintenance Fees

Development and maintenance fees consist of amounts earned by the Company related to software developed and maintained by the Company and licensed to third parties. Development revenue represents payments or

7

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

payment commitments received by the Company to fund its software development costs. Maintenance revenue is recognized over the life of the maintenance period.

Stock Options

The Company accounts for stock-based compensation in accordance with the fair value method prescribed by SFAS 123, “Accounting for Stock Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock Based Compensation — Transition and Disclosure.” Under this method, compensation expense is recognized over the relevant service period based on the fair value of stock options. The Company uses the Black-Scholes valuation model to estimate the fair value of stock options at the time of each grant. Stock options are recorded as expense with an offsetting credit to stockholder’s equity in accordance with SFAS No. 123 over the corresponding service period.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In December 2004 the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004) (“SFAS 123R”), Share Based Payment, which is a revision to SFAS 123. The Company expects to adopt SFAS 123R in 2006. The Company continues to evaluate the impact of SFAS 123R, however, the Company does not anticipate that the adoption of SFAS 123R will have a material impact on results of operations.

3.	Securities Owned and Securities Sold, Not Yet Purchased

Securities owned and securities sold, not yet purchased, are composed of the following at December 31, 2005:

		Securities
	Securities	Sold, Not Yet
	Owned	Purchased

Options	$172,960	$130,740
Debt	12,040,330	—
Equities and other	12,828	76,428

	$12,226,118	$207,168

4.	Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements consisted of the following at December 31, 2005:

Computer hardware	$1,283,390
Leasehold improvements	270,063
Furniture and fixtures	440,585
Less: accumulated depreciation and amortization	(985,778)

$1,008,260

8

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

5.	Software and Website Development

The Company has capitalized the following software and website development costs at December 31, 2005:

Computer software	$1,225,227
Website and software development	3,368,202
Less: accumulated amortization	(2,134,737)

$2,458,692

6.	Stock Based Compensation

The Company accounts for stock options under SFAS 123. SFAS 123 requires all stock based compensation awards, including stock options, to be accounted for at fair value. The difference between fair value and the stock option exercise price at date of grant is recognized as compensation expense over the required service period. During the year ended December 31, 2005, all prior year options were fully vested and the current year options were granted with an exercise price that made the fair value of the award $0, so there was no compensation expense; however, the Company recognized a decrease in compensation expense of $32,215 related to employee option award cancellations.

The following table presents a summary of the Company’s option activity:

	Number of	Weighted-average
	Options	Exercise Price

Outstanding, January 1, 2005	142,224	$0.52
Granted	7,226	38.92
Exercised	—	—
Canceled	(3,876)	8.53

Outstanding, December 31, 2005	145,574	$2.21
Exercisable, December 31, 2005	143,922	$1.52

The options outstanding as of December 31, 2005 have a weighted-average remaining contractual life of 7.12 years.

The following table represents the Company’s weighted-average grant date fair values for the stock options granted, and the assumptions used to value the stock options under a Black-Scholes valuation model:

Weighted-average grant date fair value per option	$19.40
Weighted-average annualized stock option valuation assumptions
Risk-free interest rate	4.61%
Expected dividend yield	—
Expected common stock price volatility	68.70%
Assumed weighted-average expected life of stock options per employee option (in years)	7.12

As of December 31, 2005, the Company had 176,110 issued and fully vested options outstanding to a former service provider. These options have a remaining contractual life of approximately 16 years and an exercise price of $0.01 per share. In April 2005, the Company entered into an agreement with an independent contractor, under which the independent contractor would introduce new active customer accounts to Inc. and manage those accounts in a registered representative capacity. The agreement granted the independent contractor the option to buy up to one percent of the Company’s stock per year for three years, not to exceed three percent in aggregate. Partial vesting of this grant occurs on each of the first three anniversaries of this agreement and is subject to various performance and

9

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

service conditions. As of December 31, 2005, 13,197 options had been earned and will vest in April 2006. These independent contractor options have a weighted average remaining life of 2.33 years and a weighted average exercise price of $69.01.

7.	Convertible Preferred Stock

Series A Convertible Preferred shares have voting rights equal to common shares, while Series B Convertible Preferred shares are non-voting. Series A Convertible Preferred shares and Series B Convertible Preferred shares are convertible at the option of the holder at any time into shares of common stock. At December 31, 2005, holders of Series A Convertible Preferred shares and Series B Convertible Preferred shares would receive 1.168 and 1.0 shares of common stock, respectively, if converted. Series A Convertible Preferred shares and Series B Convertible Preferred shares also have preference upon liquidation of $26.0416 per share and $125.6928 per share, respectively. Series B Convertible Preferred shares’ liquidation preference supersedes that of Series A Convertible Preferred shares. As of December 31, 2005, 59,060 shares of Series A Convertible Preferred stock and 184,770 shares of Series B Convertible Preferred stock were authorized. Series A Convertible Preferred stock and Series B Convertible Preferred stock had 59,060 and 179,008 shares issued and outstanding, respectively, as of December 31, 2005.

8.	Income Taxes

Income tax expense for the year ended December 31, 2005 consists of:

Current
U.S. Federal	$1,889,518
State	494,890

Total current	2,384,408

Deferred
U.S. Federal	(628,500)
State	(195,100)

Total deferred	(823,600)

Total income tax expense	$1,560,808

Income tax expense differs from the statutory U.S. federal income tax rate as a result of the following:

Federal income tax expense computed at statutory rate	$1,485,856
State tax expense net of Federal benefit	205,000
Permanent book/tax differences	48,974
Prior year tax adjustment	(99,022)
Research and development credit	(80,000)

Provision for income taxes	$1,560,808

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2005 are presented below:

Management has determined that no valuation allowance is needed given the expectation of future taxable income which will exceed the amounts necessary to realize the deferred tax asset.

10

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

Deferred tax assets arising from:
Options	$2,408,772
Legal fees/settlement	1,021,513
Leasehold improvements	78,822
Software acquisition	4,589
Start-up costs	4,199
Customer base	3,097
Customer lists	26,160
State tax benefit	(173,264)

Total deferred tax assets	3,373,888

Deferred tax liabilities arising from:
Depreciation costs	197,354

Net deferred taxes	$3,176,534

9.	Commitments and Contingencies

The Company leases office space in three locations under operating lease agreements which expire during 2006 and 2007. Minimum required rental payments in 2006 under these lease obligations, including real estate taxes and operating expenses, is $44,988, $44,768 and $45,837, respectively. Minimum required rental payments in 2007 under one of the lease agreements is $30,431.

The Company has signed a lease for new office space under an operating lease agreement expiring in 2012. Minimum required rental payments in 2006 under this lease obligation, including taxes and operating expenses, are $216,252. Minimum required future rental payments under lease obligations, including taxes and operating expenses are as follows:

Years Ending December 31,

2006	$351,845
2007	324,689
2008	302,271
2009	310,431
2010	318,843
Thereafter	492,963

Total	$2,101,042

Rent expense for the year ended December 31, 2005 was $266,313, which includes $76,804 of rent reimbursement to an independent contractor who is a registered representative of the Company. As the Company is not a part to this lease, it has been excluded from the lease obligations noted above.

The Company, under consultation with counsel, has accrued for the estimable outcome of pending litigation. The Company does not expect the ultimate resolution of these matters to have a material adverse effect on the Company’s financial position or results of operations.

During the year, the Company was involved in two significant matters. The Company paid approximately $1.5 million related to a settlement with a former third party vendor of the Company. In addition, the Company has recognized expense of approximately $2.1 million related to an unfunded debit balance arising from trading activity

11

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

of a customer. The Company is vigorously pursuing reimbursement of the unfunded debit from the customer; however, the Company is unable to reasonably predict the ultimate outcome of recovery.

In the normal course of business, the Company enters into contracts which contain indemnification provisions, such as purchase contracts, service agreements and leasing agreements. Under the provisions of these contracts, the Company may indemnify counterparties to the contracts for certain aspects of the Company’s past conduct if other parties fail to perform, or if certain events occur. These indemnification provisions will vary based upon the contract. The Company may, in turn, obtain indemnifications from other parties in certain contracts. These indemnification provisions are not expected to have a material impact on the Company’s financial position of results of operations.

10.	Off-Balance Sheet Risk and Concentration of Credit Risk

Credit risk is the amount of accounting loss the Company would incur if the counterparty failed to perform its obligations under contractual terms. Substantially all of the clearing and depository operations of the Company are performed by its clearing broker on a fully disclosed basis pursuant to a clearance agreement. The Company’s exposure to credit risk associated with the nonperformance of counterparties in fulfilling their contractual obligations pursuant to securities transactions can be directly impacted by volatile securities markets, credit markets and regulatory changes.

In the normal course of business, the Company’s clearing broker makes margin loans to the Company’s customers, which are collateralized by customer securities. In permitting the customers to purchase securities on margin, the clearing broker is exposed to the risk of a market decline that could reduce the value of the collateral held below the customers’ indebtedness before the collateral can be sold, which could result in losses to the clearing broker. The Company’s agreement with the clearing broker requires the Company to reimburse the clearing broker for any losses incurred related to customers introduced by the Company. The Company seeks to control the risk associated with customer activities by making credit inquiries when establishing customer relationships and by monitoring customer trading activity.

The Company enters into repurchase agreements under which the Company purchases a security at a specified price with the intention to sell the same security to the same counterparty at a fixed or determinable price at a future date. The Company has not experienced any losses in such agreements. Management believes that the Company is not exposed to any significant credit risk on repurchase agreements.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on bank deposits.

12

thinkorswim Group, Inc.

Consolidated Financial Statements
December 31, 2004

thinkorswim Group, Inc.
Index
December 31, 2004

Report of Independent Auditors

To the Board of Directors and Stockholders of
thinkorswim Group, Inc.:

In our opinion, the accompanying consolidated statement of financial condition and the related consolidated statements of income, of changes in stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of thinkorswim Group, Inc. and its subsidiaries (collectively, the “Company”) at December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
May 31, 2005

1

thinkorswim Group, Inc.

Consolidated Statement of Financial Condition
December 31, 2004

ASSETS
Cash and cash equivalents	$25,153,794
Receivable from clearing broker	2,020,650
Securities owned, at market value	2,093,354
Software and website development, at cost net of accumulated amortization of $1,517,720	926,989
Furniture, equipment and leasehold improvements, at cost net of accumulated depreciation and amortization of $697,489	561,017
Income taxes receivable	494,784
Deferred tax asset	2,352,764
Accounts receivable	1,208,258
Prepaid expenses and other assets	552,905

Total assets	$35,364,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued compensation and related benefits	$119,593
Securities sold, not yet purchased, at market value	65,696
Accounts payable and accrued expenses	620,325
Other liabilities	442,800

Total liabilities	1,248,414

Convertible preferred stock, $0.001 par value, authorized 243,830 shares, 238,068 issued and outstanding	238
Common stock, $0.001 par value, authorized 1,397,821 shares, 749,914 issued and outstanding	749
Additional paid in capital	32,395,343
Retained earnings	1,719,771

Total stockholders’ equity	34,116,101

Total liabilities and stockholders’ equity	$35,364,515

The accompanying notes are an integral part of these consolidated financial statements.

2

thinkorswim Group, Inc.

Consolidated Statement of Income
Year Ended December 31, 2004

Revenues
Commissions	$14,602,936
Development and maintenance fees	844,652
Management and subscription fees	593,884
Interest and dividends	950,066
Other	72,249

Total revenues	17,063,787

Expenses
Employee compensation and benefits	5,487,478
Clearing and brokerage fees	3,300,974
Professional fees and legal settlement	1,137,177
Technology, communications and market data	1,080,085
Advertising and promotion	2,892,642
Depreciation and amortization	848,467
Occupancy	192,849
Other	1,045,703

Total expenses	15,985,375

Income before provision for income taxes	1,078,412
Provision for income taxes	(366,480)

Net income	$711,932

The accompanying notes are an integral part of these consolidated financial statements.

3

thinkorswim Group, Inc.

Consolidated Statement of Changes in Stockholders’ Equity
Year Ended December 31, 2004

	Capital Stock						Total
	Convertible Preferred		Common		Additional	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Paid-in Capital	Earnings	Equity

Balance, December 31, 2003	59,060	$59	602,462	$602	$7,627,783	$1,007,839	$8,636,283
Net income	—	—	—	—	—	711,932	711,932
Stock transactions	179,008	179	147,452	147	22,271,247	—	22,271,573
Stock option awards (see Note 6)	—	—	—	—	2,496,313	—	2,496,313

Balance, December 31, 2004	238,068	$238	749,914	$749	$32,395,343	$1,719,771	$34,116,101

The accompanying notes are an integral part of these financial statements.

4

thinkorswim Group, Inc.

Consolidated Statement of Cash Flows
Year Ended December 31, 2004

Cash flows from operating activities
Net income	$711,932
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	848,467
Stock option expense	2,982,584
Deferred income taxes	(529,735)
(Increase)/decrease in operating assets
Receivable from clearing broker	(719,768)
Securities owned	(2,089,299)
Income taxes receivable	(494,784)
Accounts receivable, prepaid expenses and other assets	(1,589,711)
Increase/(decrease) in operating liabilities
Accrued compensation and related benefits	(260,637)
Securities sold, not yet purchased	55,279
Income taxes payable	(749,000)
Accounts payable and accrued expenses	(751,508)
Other liabilities	442,800

Net cash used in operating activities	(2,143,380)

Cash flows from investing activities
Software purchases and website development costs	(258,096)
Purchase of furniture, equipment and leasehold improvements	(424,984)

Net cash used in investing activities	(683,080)

Cash flows from financing activities
Shares issued	21,785,012
Stock options exercised	290

Net cash provided by financing activities	21,785,302

Net increase in cash and cash equivalents	18,958,842
Cash and cash equivalents
Beginning of year	6,194,952

End of year	$25,153,794

Supplemental disclosure of cash flow information
Cash paid for interest	$2,321
Cash paid for income taxes	$2,140,000

The accompanying notes are an integral part of these financial statements.

5

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements
December 31, 2004

1.	Nature of Operations

Organization and Basis of Presentation

These consolidated financial statements include thinkorswim Group, Inc. and its wholly owned subsidiaries, thinkorswim, Inc. (“Inc.”), thinkorswim Technologies, Inc. (“Tech”), thinkorswim Advisors, Inc. (“Advisors”), TOS Services, Inc. and TOS Red, Inc. (collectively, the “Company”). Inc. is the primary operating subsidiary and is a registered broker-dealer subject to regulation by the Securities and Exchange Commission (“SEC”), National Association of Securities Dealers, Inc. and the National Futures Association. Inc. is in the business of providing brokerage services for index and equity options and the related equity securities to retail customers, primarily through online systems. Pursuant to a clearing agreement between Inc. and its clearing broker, Penson Financial Services, all securities transactions are cleared on a fully disclosed basis. The Company also offers a wide variety of investment advisory services to individual and institutional clients, subscriptions, investment news, quotes, charts and other tools. In addition, the Company developed and maintains an electronic institutional trading platform on behalf of Inc. and two other unaffiliated broker-dealers.

2.	Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of the Company’s financial statements.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents includes cash, money market funds and highly liquid securities with original maturities at the date of purchase of three months or less. The carrying amount of such cash equivalents approximates their fair value due to the short-term nature of these investments. Included in cash and cash equivalents at December 31, 2004 are investments in an overnight repurchase agreement, a money market fund and commercial paper with balances of $17,500,000, $3,743,623 and $432,686, respectively.

Receivable from Clearing Broker

Receivable from clearing broker consists of cash deposits and receivables from revenues earned, net of expenses incurred from customer transactions conducted through the clearing broker.

Securities Owned and Securities Sold, Not Yet Purchased

Securities owned and securities sold, not yet purchased, are carried at market value and recorded on a trade date basis. The Company does not actively trade securities for its own benefit. Equities and options included in securities and securities sold, not yet purchased result from trade corrections, while certificates of deposit are investments of the Company.

Estimated Fair Value of Financial Instruments

Fair value of securities owned and securities sold, not yet purchased, is determined using market quotations. Management estimates the aggregate fair value of other financial instruments recognized on the consolidated statement of financial condition (including receivables, payables and accrued expenses) approximates their fair

6

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

value, as such financial instruments are short-term in nature, bear interest at current market rates or are subject to frequent repricing.

Software and Website Development

Software and website development costs provided by third parties are capitalized and are stated at cost, net of accumulated amortization. These assets are being amortized on a straight-line basis over a three-year useful life.

Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements are carried at cost and are depreciated on an accelerated basis over the estimated useful lives of the related assets ranging from five to seven years. Leasehold improvements are amortized on a straight-line basis over the lesser of the useful life of the improvement or the term of the lease.

Intangible Asset

Intangible assets relate to customer lists acquired during 2004 totaling $289,345. These intangible assets are being amortized on a straight-line basis over their expected useful life of three years. Total amortization expense for the year ended December 31, 2004 was $29,171. The unamortized intangible assets are included in Prepaid Expenses and Other Assets on the consolidated statement of financial condition.

Income Taxes

The Company and its eligible subsidiaries file a consolidated U.S. federal income tax return. The Company uses the asset and liability method required by Statement of Accounting Standards (SFAS) No. 109, Accounting for Income Taxes to provide income taxes on all transactions recorded in the consolidated financial statements. This requires that income taxes reflect the expected future tax consequences of temporary differences between the carrying amounts of assets or liabilities for book and tax purposes. Accordingly, a deferred tax liability or asset for each temporary difference is determined based on the tax rates the Company expects to be in effect when the underlying items of income and expense are to be realized. The Company’s expense for income taxes includes the current and deferred portions of that expense.

Recognition of Revenues and Expenses

Commissions revenues and clearing and brokerage fees are recorded on a trade date basis. Management fees are typically asset based and are recorded when earned. Subscription fees are recognized ratably over the associated subscription period. Interest income is recorded when earned.

Development and Maintenance Fees

Development and maintenance fees consist of amounts earned by the Company related to software developed and maintained by the Company and licensed to third parties. Development revenue represents payments or payment commitments received by the Company to fund its software development costs. Maintenance revenue is recognized over the life of the maintenance period.

Stock Options

The Company accounts for stock-based compensation in accordance with the fair value method prescribed by SFAS 123, “Accounting for Stock Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock Based Compensation — Transition and Disclosure.” Under this method, compensation expense is recognized over the relevant service period based on the fair value of stock options. The Company uses the Black-Scholes valuation model to estimate the fair value of stock options at the time of each grant. Stock options are recorded as expense

7

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

with an offsetting credit to stockholder’s equity in accordance with SFAS No. 123 over the corresponding service period.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.	Securities Owned and Securities Sold, Not Yet Purchased

Securities owned and securities sold, not yet purchased, are composed of the following at December 31, 2004:

		Securities
	Securities	Sold, Not Yet
	Owned	Purchased

Certificates of deposit	$2,016,668	$—
Options	66,675	55,685
Equities	10,011	10,011

	$2,093,354	$65,696

4.	Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements consisted of the following at December 31, 2004:

Computer hardware	$882,586
Leasehold improvements	256,162
Furniture and fixtures	119,758

Total	1,258,506
Less: accumulated depreciation and amortization	(697,489)

$561,017

5.	Software and Website Development

The Company has capitalized the following software and website development costs at December 31, 2004:

Computer software	$631,197
Website development	1,813,512

Total	2,444,709
Less: accumulated amortization	(1,517,720)

$926,989

During the year, the Company capitalized software development costs in the amount of $1,342,848 relating to the development of its institutional trading platform. The Company received $2,000,000 from two financial institutions in exchange for rights to use the institutional software. This revenue was credited against the capitalized software value, until such value was reduced to zero, and the remaining $657,152 has been included within development and maintenance fees in the consolidated statement of income.

8

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

6.	Stock Based Compensation

Certain key employees and a director of the Company have been granted compensatory stock options. During the year ended December 31, 2004, the Company recognized compensation expense of $1,192,377 related to employee and director option awards.

The following table presents a summary of the Company’s option activity:

	Number of	Weighted-average
	Options	Exercise Price

Outstanding, January 1, 2004	98,436	$0.01
Granted	43,788	1.67
Exercised	—	—
Canceled	—	—
Outstanding, December 31, 2004	142,224	$0.52
Exercisable, December 31, 2004	138,919	$0.30

The options outstanding as of December 31, 2004 have a weighted-average remaining contractual life of 8.09 years.

The following table represents the Company’s weighted-average grant date fair values for the employee stock options granted, and the assumptions used to value the stock options under a Black-Scholes valuation model:

Weighted-average grant date fair value per employee option	$18.65
Weighted-average annualized stock option valuation assumptions
Risk-free interest rate	2.02%
Expected dividend yield	—
Expected common stock price volatility	65.39%
Assumed weighted-average expected life of stock options per employee option (in years)	6.38

In March 2002, Inc entered into a strategic marketing agreement (the “Agreement”) with a service provider, under which the service provider would introduce up to 6,000 new, funded customer accounts to Inc. The Agreement granted 205,072 options of Company stock to the service provider. Vesting of this grant was based on the number of new, funded customer accounts introduced to Inc. by the service provider. On each of the first three anniversaries of the date of the Agreement, the service provider vested in options based on the number of new, funded customer accounts introduced during the preceding twelve month period. Vesting was contingent upon introduction of a specified minimum number of accounts in each twelve month period.

Prior to 2004, Inc. recognized expense in each year equal to the estimated fair value of the options earned in that year.

During 2004, Inc. and the service provider mutually agreed to terminate the Agreement. As a result of the termination, 40,365 options vested immediately, making the service provider fully vested in all 205,072 options. During 2004, Inc. recognized $632,932 of expense related to options vested due to account introductions and $1,157,275 of expense related to termination of the Agreement. These amounts were recorded as advertising and promotion expense.

During 2004, the service provider exercised 28,962 options at an aggregate exercise price of $290, leaving this service provider with 176,110 vested options. These remaining options have a strike price of $0.01 per share and a remaining contractual life of approximately 17 years.

9

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

7.	Convertible Preferred Stock

Holders of the convertible preferred stock have voting rights equal to the common shares. The shares are convertible at the option of the holder at any time into shares of common stock of the Company in accordance with the conversion ratio of one share of common stock for each $22.297 of Preferred Classes A and $75.6308 of Preferred Class B at December 31, 2004. Preferred Classes A and B shareholders also have a per share preference upon liquidation of $26.0416 and $125.6928, respectively. Preferred Class B shares’ liquidation preference supersedes that of Preferred Class A shares. As of December 31, 2004 59,060 and 184,770 shares of Preferred Classes A and B, respectively, were authorized. Preferred Class A and B had 59,060 and 179,008 shares issued and outstanding, respectively, as of December 31, 2004.

8.	Income Taxes

Income tax expense for the year ended December 31, 2004 consists of:

Current
U.S. Federal	$804,984
State	91,251

Total current	896,235

Deferred
U.S. Federal	(455,200)
State	(74,555)

Total deferred	(529,755)

Total income tax expense	$366,480

Income tax expense differs from the statutory U.S. federal income tax rate as a result of the following:

Federal income tax expense computed at statutory rate	34.00%
State tax expense	4.80
Miscellaneous credits and permanent items	(4.82)

Provision for income taxes	33.98%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2004 are presented below:

Deferred tax assets arising from:
Stock options	$2,418,811
Leasehold improvements	63,208
Start-up costs	5,271
Customer lists	9,638
State tax benefit	107,678

Total deferred tax assets	2,604,606
Deferred tax liabilities arising from:
Depreciation	$251,842

Net deferred taxes	2,352,764

10

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

Management has determined that no valuation allowance is needed given the expectation of future taxable income which will exceed the amounts necessary to realize the deferred tax asset.

9.	Commitments and Contingencies

The Company leases office space under an operating lease agreement which expires during 2005. Minimum required rental payments in 2005 under this lease obligation, including real estate taxes and operating expenses, is $163,069.

Rent expense for the year ended December 31, 2004 was $164,522.

The Company has accrued for the estimated outcome of litigation surrounding a non-customer related claim. The settlement, legal and arbitration fees are estimated at $442,800 and are included in Other Liabilities. The Company does not expect resolution of this matter to have a material adverse effect on the Company’s financial position or results of operations.

Management of the Company is not aware of any legal proceedings or other matters arising out of its activities as a broker-dealer in securities that would result in a material adverse effect on the Company’s financial position or results of operations.

In the normal course of business, the Company enters into contracts which contain indemnification provisions, such as purchase contracts, service agreements and leasing agreements. Under the provisions of these contracts, the Company may indemnify counterparties to the contracts for certain aspects of the Company’s past conduct if other parties fail to perform, or if certain events occur. These indemnification provisions will vary based upon the contract. The Company may, in turn, obtain indemnifications from other parties in certain contracts. These indemnification provisions are not expected to have a material impact on the Company’s financial position of results of operations.

10.	Off-Balance Sheet Risk and Concentration of Credit Risk

Credit risk is the amount of accounting loss the Company would incur if the counterparty failed to perform its obligations under contractual terms. Substantially all of the clearing and depository operations of the Company are performed by its clearing broker on a fully disclosed basis pursuant to a clearance agreement. The Company’s exposure to credit risk associated with the nonperformance of counterparties in fulfilling their contractual obligations pursuant to securities transactions can be directly impacted by volatile securities markets, credit markets and regulatory changes.

In the normal course of business, the Company’s clearing broker makes margin loans to the Company’s customers, which are collateralized by customer securities. In permitting the customers to purchase securities on margin, the clearing broker is exposed to the risk of a market decline that could reduce the value of the collateral held below the customers’ indebtedness before the collateral can be sold, which could result in losses to the clearing broker. The Company’s agreement with the clearing broker requires the Company to reimburse the clearing broker for any losses incurred related to customers introduced by the Company. The Company seeks to control the risk associated with customer activities by making credit inquiries when establishing customer relationships and by monitoring customer trading activity.

The Company enters into repurchase agreements under which the Company purchases a security at a specified price with the intention to sell the same security to the same counterparty at a fixed or determinable price at a future date. The Company has not experienced any losses in such agreements. Management believes that the Company is not exposed to any significant credit risk on repurchase agreements.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on bank deposits.

11

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

11.	Subsequent Event

During May 2005, the Company entered into new lease agreements for office facilities requiring minimum annual rental payments, excluding escalations and increases in operating expenses and taxes, as follows:

Year Ending December 31,
2005	$134,364
2006	227,500
2007	294,262
2008	302,271
2009	310,427
After 2009	811,799

Total	$1,946,259

12

thinkorswim Group, Inc.

Consolidated Financial Statements
December 31, 2003

thinkorswim Group, Inc.

Index
December 31, 2003

Report of Independent Auditors

To the Board of Directors and Stockholders of
thinkorswim Group, Inc.:

In our opinion, the accompanying consolidated statement of financial condition and the related consolidated statements of income, of changes in stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of thinkorswim Group, Inc. and its subsidiaries (collectively, the “Company”) at December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
October 11, 2006

1

thinkorswim Group, Inc.

Consolidated Statement of Financial Condition
December 31, 2003

ASSETS
Cash and cash equivalents	$6,194,952
Receivable from clearing broker	1,300,882
Securities owned, at market value	4,055
Software and website development, at cost net of accumulated amortization of $911,677	1,274,935
Furniture, equipment and leasehold improvements, at cost net of accumulated depreciation and amortization of $513,113	347,981
Deferred tax asset	1,823,029
Prepaid expenses and other assets	201,928

Total assets	$11,147,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued compensation and related benefits	$380,230
Accounts payable and accrued expenses	371,831
Securities sold, not yet purchased, at market value	10,418
Prepaid software license	1,000,000
Income taxes payable	749,000

Total liabilities	2,511,479

Convertible preferred stock, $0.001 par value, authorized 400,000 shares, 59,060 issued and outstanding	59
Common stock, $0.001 par value, authorized 5,000,000 shares, 602,462 issued and outstanding	602
Additional paid-in capital	7,627,783
Retained earnings	1,007,839

Total stockholders’ equity	8,636,283

Total liabilities and stockholders’ equity	$11,147,762

The accompanying notes are an integral part of these consolidated financial statements.

2

thinkorswim Group, Inc.

Consolidated Statement of Income
Year Ended December 31, 2003

Revenues
Commissions	$12,249,028
Management and subscription fees	341,039
Interest and dividends	443,641
Other	63,004

Total revenues	13,096,712

Expenses
Employee compensation and benefits	3,528,627
Clearing and brokerage fees	3,444,791
Professional legal fees	133,485
Technology, communications and market data	716,720
Marketing, advertising and promotion	1,842,657
Depreciation and amortization	612,151
Occupancy	190,514
Other	521,889

Total expenses	10,990,834

Income before income tax benefit	2,105,878
Income tax benefit (see note 7)	1,036,329

Net income	$3,142,207

The accompanying notes are an integral part of these consolidated financial statements.

3

thinkorswim Group, Inc.

Consolidated Statement of Changes in Stockholders’ Equity
Year Ended December 31, 2003

					Additional	Additional	Retained
	Capital Stock				Paid-in	Paid-in	Earnings/	Total
	Preferred		Common		Capital	Capital	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	(Preferred)	(Common)	Deficit	Equity

Balance, December 31, 2002	59,060	$59	602,462	$602	$—	$6,274,457	$(2,134,368)	$4,140,750
Net income	—	—	—	—	—	—	3,142,207	3,142,207
Stock options (see note 5)	—	—	—	—	—	1,353,326	—	1,353,326

Balance, December 31, 2003	59,060	$59	602,462	$602	$—	$7,627,783	$1,007,839	$8,636,283

The accompanying notes are an integral part of these consolidated financial statements.

4

thinkorswim Group, Inc.

Consolidated Statement of Cash Flows
Year Ended December 31, 2003

Cash flows from operating activities
Net income	$3,142,207
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	612,151
Stock option expense	1,353,326
Deferred income taxes	(1,755,329)
(Increase)/decrease in operating assets
Receivable from clearing broker	(397,725)
Securities owned	(1,715)
Prepaid expenses and other assets	(120,529)
Increase/(decrease) in operating liabilities
Accrued compensation and related benefits	259,948
Accounts payable and accrued expenses	130,548
Securities sold, not yet purchased	8,558
Prepaid software license	1,000,000
Income taxes payable	749,000

Net cash provided by operating activities	4,980,440

Cash flows from investing activities
Purchase of furniture, equipment and leasehold improvements	(157,724)
Software and website development costs	(948,032)

Net cash used in investing activities	(1,105,756)

Net increase in cash and cash equivalents	3,874,684
Cash and cash equivalents
Beginning of year	2,320,268

End of year	$6,194,952

Supplemental disclosure of cash flow information
Cash paid for interest	$—
Cash paid for income taxes	$—

The accompanying notes are an integral part of these consolidated financial statements.

5

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements
December 31, 2003

1.	Nature of Operations

Organization and Basis of Presentation

These consolidated financial statements include thinkorswim Group, Inc. and its wholly owned subsidiaries, thinkorswim, Inc. (“Inc.”), thinkorswim Technologies, Inc. (“Tech”), thinkorswim Advisors, Inc. (“Advisors”), TOS Services, Inc. and TOS Red, Inc. (collectively, the “Company”). Inc. is the primary operating subsidiary and is a registered broker-dealer subject to regulation by the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. Inc. is in the business of providing brokerage services for index and equity options and the related equity securities to retail and institutional customers, primarily through online systems. In addition, Inc. provides its clients with news, quotes, charts and other tools. Pursuant to a clearing agreement between Inc. and its clearing broker, Penson Financial Services, all securities transactions are cleared on a fully disclosed basis. Advisors is registered with the SEC as an investment adviser and offers a wide variety of investment advisory services to individual and institutional clients. In addition, Tech is developing an electronic institutional trading platform.

2.	Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of the Company’s financial statements.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents includes cash, money market funds and highly liquid securities with original maturities at the date of purchase of three months or less. The carrying amount of such cash equivalents approximates their fair value due to the short-term nature of these investments. Included in cash and cash equivalents at December 31, 2003 is commercial paper with a balance of $427,267.

Receivable from Clearing Broker

Receivable from clearing broker consists of cash deposits and receivables from revenues earned, net of expenses incurred, from customer transactions conducted through the clearing broker.

Securities Owned and Securities Sold, Not Yet Purchased

Securities owned and securities sold, not yet purchased, are carried at market value and recorded on a trade date basis. The Company does not actively trade securities for its own benefit. Equities and options included in securities and securities sold, not yet purchased, result from trade corrections. At December 31, 2003, securities owned and securities sold, not yet purchased, consisted solely of options.

Estimated Fair Value of Financial Instruments

Market value of securities owned and securities sold, not yet purchased, is determined using market quotations. Management estimates the aggregate fair value of other financial instruments recognized on the consolidated statement of financial condition (including receivables, payables and accrued expenses) approximates their fair value, as such financial instruments are short-term in nature, bear interest at current market rates or are subject to frequent repricing.

6

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

Software and Website Development

Costs associated with software and website development provided by third parties, or acquired, are capitalized and are stated at cost, net of accumulated amortization. These assets are being amortized on a straight-line basis over a three-year useful life.

Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements are carried at cost and are depreciated on an accelerated basis over the estimated useful lives of the related assets ranging from five to seven years. Leasehold improvements are amortized on a straight-line basis over the lesser of the useful life of the improvement or the term of the lease.

Income Taxes

The Company and its subsidiaries file a consolidated U.S. federal income tax return. The Company uses the asset and liability method required by Statement of Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes to provide income taxes on all transactions recorded in the consolidated financial statements. This requires that income taxes reflect the expected future tax consequences of temporary differences between the carrying amounts of assets or liabilities for book and tax purposes. Accordingly, a deferred tax liability or asset for each temporary difference is determined based on the tax rates the Company expects to be in effect when the underlying items of income and expense are to be realized. The Company’s expense for income taxes includes the current and deferred portions of that expense.

Recognition of Revenues and Expenses

Commissions revenues and clearing and brokerage fees are recorded on a trade date basis. Management fees are typically asset based and are recorded when earned. Subscription fees and software fees are recognized ratably over the associated subscription period. Interest income is recorded when earned.

Prepaid Software License

Prepaid software license represents amounts received prior to the effective date of the license.

Stock Options

The Company accounts for stock-based compensation in accordance with the fair value method prescribed by SFAS No. 123, “Accounting for Stock Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock Based Compensation — Transition and Disclosure.” Under this method, compensation expense is recognized over the relevant service period based on the fair value of stock options. The Company uses the Black-Scholes valuation model to estimate the fair value of stock options at the time of each grant. Stock options are recorded as expense with an offsetting credit to stockholders’ equity in accordance with SFAS No. 123 over the corresponding service period.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

7

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

3.	Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements consisted of the following at December 31, 2003:

Computer hardware	$536,621
Leasehold improvements	221,178
Furniture and fixtures	103,295
Less: accumulated depreciation and amortization	(513,113)

$347,981

4.	Software and Website Development

The Company has capitalized the following software and website development costs at December 31, 2003:

Computer software	$307,964
Website and software development	1,878,648
Less: accumulated amortization	(911,677)

$1,274,935

5.	Stock Based Compensation

The Company accounts for stock options under SFAS 123. SFAS 123 requires all stock based compensation awards, including stock options, to be accounted for at fair value. The difference between fair value and the stock option exercise price at date of grant is recognized as compensation expense over the required service period. During the year ended December 31, 2003, all prior year employee options became fully vested increasing employee compensation by $170,992. During the current year, 12,701 employee options were cancelled decreasing employee compensation by $178,449. The net result was a decrease in employee compensation expense of $7,457.

In March 2002, Inc. entered into a strategic marketing agreement with a service provider, under which the service provider would introduce up to 6,000 new, funded customer accounts to Inc. The agreement granted the service provider 205,072 options of the Company. These options have a strike price of $0.01 and a contractual life of 20 years. On each of the first three anniversaries of the date of the Agreement, the service provider vests in options based on the number of new, funded customer accounts introduced in the preceding twelve month period. Based on the number of new, funded customer accounts introduced in 2003, the service provider earned 59,474 options. During 2003, Inc recognized $1,360,783 of expense related to service provider options. These amounts are recorded under marketing, advertising and promotion expense. The total number of options earned by the service provider in 2002 and 2003 was 141,774, collectively, which are excluded from the employee option activity noted below.

The following table presents a summary of the Company’s employee option activity:

	Number of	Weighted-Average
	Options	Exercise Price

Outstanding, January 1, 2003	111,137	$0.01
Granted	—	—
Exercised	—	—
Canceled	(12,701)	0.01

Outstanding, December 31, 2003	98,436	$0.01
Exercisable, December 31, 2003	98,436	$0.01

The options outstanding as of December 31, 2003 have a weighted-average remaining contractual life of 8.5 years.

8

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

The following table represents the Company’s weighted-average grant date fair values for the stock options granted, and the assumptions used to value the stock options under a Black-Scholes valuation model:

Weighted-average grant date fair value per option	$0.01
Weighted-average annualized stock option valuation assumptions
Risk-free interest rate	5.01%
Expected dividend yield	—
Expected common stock price volatility	49.96%
Assumed weighted-average expected life of stock options per employee option (in years)	8.5

6.	Convertible Preferred Stock

Series A Convertible Preferred shares have voting rights equal to common shares. Series A Convertible Preferred shares are convertible at the option of the holder at any time into shares of common stock. At December 31, 2003, holders of Series A Convertible Preferred shares would receive 1.168 shares of common stock if converted. Series A Convertible Preferred shares also have preference upon liquidation of $26.0416 per share. As of December 31, 2003, 59,060 shares of Series A Convertible Preferred stock were authorized. Series A Convertible Preferred stock had 59,060 shares issued and outstanding as of December 31, 2003.

7.	Income Taxes

Income tax benefit for the year ended December 31, 2003 consists of:

Current
U.S. Federal	$615,180
State	171,491

Total current	786,671

Deferred
U.S. Federal	(1,500,700)
State	(322,300)

Total deferred	(1,823,000)

Total income tax benefit	$(1,036,329)

During 2003, management determined that it was more likely than not that the Company would be able to realize deferred tax assets that had arisen in prior periods. Therefore, in 2003, the Company recorded a decrease in tax expense related to the reversal of previously established valuation allowances. Income tax expense differs from the statutory U.S. federal income tax rate as a result of the following:

Federal income tax expense computed at statutory rate	$715,997
State tax expense net of Federal benefit	42,886
Permanent book/tax differences	86,645
Reversal of valuation allowances	(1,808,313)
Penalties	30,000
Research and development credit	(103,544)

Income tax benefit	$(1,036,329)

9

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2003 are presented below:

Management has determined that at December 31, 2003 no valuation allowance is needed given the expectation of future taxable income which will exceed the amounts necessary to realize the deferred tax asset.

Deferred tax assets arising from:
Options	$1,703,193
Software development fees	413,000
Start-up costs	16,136

Total deferred tax assets	2,132,329

Deferred tax liabilities arising from:
Depreciation costs	309,300

Net deferred taxes	$1,823,029

8.	Commitments and Contingencies

The Company leases office space in two locations under operating lease agreements which expire during 2006 and 2007. Minimum required future rental payments under lease obligations, including taxes and operating expenses are as follows:

Years Ending December 31,
2004	$147,951
2005	152,916
2006	53,915
2007	30,431

Total	$385,213

Rent expense for the year ended December 31, 2003 was $162,284.

The Company, under consultation with counsel, has accrued for the estimable outcome of pending litigation. The Company does not expect the ultimate resolution of these matters to have a material adverse effect on the Company’s financial position or results of operations.

In the normal course of business, the Company enters into contracts which contain indemnification provisions, such as purchase contracts, service agreements and leasing agreements. Under the provisions of these contracts, the Company may indemnify counterparties to the contracts for certain aspects of the Company’s past conduct if other parties fail to perform, or if certain events occur. These indemnification provisions will vary based upon the contract. The Company may, in turn, obtain indemnifications from other parties in certain contracts. These indemnification provisions are not expected to have a material impact on the Company’s financial position or results of operations.

9.	Off-Balance Sheet Risk and Concentration of Credit Risk

Credit risk is the amount of accounting loss the Company would incur if the counterparty failed to perform its obligations under contractual terms. Substantially all of the clearing and depository operations of the Company are performed by its clearing broker on a fully disclosed basis pursuant to a clearance agreement. The Company’s exposure to credit risk associated with the nonperformance of counterparties in fulfilling their contractual obligations pursuant to securities transactions can be directly impacted by volatile securities markets, credit markets and regulatory changes.

10

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

In the normal course of business, the Company’s clearing broker makes margin loans to the Company’s customers, which are collateralized by customer securities. In permitting the customers to purchase securities on margin, the clearing broker is exposed to the risk of a market decline that could reduce the value of the collateral held below the customers’ indebtedness before the collateral can be sold, which could result in losses to the clearing broker. The Company’s agreement with the clearing broker requires the Company to reimburse the clearing broker for any losses incurred related to customers introduced by the Company. The Company seeks to control the risk associated with customer activities by making credit inquiries when establishing customer relationships and by monitoring customer trading activity.

The Company enters into repurchase agreements under which the Company purchases a security at a specified price with the intention to sell the same security to the same counterparty at a fixed or determinable price at a future date. The Company has not experienced any losses in such agreements. Management believes that the Company is not exposed to any significant credit risk on repurchase agreements.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on bank deposits.

11

thinkorswim Group, Inc.

Consolidated Financial Statements
June 30, 2006

thinkorswim Group, Inc.

Index
June 30, 2006

Report of Independent Auditors

To the Board of Directors and Stockholders of
thinkorswim Group, Inc.:

In our opinion, the accompanying consolidated statement of financial condition and the related consolidated statements of income, of changes in stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of thinkorswim Group, Inc. and its subsidiaries (collectively, the “Company”) at June 30, 2006, and the results of their operations and their cash flows for the six month period then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
September 25, 2006

1

thinkorswim Group, Inc.

Consolidated Statement of Financial Condition
June 30, 2006

ASSETS
Cash and cash equivalents	$12,960,743
Receivable from clearing broker	4,927,199
Securities owned, at market value	17,245,764
Software and website development, at cost net of accumulated amortization of $2,631,802	2,745,152
Furniture, equipment and leasehold improvements, at cost net of accumulated depreciation and amortization of $415,592	1,957,100
Goodwill and other intangibles, at cost net of accumulated amortization of $242,665	1,576,726
Income taxes receivable	440,083
Deferred tax asset	3,181,334
Accounts receivable	1,497,585
Prepaid expenses and other assets	1,234,772

Total assets	$47,766,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued compensation and related benefits	$995,639
Securities sold, not yet purchased, at market value	53,728
Accounts payable and accrued expenses	2,975,379
Other liabilities	1,580,023

Total liabilities	5,604,769

Convertible preferred stock, $0.001 par value, authorized 243,830 shares 238,068 issued and outstanding	238
Common stock, $0.001 par value, authorized 1,397,821 shares, 754,106 issued and outstanding	753
Additional paid-in capital	32,424,866
Retained earnings	10,296,524
Treasury stock, at cost (12,991 shares)	(560,692)

Total stockholders’ equity	42,161,689

Total liabilities and stockholders’ equity	$47,766,458

The accompanying notes are an integral part of these consolidated financial statements.

2

thinkorswim Group, Inc.

Consolidated Statement of Income
Six Month Period Ended June 30, 2006

Revenues
Commissions	$17,833,898
Interest and dividends	4,203,434
Other brokerage related revenue	3,484,849
Software and maintenance fees	1,711,160
Management and subscription fees	473,867
Other	439,477

Total revenues	28,146,685

Expenses
Employee compensation and benefits	4,817,120
Clearing, brokerage and other related fees	7,469,011
Technology, communications and market data	2,219,485
Advertising and promotion	936,390
Depreciation and amortization	973,423
Professional fees	245,906
Occupancy	356,765
Other	1,582,877

Total expenses	18,600,977

Income before provision for income taxes	9,545,708
Provision for income taxes	(3,653,450)

Net income	$5,892,258

The accompanying notes are an integral part of these consolidated financial statements.

3

thinkorswim Group, Inc.

Consolidated Statement of Changes in Stockholders’ Equity
Six Month Period Ended June 30, 2006

	Capital Stock								Total
	Preferred		Common		Treasury		Additional	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Earnings	Equity

Balance, December 31, 2005	238,068	$238	749,914	$749	11,585	$(500,009)	$32,363,128	$4,404,266	$36,268,372
Net income	—	—	—	—	—	—	—	5,892,258	5,892,258
Treasury stock purchase	—	—	—	—	1,406	(60,683)	—	—	(60,683)
Stock options (see Note 6 )	—	—	4,192	4	—	—	61,738	—	61,742

Balance, June 30, 2006	238,068	$238	754,106	$753	12,991	$(560,692)	$32,424,866	$10,296,524	$42,161,689

The accompanying notes are an integral part of these consolidated financial statements.

4

thinkorswim Group, Inc.

Consolidated Statement of Cash Flows
Six Month Period Ended June 30, 2006

Cash flows from operating activities
Net income	$5,892,258
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	973,423
Deferred income taxes	(4,800)
(Increase)/decrease in operating assets Receivable from clearing broker	(1,303,702)
Securities owned	11,009
Income taxes receivable	(386,600)
Accounts receivable, prepaid expenses and other assets	(1,216,065)
Increase/(decrease) in operating liabilities Accrued compensation and related benefits	890,736
Securities sold, not yet purchased	(153,439)
Accounts payable and accrued expenses	1,284,119
Other liabilities	430,023

Net cash provided by operating activities	6,416,962

Cash flows from financing activities
Purchase of treasury stock	(60,683)
Stock options exercised	42
Tax benefit from stock options exercised	61,700

Net cash provided by financing activities	1,059

Cash flows from investing activities
Disposal of fixed assets	74,863
Investment in debt instruments	(5,030,655)
Purchase of furniture, equipment and leasehold improvements	(1,238,058)
Website development costs	(903,213)
Purchase of software	(10,309)

Net cash used in investing activities	(7,107,372)

Net decrease in cash and cash equivalents	(689,351)
Cash and cash equivalents
Beginning of year	13,650,094

End of year	$12,960,743

Supplemental disclosure of cash flow information
Cash paid for interest	$—
Cash paid for income taxes	$3,983,150

The accompanying notes are an integral part of these consolidated financial statements.

5

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements
June 30, 2006

1.	Nature of Operations

Organization and Basis of Presentation

These consolidated financial statements include thinkorswim Group, Inc. and its wholly owned subsidiaries, thinkorswim, Inc. (“Inc.”), thinkorswim Technologies, Inc. (“Tech”), thinkorswim Advisors, Inc. (“Advisors”), TOS Services, Inc. and TOS Red, Inc. (collectively, the “Company”). Inc. is the primary operating subsidiary and is a registered broker-dealer subject to regulation by the Securities and Exchange Commission (“SEC”), National Association of Securities Dealers, Inc. and the National Futures Association. Inc. is in the business of providing brokerage services for index and equity options and the related equity securities to retail and institutional customers, primarily through online systems. In addition, Inc. provides its clients with news, quotes, charts and other tools. Pursuant to a clearing agreement between Inc. and its primary clearing broker, Penson Financial Services, all securities transactions are cleared on a fully disclosed basis. Advisors is registered with the SEC as an investment adviser and offers a wide variety of investment advisory services to individual and institutional clients. In addition, Tech developed and TOS Services maintains an electronic institutional trading platform which is utilized by Inc. and one other unaffiliated broker-dealer.

On December 1, 2005, the Company acquired certain fixed assets, software and customer relationships from Arrowhead Solutions Inc. (“Arrowhead”) on behalf of Tech. The fixed purchase price was $2,000,000, of which $1,250,000 was paid and $750,000 is included in other liabilities and is payable in two equal installments due on each of the first and second anniversaries of the transaction. In addition, the agreement provides for additional consideration of up to $1,250,000, subject to certain conditions being met. The Company has recorded $75,000, $500,000 and $1,425,000 related to fixed assets, software and customer relationships, respectively.

On March 27, 2006, Inc. entered into a marketing agreement with Kes-Pipes LLC. Under this marketing agreement, a new division of Inc. was created for the primary purpose of allowing Kes-Pipes LLC to market Inc.’s institutional services to new customers. Under this agreement, Inc. and Kes-Pipes LLC will share net income and net losses of the division on a 50/50 basis. In connection with this agreement, Kes-Pipes LLC loaned Inc. $500,000, which is included in Other Liabilities. The corresponding cash is restricted for use by the division and repayment terms are dependent upon profitability of the division.

2.	Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of the Company’s financial statements.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents includes cash, money market funds and highly liquid securities with original maturities at the date of purchase of three months or less. The carrying amount of such cash equivalents approximates their fair value due to the short-term nature of these investments.

Included in cash and cash equivalents at June 30, 2006 are investments in an overnight repurchase agreement and commercial paper with balances of $300,000 and $1,492,318, respectively.

6

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

Receivable from Clearing Broker

Receivable from clearing broker consists of cash deposits and receivables from revenues earned, net of expenses incurred, from customer transactions conducted through the clearing broker.

Securities Owned and Securities Sold, Not Yet Purchased

Securities owned and securities sold, not yet purchased, are carried at market value and recorded on a trade date basis. The Company does not actively trade securities for its own benefit. Equities and options included in securities owned and securities sold, not yet purchased, result from trade corrections, while debt instruments and investment fund holdings are investments of the Company.

Estimated Fair Value of Financial Instruments

Market value of securities owned and securities sold, not yet purchased, is determined using market quotations. Management estimates the aggregate fair value of other financial instruments recognized on the consolidated statement of financial condition (including receivables, payables and accrued expenses) approximates their fair value, as such financial instruments are short-term in nature, bear interest at current market rates or are subject to frequent repricing.

Software and Website Development

Costs associated with software and website development provided by third parties, or acquired, are capitalized and are stated at cost, net of accumulated amortization. These assets are being amortized on a straight-line basis over a three-year useful life.

Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements are carried at cost and are depreciated on an accelerated basis over the estimated useful lives of the related assets ranging from five to seven years. Leasehold improvements are amortized on a straight-line basis over the lesser of the useful life of the improvement or the term of the lease.

Goodwill and Other Intangible Assets

Intangible assets relate to cash paid for a customer list acquired during 2004 for $289,345 and customer relationships acquired during 2005 for $1,425,000. The customer list and customer relationships are being amortized on a straight-line basis over their expected useful lives of three and 8.33 years, respectively. Total amortization expense related to intangible assets for the period ended June 30, 2006 was $133,758. Goodwill consists of $105,046 resultant from the acquisition of certain assets from Arrowhead in 2005, and is carried at cost adjusted for any other than temporary impairment. In management’s opinion, no impairment exists as of June 30, 2006.

Income Taxes

The Company and its subsidiaries file a consolidated U.S. federal income tax return. The Company uses the asset and liability method required by Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes to provide income taxes on all transactions recorded in the consolidated financial statements. This requires that income taxes reflect the expected future tax consequences of temporary differences between the carrying amounts of assets or liabilities for book and tax purposes. Accordingly, a deferred tax liability or asset for each temporary difference is determined based on the tax rates the Company expects to be in effect when the underlying items of income and expense are to be realized. The Company’s expense for income taxes includes the current and deferred portions of that expense.

7

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

Recognition of Revenues and Expenses

Commissions revenues and clearing and brokerage fees are recorded on a trade date basis. Management fees are typically asset based and are recorded when earned. Subscription fees and software fees are recognized ratably over the associated subscription period. Interest income is recorded when earned.

Software and Maintenance Fees

Software and maintenance fees consist of amounts earned by the Company related to software developed and maintained by the Company and licensed to third parties. Software revenue represents payments or payment commitments received by the Company to fund its software development costs. Maintenance revenue is recognized over the life of the maintenance period.

Stock Options

Effective January 1, 2006, the Company accounts for stock-based compensation in accordance with the fair value method prescribed by SFAS No. 123(R), “Share-Based Payment” a revision to SFAS No. 123 “Accounting for Stock Based Compensation.” Under this method, compensation expense is recognized over the relevant service period based on the fair value of stock options. The Company uses the Black-Scholes valuation model to estimate the fair value of stock options at the time of each grant. Stock options are recorded as expense with an offsetting credit to stockholders’ equity in accordance with SFAS No. 123(R) over the corresponding service period. The adoption of SFAS No. 123(R) did not have a material impact on the results of operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.	Securities Owned and Securities Sold, Not Yet Purchased

Securities owned and securities sold, not yet purchased, are composed of the following at June 30, 2006:

		Securities
	Securities	Sold, Not Yet
	Owned	Purchased

Options	$10,980	$26,585
Debt	15,997,800	—
Investment fund	1,023,455	—
Equities and other	213,529	27,143

	$17,245,764	$53,728

4.	Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements consisted of the following at June 30, 2006:

Computer hardware	$1,599,832
Leasehold improvements	506,335
Furniture and fixtures	266,525
Less: accumulated depreciation and amortization	(415,592)

$1,957,100

8

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

5.	Software and Website Development

The Company has capitalized the following software and website development costs at June 30, 2006:

Computer software	$1,105,542
Website and software development	4,271,412
Less: accumulated amortization	(2,631,802)

$2,745,152

6.	Stock Based Compensation

Effective January 1, 2006, the Company accounts for stock options under SFAS No. 123(R). Prior to January 1, 2006, the Company accounted for stock options under SFAS No. 123. SFAS No. 123(R) and SFAS No. 123 each require stock based compensation awards, including stock options, to be accounted for at fair value. The difference between fair value and the stock option exercise price at date of grant is recognized as compensation expense over the required service period. There was no compensation expense recorded during the six months ended June 30, 2006 related to option awards.

The following table presents a summary of the Company’s employee/director option activity:

	Number of	Weighted-Average
	Options	Exercise Price

Outstanding, January 1, 2006	145,574	$2.21
Granted	—	—
Exercised	(4,192)	0.01
Canceled	—	—

Outstanding, June 30, 2006	141,382	$2.28
Exercisable, June 30, 2006	140,556	$1.78

The employee/director options outstanding as of June 30, 2006 have a weighted-average remaining contractual life of 6.64 years and had a weighted average grant date fair value of $19.56 per option.

During 2006, employee stock options related to 4,192 shares were exercised at an aggregate exercise price of $42. Of the 4,192 shares, the Company repurchased 1,406 shares into treasury at $43.16 per share. The Company believes that the treasury shares were purchased at fair value.

As of June 30, 2006, the Company had 176,110 issued and fully vested options outstanding to a former service provider. These options have a remaining contractual life of approximately 16 years and an exercise price of $0.01 per share. In addition, in April 2005 the Company granted an independent contractor the option to buy up to one percent of the Company’s stock per year for three years, not to exceed three percent in aggregate. Partial vesting of this grant occurs on each of the three anniversaries of this agreement and is subject to various performance and service conditions. In April 2006, the independent contractor vested in 13,197 options. As of June 30, 2006, the independent contractor has an additional 5,433 options which are earned, but not yet vested. The independent contractor options have a weighted average remaining life of 1.83 years and a weighted average exercise price of $69.01.

7.	Convertible Preferred Stock

Series A Convertible Preferred shares have voting rights equal to common shares, while Series B Convertible Preferred shares are non-voting. Series A Convertible Preferred shares and Series B Convertible Preferred shares are convertible at the option of the holder at any time into shares of common stock. At June 30, 2006, holders of Series A Convertible Preferred shares and Series B Convertible Preferred shares would receive 1.168 and 1.0 shares of

9

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

common stock, respectively, if converted. Series A Convertible Preferred shares and Series B Convertible Preferred shares also have preference upon liquidation of $26.0416 per share and $125.6928 per share, respectively. Series B Convertible Preferred shares’ liquidation preference supersedes that of Series A Convertible Preferred shares. As of June 30, 2006, 59,060 shares of Series A Convertible Preferred stock and 184,770 shares of Series B Convertible Preferred stock were authorized. Series A Convertible Preferred stock and Series B Convertible Preferred stock had 59,060 and 179,008 shares issued and outstanding, respectively, as of June 30, 2006.

8.	Income Taxes

Income tax expense for the six month period ended June 30, 2006 consists of:

Current
U.S. Federal	$2,970,670
State	687,580

Total current	3,658,250

Deferred
U.S. Federal	(15,600)
State	10,800

Total deferred	(4,800)

Total income tax expense	$3,653,450

Income tax expense differs from the statutory U.S. federal income tax rate as a result of the following:

Federal income tax expense computed at statutory rate	$3,253,901
State tax expense net of Federal benefit	453,841
Other	(54,292)

Provision for income taxes	$3,653,450

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at June 30, 2006 are presented below:

Deferred tax assets arising from:
Options	$2,430,657
Legal fees/settlement	1,011,839
Leasehold improvements	6,461
Software acquisition	32,745
Start-up costs	2,854
Customer base	16,959
Customer lists	35,194
State tax benefit	(170,903)

Total deferred tax assets	3,365,806
Deferred tax liabilities arising from:
Depreciation costs	184,472

Net deferred taxes	$3,181,334

10

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

In connection with the exercise of stock options related to 4,192 shares, the Company recognized excess tax benefits resultant from the change in fair value of shares between the measurement date and exercise date. The excess tax benefits of $61,700 were recognized as additional paid-in capital.

Management has determined that no valuation allowance is needed given the expectation of future taxable income which will exceed the amounts necessary to realize the deferred tax asset.

9.	Commitments and Contingencies

The Company leases office space in three locations under operating lease agreements. Minimum required future rental payments under lease obligations, including taxes and operating expenses, are as follows:

Periods Ending December 31,
2006 (July 1 through December 31)	$187,607
2007	324,689
2008	302,271
2009	310,431
2010	318,843
2011	327,435
Thereafter	165,528

Total	$1,936,804

Rent expense for the six month period ended June 30, 2006 was $342,265, which includes $164,936 of rent reimbursement to an independent contractor who is a registered representative of the Company. As the Company is not a party to this lease, it has been excluded from the lease obligations noted above.

The Company, after consultation with counsel, has accrued for the estimable outcome of pending litigation. The Company does not expect the ultimate resolution of these matters to have a material adverse effect on the Company’s consolidated financial position or results of operations.

The Company has previously recognized expense of approximately $2.1 million related to an unfunded debit balance arising from trading activity of a customer. The Company is vigorously pursuing reimbursement of the unfunded debit from the customer; however, the Company is unable to reasonably predict the ultimate outcome of recovery.

In the normal course of business, the Company enters into contracts which contain indemnification provisions, such as purchase contracts, service agreements and leasing agreements. Under the provisions of these contracts, the Company may indemnify counterparties to the contracts for certain aspects of the Company’s past conduct if other parties fail to perform, or if certain events occur. These indemnification provisions vary based upon the contract. The Company may, in turn, obtain indemnifications from other parties in certain contracts. These indemnification provisions are not expected to have a material impact on the Company’s consolidated financial position or results of operations.

In January 2006, the Company established a change in control bonus plan for certain key employees. Under this plan, certain employees would receive a cash bonus in connection with a change in control event, such as an initial public offering or acquisition of the Company. Under the terms of this bonus plan, the change in control event must happen prior to December 31, 2008. The amount of the bonuses would be a function of the value of the change in control event, subject to restrictions based on the timing of the event. Should a change in control event take place on or before December 31, 2008, the Company could recognize up to $3,000,000 in compensation expense related to these bonuses. In addition, the Company has an agreement with an independent contractor under which the Company is obligated to pay the independent contractor approximately $8.3 million upon a change in control.

11

thinkorswim Group, Inc.

Notes to Consolidated Financial Statements — (Continued)

10.	Off-Balance Sheet Risk and Concentration of Credit Risk

Credit risk is the amount of accounting loss the Company would incur if the counterparty failed to perform its obligations under contractual terms. Substantially all of the clearing and depository operations of the Company are performed by its clearing broker on a fully disclosed basis pursuant to a clearance agreement. The Company’s exposure to credit risk associated with the nonperformance of counterparties in fulfilling their contractual obligations pursuant to securities transactions can be directly impacted by volatile securities markets, credit markets and regulatory changes.

In the normal course of business, the Company’s clearing broker makes margin loans to the Company’s customers which are collateralized by customer securities. In permitting the customers to purchase securities on margin, the clearing broker is exposed to the risk of a market decline that could reduce the value of the collateral held below the customers’ indebtedness before the collateral can be sold, which could result in losses to the clearing broker. The Company’s agreement with the clearing broker requires the Company to reimburse the clearing broker for any losses incurred related to customers introduced by the Company. The Company seeks to control the risk associated with customer activities by making credit inquiries when establishing customer relationships and by monitoring customer trading activity.

The Company enters into repurchase agreements under which the Company purchases a security at a specified price with the intention to sell the same security to the same counterparty at a fixed or determinable price at a future date. The Company has not experienced any losses in such agreements. Management believes that the Company is not exposed to any significant credit risk from these repurchase agreements.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on bank deposits.

11.	Related Party Transactions

At June 30, 2006, the Company had an investment with a fair value of $1,023,455 in the Mount Yale Premium Fund, L.P. (the “Fund”). Advisors entered into a sub-advisory agreement with the investment manager of the Fund. Pursuant to this sub-advisory agreement, Advisors has complete and sole discretion for investment decisions of the Fund. Advisors utilizes Inc. to process transactions on behalf of the Fund.

12.	Subsequent Event

Subsequent to June 30, 2006, the Company and an independent contractor mutually agreed to modify the terms of an outstanding option award discussed in Note 6. Under this amendment, the independent contractor forfeited his options in exchange for a contingent cash bonus. The contingent cash bonus of $8.3 million is payable upon a change in control event. The Company will account for this contingent cash bonus as a modification to the terms of the award, and the incremental cost from this modification will be recorded if a change in control occurs. The closing of the company’s merger with INVESTools, Inc. would meet the definition of a change in control and the amount would be payable at that time. There was no effect on the June 30, 2006, consolidated financial statements from this modification.

On September 18, 2006, the Company signed a definitive agreement to merge with INVESTools, Inc. Upon closing of this merger, shareholders of the Company will receive $170 million in cash and approximately 19.1 million shares of INVESTools, Inc. common stock. This merger is contingent upon regulatory and shareholder approvals. The Company anticipates that this merger will close in the first quarter of 2007.

12

thinkorswim Group, Inc.

Consolidated Financial Statements
June 30, 2005

thinkorswim Group, Inc.

Index
June 30, 2005

thinkorswim Group, Inc.

Consolidated Statement of Financial Condition — (Unaudited)
June 30, 2005

(In thousands, except
share amounts)

ASSETS
Cash and cash equivalents	$15,601
Receivable from clearing broker	2,911
Securities owned, at market value	14,047
Software and website development, at cost net of accumulated amortization of $1,790	1,374
Furniture, equipment and leasehold improvements, at cost net of accumulated depreciation and amortization of $829	495
Other intangibles, at cost net of accumulated amortization of $54	235
Deferred tax asset	2,399
Accounts receivable	24
Prepaid expenses and other assets	638

Total assets	$37,724

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued compensation and related benefits	$816
Accounts payable and accrued expenses	1,564
Securities sold, not yet purchased, at market value	108

Total liabilities	2,488

Convertible preferred stock, $0.001 par value, authorized 243,830 shares; 238,068 shares issued and outstanding	—
Common stock, $0.001 par value, authorized 1,397,821 shares; 749,914 issued and outstanding	1
Additional paid-in capital	32,436
Retained earnings	2,799

Total stockholders’ equity	35,236

Total liabilities and stockholders’ equity	$37,724

1

thinkorswim Group, Inc.

Consolidated Statement of Income — (Unaudited)
Six Months Ended June 30, 2005

(In thousands)

Revenues
Commissions	$7,082
Software and maintenance fees	563
Management and subscription fees	388
Interest and dividends	1,102
Other	39

Total revenues	9,174

Expenses
Employee compensation and benefits	2,912
Clearing and brokerage fees	1,346
Professional fees and provision for legal settlements	538
Technology, communications and market data	598
Marketing, advertising and promotion	493
Depreciation and amortization	429
Occupancy	104
Other	774

Total expenses	7,194

Income before provision for income taxes	1,980
Provision for income taxes	901

Net income	$1,079

2

thinkorswim Group, Inc.

Consolidated Statement of Cash Flows — (Unaudited)
June 30, 2005

(In thousands)

Cash flows from operating activities
Net income	$1,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	429
Deferred income taxes	(46)
(Increase)/decrease in operating assets	—
Receivable from clearing broker	(890)
Securities owned	12
Income taxes receivable	386
Accounts receivable, prepaid expenses and other assets	948
Increase/(decrease) in operating liabilities	—
Accrued compensation and related benefits	696
Securities sold, not yet purchased	42
Accounts payable and accrued expenses	(102)
Other liabilities	603

Net cash provided by operating activities	3,157

Cash flows from financing activities
Purchase of treasury stock	—
Cancellation of stock options	—
Stock options exercised	41
Tax benefit from stock options exercised	—

Net cash provided by financing activities	41

Cash flows from investing activities
Investment in debt instruments	(11,966)
Purchase of furniture, equipment and leasehold improvements	(65)
Website development costs	(688)
Purchase of software	(32)

Net cash used in investing activities	(12,751)

Net decrease in cash and cash equivalents	(9,553)
Cash and cash equivalents
Beginning of year	25,154

End of year	$15,601

Supplemental disclosure of cash flow information
Cash paid for interest	$—
Cash paid for income taxes	$555

3

ANNEX A

(Opinion of Updata Securities, Inc.)

INVESTools Inc.
September 15, 2006

CONFIDENTIAL

Board of Directors
INVESTools Inc.
13974 South Minuteman Drive
Draper, Utah 84020

Dear Members of the Board:

We understand that INVESTools Inc., a Delaware corporation (“INVESTools”), Atomic Acquisition Sub, a Delaware corporation and a wholly owned subsidiary of INVESTools (“Merger Sub”), and thinkorswim Group, Inc., a Delaware corporation (the “Company”), propose to enter into a merger agreement (the “Agreement”) providing for Merger Sub to merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of INVESTools (the “Transaction”).

In connection with the Merger, (i) each share of the Company’s Common Stock outstanding, par value $0.001 per share (the “Company Common Stock”), other than shares held in treasury and shares held by stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive a specified number of shares of common stock, par value $0.01 per share, of INVESTools (the “INVESTools Common Stock”) and a specified amount in cash (the Common Per Share Consideration”), (ii) each share of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), will be converted into the right to a specified number of shares of INVESTools Common Stock and a specified amount in cash, (iii) each share of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), shall be converted into the right to receive a specified number of shares of INVESTools Common Stock and a specified amount in cash; (iv) options to acquire the Company’s Common Stock that are outstanding and unexercised at the effective time of the Merger shall be cancelled in exchange for the right to receive from INVESTools or the corporation surviving the Merger consideration equal to the product of (x) the excess (if any) of (A) the Common Per Share Consideration over (B) the exercise price per share of the Company Common Stock for such option times (y) the number of shares of Company Common Stock underlying such stock option, less applicable withholding taxes (the “Option Consideration” and together with consideration payable to the holders of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock plus the amount of all cash dividends and distributions paid to the stockholders of the Company after the date of the Merger Agreement but on or prior to the closing date of the Merger, the “Merger Consideration”). The Merger Consideration is subject to increase or decrease based upon a threshold final working capital mechanism set forth in the Agreement which provides that the Merger Consideration will be (a) increased by the amount by which the sum of the amount of working capital of the Company as of the date of the Agreement and the amount of cash distributions made to the Company’s stockholders after the date of the Agreement but before the closing of the Transaction exceeds $5,000,000 and (b) decreased by the amount by which the sum of the amount of working capital of the Company as of the date of the Agreement and the amount of cash distributions made to the Company’s stockholders after the date of the Agreement but before the closing of the Transaction is less than $5,000,000. In addition, the Merger Consideration may be increased if the trading price of INVESTools Common Stock is less than $8.75 per share as of certain dates on which the shares of INVESTools Common Stock issued pursuant to the Agreement become freely tradable (the “Additional Consideration”). The Additional Consideration is payable in shares of INVESTools Common Stock. In no event shall the Merger Consideration exceed $340,000,000 (in cash and shares of INVESTools Common Stock) plus the Additional Consideration, the aggregate amount of which is subject to a limitation contained in the Agreement that limits the Additional Consideration to an aggregate of 728,571 shares of INVESTools Common Stock. The terms and conditions of the proposed Merger are set forth in more detail in the Agreement.

You have requested our opinion as to whether the Merger Consideration to be paid by INVESTools to the Company’s stockholders in the Transaction (the “Merger Consideration”) is fair, from a financial point of view, to INVESTools.

Updata Securities, Inc. is a wholly owned subsidiary of Updata Capital, Inc ( collectively “Updata”) which focuses on providing merger and acquisition and advisory services to information technology (“IT) companies, including software consulting, financial technology and other IT companies. In this capacity, Updata is continually engaged in valuing such businesses, and maintains an extensive database of IT mergers and acquisitions for comparative purposes.

In rendering our opinion, we have, among other things:

1. reviewed the draft of the Agreement dated September 13, 2006, and based our opinion on our understanding that the terms and conditions of the Agreement will not materially change;

2. reviewed certainly publicly-available financial statements and other business and financial information of the Company and INVESTools respectively;

3. reviewed certain internal financial statements and other financial and operating data concerning the Company and INVESTools prepared by the managements of the Company and INVESTools, respectively;

4. reviewed certain financial projections prepared by management of the Company and INVESTools;

5. discussed the past and current operations and financial condition and the prospects of the Company and INVESTools with senior executives of the Company and INVESTools, respectively;

6. reviewed the pro forma impact of the Merger on various INVESTools financial metrics;

7. reviewed information relating to certain strategic, financial and operational benefits (the “Projected Benefits”) anticipated from the Merger prepared by the managements of the Company and INVESTools with senior executives of the Company and INVESTools, respectively;

8. discussed the strategic rationale for the Merger with senior executives of the Company and INVESTools;

9. reviewed the reported prices and trading activity for the INVESTools Common Stock;

10. compared the financial performance of INVESTools and the prices and trading activity of the INVESTools Common Stock with that of certain other comparable publicly-traded companies and their securities;

11. analyzed available information concerning certain other mergers and acquisitions we believe to be comparable in whole or in part to the Transaction; and

12. conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation, the representations and warranties contained in the Agreement) that was publicly available or furnished to us by INVESTools or the Company. We have not assumed responsibility to verify, and we have not independently verified the accuracy or completeness of any such information. We have further relied upon the assurances of management of INVESTools that they are unaware of any facts that would make the information provided incomplete or misleading in any respect. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflect the best available estimates and good faith judgments of the Company and INVESTools and we do not assume any responsibility for or express any view as to the financial forecasts or the assumptions on which they are based. We have assumed that the amount and timing of the Projected Benefits are reasonable and that the Projected Benefits will be realized substantially in accordance with such estimates. The forecasts and projections, including the Projected Benefits, were based upon numerous variables and assumptions that are inherently uncertain, including, without limitation, facts related to general economic and market conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections. We have neither made nor obtained an independent appraisal or valuation of any of the assets of the Company or INVESTools, nor have we conducted an inspection of the respective properties and facilities of the Company or INVESTools. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated only as of the date of this opinion.

In rendering our opinion, we have assumed, with your consent, that the Merger will be consummated on the terms described in the Merger Agreement, without waiver of any material terms or conditions by INVESTools.

For purposes of this opinion, we have assumed that neither the Company nor INVESTools is currently involved in any material transaction other than the Transaction and those activities undertaken in the ordinary course of conducting its business.

Based upon and subject to the foregoing, we are of the opinion that the Merger Consideration to be paid to the Company’s stockholders in the Transaction is fair, from a financial point of view, to INVESTools.

We were engaged by INVESTools to render a fairness opinion in connection with the Transaction and will receive a fee for our services that is not contingent upon the consummation of the Transaction. In addition, INVESTools has agreed to indemnify us for certain liabilities which may arise out of the rendering of this opinion.

This opinion speaks only as of the date hereof. It is understood that this opinion is solely for the information of the Board of Directors of INVESTools only in connection with its consideration of the Transaction. Furthermore, this opinion does not constitute a recommendation to any INVESTools stockholder as to whether such stockholder should vote its, his or her shares of INVESTools Common Stock in favor of the Transaction. This opinion may not be published or referred to, in whole or in part, without our prior written permission, except that this opinion may be included in its entirety in a proxy statement filed with the Securities and Exchange Commission and mailed to INVESTools’ stockholders in connection with the solicitation of proxies for the approval of the issuance of the INVESTools Common Stock pursuant to the Agreement.

Sincerely,

/s/  Updata Securities, Inc.
Updata Securities, Inc.

ANNEX B

(2001 Stock Option Plan)

INVESTOOLS INC.

AMENDED AND RESTATED 2001 STOCK OPTION PLAN

1. Purpose.   The purpose of this Stock Option Plan (“the Plan”) is to further the interests of the Company, its subsidiaries and its stockholders by providing incentives in the form of stock options to key employees and directors who contribute materially to the success and profitability of the Company and its subsidiaries. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing the personal interest in the Company’s continued success and progress. This Plan will also assist the Company and its subsidiaries in attracting and retaining key employees and directors. The options granted under this Plan may be either Incentive Stock Options, as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory options.

2. Definitions.   The following definitions shall apply to this Plan:

(a) “Board” means the board of directors of the Company.

(b) “Cause” means “cause” as defined in any employment agreement then in effect between the Optionee and the Company or any Subsidiary or if not defined therein, or if there shall be no such agreement, (i) the Optionee’s embezzlement, misappropriation of corporate funds, or other material acts of dishonesty, (ii) the Optionee’s commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor, (iii) engagement in any activity that the Optionee knows or should know could harm the business or reputation of the Company or a Subsidiary, (iv) the Optionee’s material failure to adhere to the Company’s or a Subsidiary’s corporate codes, policies or procedures as in effect from time to time, (v) the Optionee’s continued failure to meet performance standards as determined by the Company or a Subsidiary, (vi) the Optionee’s violation of any statutory, contractual, or common law duty or obligation to the Company or a Subsidiary, including, without limitation, the duty of loyalty, or (vii) the Optionee’s material breach of any confidentiality or non-competition covenant entered into between the Optionee and the Company or a Subsidiary. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Plan.

(c) “Change of Control” means any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(ii) Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board which shall consist of two or more directors of the Company appointed by the Board.

(f) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company or such other class of shares or securities as to which the Plan may be applicable, pursuant to Section 13 herein.

(g) “Company” means INVESTools Inc., a Delaware Corporation.

(h) “Continuous Service” means the absence of any interruption or termination of employment with or service to the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company. Continuous Service shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between the Company, its parent, its subsidiaries or its successors.

(i) “Date of Grant” means the date on which the Committee grants an Option.

(j) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Employee” means any person employed on an hourly or salaried basis by the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

(m) “Fair Market Value” means (i) if the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and ask prices for the Common Stock are not furnished through NASDAQ or a similar organization, the value established by the Committee, in its sole discretion, for purposes of the Plan; (ii) if the Common Stock is listed or admitted to trade on a national securities exchange or a national market system, the closing price of the Common Stock, as published in the Wall Street Journal, so listed or admitted to trade on such day or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock on the next preceding date on which there was trading in such shares; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange or a national market system, the mean between the bid and ask price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information.

(n) “Incentive Stock Option” means a stock option, granted pursuant to either this Plan or any other plan of the Company, that satisfies the requirements of Section 422 of the Code and that entitles the Optionee to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

(o) “Non-Employee Director” means any member of the Board who is not an Employee.

(p) “Nonstatutory Option” shall have the meaning as used in Section 9 herein.

(q) “Option” means a stock option granted pursuant to the Plan.

(r) “Option Period” means the period beginning on the Date of Grant and ending on the day prior to the tenth anniversary of the Date of Grant or such shorter termination date as set by the Committee.

(s) “Optionee” means an Employee or Non-Employee Director who receives an option.

(t) “Outside Director” means a member of the Board serving on the Committee who satisfies the requirements of Section 162(m) of the Code.

(u) “Parent” means any corporation which owns 50% or more of the voting securities of the Company.

(v) “Plan” means this Amended and Restated 2001 Stock Option Plan.

(w) “Share” means the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(x) “Subsidiary” means any corporation 50% or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

3. Administration.   This Plan will be administered by the Committee. Each member of the Committee must be an Outside Director. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous, written consent of the Committee.

The Committee has the exclusive power to select the Employees and Non-Employee Directors who shall receive an award under this Plan, to establish the terms of the Options granted to each Employee or Non-Employee Director, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole and absolute discretion to determine whether the performance of an eligible Employee or Non-Employee Director warrants an award under this Plan, and to determine the amount of the award. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe and rescind rules and regulations relating to this Plan, and take all actions necessary or advisable for the Plan’s administration. Any such determination made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

4. Shares Subject to Option.   Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be 12,000,000. Such Shares may be authorized but unissued, or may be treasury Shares. If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan. The maximum number of Shares with respect to which Options may be granted each calendar year to an Employee shall be 2,000,000, subject to adjustment in accordance with Section 13 hereof.

5. Employee Participation.

(a) Eligible Employees.   Every Employee, as the Committee in its sole discretion designates, is eligible to participate in this Plan. The Committee’s award of an Option to an Employee in any year does not require the Committee to award an Option to that Employee in any other year. Furthermore, the Committee may award different Options to different Employees. The Committee may consider such factors as it deems pertinent in selecting Employees and in determining the number of Shares underlying their Option, including, without limitation: (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of prospective Employees to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the Employee’s other compensation. Employees may include persons to whom stock, stock options, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised.

(b) No Right of Employment.   An Optionee’s right, if any, to continue to serve the Company and its Subsidiaries as an Employee will not be enlarged or otherwise affected by his designation as an Optionee under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment of any Optionee.

(c) Non-Transferability.   No Option granted to Employees by its terms shall be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and shall be exercised during the lifetime of the Optionee only by him. The Committee may grant Options that are transferable, without payment of consideration, to immediate family members of the Employee or to trusts or partnerships for such family members; the Committee may also amend outstanding Options to provide for such transferability.

6. Non-Employee Director Participation.

(a) Grants of Awards.   The Committee shall have full discretion to grant Options to Non-Employee Directors at such times as it deems appropriate, to determine the number of Shares underlying such Options, and to determine the other terms and provisions thereof subject to the other terms of the Plan.

(b) Non-Transferability.   No Option granted to Non-Employee Directors by its terms shall be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and shall be exercised during the lifetime of the Optionee only by him. The Committee may grant Options that are transferable, without payment of consideration, to immediate family members of the Non-Employee Director or to trusts or partnerships for such family members; the Committee may also amend outstanding Options to provide for such transferability.

7. Option Requirements.   Each Option granted under this Plan shall satisfy the following requirements.

(a) Written Option.   An Option shall be evidenced by a written instrument specifying (i) the number of Shares that may be purchased by its exercise, (ii) the intent of the Committee as to whether the Option is to be an Incentive Stock Option or a Nonstatutory Option, and (iii) such terms and conditions consistent with the Plan as the Committee shall determine.

(b) Duration of Option.   Each option may be exercised only during the Option Period. At the end of the Option Period the Option shall expire.

(c) Option Exercisability.   Unless otherwise provided by the Committee, each Option shall be exercisable only as to no more than one-fourth (1/4) of the total number of Shares covered by the Option during each twelve-month period commencing twelve months after the Date of Grant of the Option. Notwithstanding the foregoing, an Option is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 11 of this Plan. To the extent an Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised but in no case beyond the Option Period; provided, however, that the unexercisable portion of an Option shall immediately expire upon an Optionee’s termination of Continuous Service for any reason.

(d) Acceleration of Vesting.   Subject to the provisions of Section 8(b), the Board may, in its discretion, provide for the exercise of Options either as to an increased percentage of Shares per year or as to all remaining Shares. Such acceleration of vesting may be declared by the Board at any time before the end of the Option Period, including, if applicable, upon a Change of Control or after termination of the Optionee’s Continuous Service by reason of death, disability, retirement or termination of employment.

(e) Option Price.   Except as provided in Section 8(a) and 9, the Option price of each Share subject to the Option shall equal the Fair Market Value of the Share on the Option’s Date of Grant.

(f) Termination of Services without Cause.   If the Optionee ceases Continuous Service for any reason other than a termination by the Company for Cause or due to the death, disability, or retirement on or after the age of 65 of the Optionee, the Option shall lapse at the earlier of (i) the end of the Option Period or (ii) ten days following the last day that the Optionee is employed by the Company, or the effective date of the termination of his services to the Company; provided, however, that the Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Sections 7(d) and 13. The Committee may, in its discretion, extend the time during which the Option may be exercised after termination of service. Any such Option shall lapse at the end of the period established by the Committee for exercise after termination of services.

(g) Termination of Services for Cause.   Unless otherwise provided by the Committee, if the Company terminates the Optionee’s Continuous Service for Cause, all Options held by the Optionee shall lapse immediately following the last day that the Optionee is employed by the Company, or the effective date of the termination of his services to the Company. The Option may be exercised on such termination date, subject to any adjustment under Sections 7(d) and 13.

(h) Death.   Unless otherwise provided by the Committee, in the case of the death of the Optionee, the beneficiaries designated by the Optionee shall have from the earlier of (i) one year from the Optionee’s demise or (ii) the end of the Option Period, to exercise the Option; provided, however, that the Option may be exercised only for the number of Shares for which it could have been exercised at the time the Optionee died, subject to any adjustment under Sections 7(d) and 13.

(i) Retirement.  Unless otherwise provided by the Committee, if the Optionee retires on or after attaining age 65, the Option shall lapse at the earlier of (i) the end of the Option Period or (ii) three months after the date of retirement; provided, however, that the Option may be exercised only for the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Sections 7(d) and 13.

(j) Disability.  In the event of the Optionee’s termination of Continuous Service due to total and permanent disability (within the meaning of Section 422 of the Code), the Option shall lapse at the earlier of (i) the end of the Option Period or (ii) twelve months after the date of such termination; provided, however, that the Option may be exercised only for the number of Shares for which it could have been exercised at the time the Optionee became disabled, subject to any adjustment under Sections 7(d) and 13.

8. Incentive Stock Options.  Any Options intended to qualify as an Incentive Stock Option shall satisfy the following requirements in addition to the other requirements of the Plan:

(a) Ten Percent Stockholders.  An Option intended to qualify as an Incentive Stock Option granted to an Employee who, on the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of either the Company or any Parent or Subsidiary, shall be granted at a price of 110% of Fair Market Value on the Date of Grant and shall be exercised only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Section 424(d) of the Code will apply. Furthermore, in calculating stock ownership, any stock that the Employee may purchase under outstanding options will not be considered.

(b) Maximum Option Grants.  For Incentive Stock Options, the aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company exercisable for the first time by an Optionee during any calendar year, under the Plan and all other plans of the Company or its parent or Subsidiaries (within the meaning of Subsection (d) of Section 422 of the Code) in any calendar year shall not exceed $100,000; provided, however, that if the vesting of Options is accelerated pursuant to Section 7(d), there shall be no upper limit as to the Fair Market Value of stock in the Company exercisable for the first time by an Optionee during any calendar year.

(c) Exercise of Incentive Stock Options.  Any Optionee who disposes of Shares acquired upon the exercise of an Incentive Stock Option either (i) within two years after the Date of Grant of such Incentive Stock Option or (ii) within one year after the transfer of such Shares to the Optionee, shall notify the Company of such disposition and of the amount realized upon such disposition.

9. Nonstatutory Options.  Any Option not intended to qualify as an Incentive Stock Option shall be a Nonstatutory Option. Nonstatutory Options shall satisfy each of the requirements of Section 7 of the Plan.

10. Method of Exercise.  An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the [President] of the Company of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee establishes pursuant to paragraph 11 of the Plan. During the lifetime of the Optionee, such Option may be exercised only by him. Payment for Shares with respect to which an Option is exercised may be (a) in cash or by certified check, (b) wholly or partially in the form of Common Stock held by the Optionee for at least six months having a Fair Market Value equal to the aggregate Option price or (c), if there is a public market for Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option price for Shares being purchased. No Person will have the rights of a stockholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him.

An Option granted under this Plan may be exercised in increments of not less than 10% of the full number of Shares as to which it can be exercised. A partial exercise of an Option will not affect the holder’s right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

11. Taxes, Compliance with Law; Approval of Regulatory Bodies.  The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable or amounts payable under this Plan, and the Company may defer making delivery or payment until it is indemnified to its satisfaction for the tax. Options are exercisable, and Shares can be delivered and payments made under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company’s stock is listed at any time. An Option is exercisable only if either (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 11. Each Option may not be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval or every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

Each person who acquires the right to exercise an Option by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and release of taxing authorities as the Committee deems advisable.

12. Amendment.  (a) The Committee may without further action by the stockholders of the Company and without receiving further consideration from the Optionees, amend this Plan or condition or modify Options awarded under this plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of an Optionee, impair his rights under an Option previously granted to him pursuant to this Plan.

13. Adjustment Upon Change of Shares.  If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of share, stock split, stock dividend, rights offering, or other similar transaction or event occurs, the number, class and/or kind of Shares for which Options are authorized to be granted under this Plan, the number, class or kind of Shares then subject to Options previously granted under this Plan, the price per Share payable upon exercise of each Option outstanding under this Plan and/or any other affected term of an Option may be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

14. Liability of the Company.  The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by an Optionee or other person due to the exercise of an Option.

15. Expenses of Plan.  The Company shall bear the expenses of administering the Plan.

16. Duration of Plan.  Options may be granted under this Plan only within 10 years from the effective date of this Plan.

17. Applicable Law.  The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Delaware, without regard to the conflict of laws provisions hereof.

18. Effective Date.  The effective date of this Plan shall be the date this Plan is adopted by the Board, or such later date as designated by the Board.

19. Securities Laws.  The Plan and the administration of the Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor regulation or statute adopted under the federal securities laws. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

PRELIMINARY COPY
SUBJECT TO COMPLETION, NOVEMBER 2, 2006
INVESTOOLS INC.
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Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE		MAIL
[ ]		[ ]

	OR		OR

Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. You will be prompted to enter your control number, which is shown above your name, to create and submit an electronic ballot.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, which is shown above your name, and then follow the directions given.		1.	Mark, sign and date your proxy card.
				2.	Detach your proxy card.
				3.	Return your proxy card in the postage paid envelope provided.

Note: If you vote your proxy by Internet or telephone, DO NOT mail your proxy card.
▼ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL ▼

INVESTOOLS INC.

Item 1.	Issuance of Common Stock. To approve the issuance of shares of INVESTools Inc. common stock in connection with INVESTools Inc.’s proposed acquisition of thinkorswim Group, Inc., and grants of options to purchase INVESTools Inc. common stock to employees of thinkorswim Group, Inc.
☐ FOR          ☐ AGAINST          ☐ ABSTAIN

Item 2.	Amendment to INVESTools Inc. Certificate of Incorporation. To approve the amendment to the INVESTools Inc. Certificate of Incorporation to increase the authorized common stock to 100 million shares.
☐ FOR          ☐ AGAINST          ☐ ABSTAIN

Item 3.	Amendment to INVESTools Inc. 2001 Stock Option Plan. To approve an amendment to the INVESTools Inc. 2001 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder from 8 million to 12 million shares.
☐ FOR          ☐ AGAINST          ☐ ABSTAIN
This Proxy, when properly executed, will be voted in the manner directed herein by the Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE COMMON STOCK ISSUANCE IN ITEM 1, FOR APPROVAL OF THE AMENDMENT TO THE INVESTOOLS INC. CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK TO 100 MILLION SHARES IN ITEM 2, AND FOR APPROVAL OF THE AMENDMENT TO THE INVESTOOLS INC. 2001 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER FROM 8 MILLION TO 12 MILLION SHARES IN ITEM 3. If more than one of the proxies designated hereby shall be present in person at the Special Meeting, or at any adjournment(s) thereof, either of said proxies present and voting, either in person or by substitution shall exercise all the powers herein given.

Date:		, 2006

Signature

Signature (if held jointly)

Number of Shares

I (We) will ☐ will not ☐ attend the Special Meeting in person.

Please Detach Here You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope

INVESTOOLS INC.
Your vote is important. Thank you for voting.
▼ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL ▼

REVOCABLE PROXY — INVESTOOLS INC.
SPECIAL MEETING OF STOCKHOLDERS
______________, 200_
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
          The undersigned stockholder(s) of INVESTools Inc. (the “Company”) hereby appoints, constitutes and nominates Lee K. Barba and Paul A. Helbling, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company, which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at                                                              on               ,                 , 200___at           a.m. local time, and any and all adjournment(s) thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:
          The Board of Directors unanimously recommends a vote FOR each of the foregoing proposals. If any other business is properly presented at the Special Meeting, this proxy shall be voted in accordance with the judgment of the proxy holders. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.
NOTE: Please sign your full name. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This Proxy may be revoked at any time before it is voted at the meeting.
(Continued, and to be marked, dated and signed on the reverse.)